                                                                  Execution Copy

================================================================================

                                CREDIT AGREEMENT

                         Dated as of September 23, 2005

                                      among

                           ODYSSEY RE HOLDINGS CORP.,
                                as the Borrower,

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                             as Administrative Agent

                                       and

                                   L/C Issuer,

                                       and

                         The Other Lenders Party Hereto

                         WACHOVIA CAPITAL MARKETS, LLC,
                                       as
                     Sole Lead Arranger and Sole Book Runner

                         KEY BANK, NATIONAL ASSOCIATION
                                       as
                                Syndication Agent

                                       and

              CITIBANK, N.A. and WEBSTER BANK, NATIONAL ASSOCIATION
                                       as
                              Documentation Agents

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

Section 1.1     Defined Terms............................................     1
Section 1.2     Other Interpretive Provisions............................    26
Section 1.3     Accounting Terms.........................................    27
Section 1.4     Rounding.................................................    27
Section 1.5     Times of Day.............................................    27
Section 1.6     Letter of Credit Amounts.................................    27
Section 1.7     Exchange Rates; Currency Equivalents.....................    28
Section 1.8     Redenomination of Certain Foreign Currencies and
                Computation of Dollar Amounts............................    28

                                   ARTICLE II

                      THE COMMITMENTS AND CREDIT EXTENSIONS

Section 2.1     Revolving Loans..........................................    28
Section 2.2     Borrowings, Conversions and Continuations of Revolving
                Loans....................................................    29
Section 2.3     Letters of Credit........................................    30
Section 2.4     Prepayments..............................................    41
Section 2.5     Termination or Reduction of Commitments..................    42
Section 2.6     Repayment of Revolving Loans.............................    42
Section 2.7     Interest.................................................    42
Section 2.8     Fees.....................................................    43
Section 2.9     Computation of Interest and Fees.........................    44
Section 2.10    Evidence of Debt.........................................    44
Section 2.11    Payments Generally; Administrative Agent's Clawback......    44
Section 2.12    Sharing of Payments by Lenders...........................    46
Section 2.13    Increase in Commitments..................................    47
Section 2.14    Addition of Subsidiary Obligors..........................    48

                                   ARTICLE III

                     TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.1     Taxes....................................................    48
Section 3.2     Illegality...............................................    50
Section 3.3     Inability to Determine Rates.............................    51
Section 3.4     Increased Costs..........................................    51
Section 3.5     Compensation for Losses..................................    53
Section 3.6     Mitigation Obligations; Replacement of Lenders...........    53
Section 3.7     Survival.................................................    54

                                   ARTICLE IV

                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

Section 4.1     Conditions of Initial Credit Extension...................    54
Section 4.2     Conditions to all Credit Extensions......................    56

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

Section 5.1     Existence, Qualification and Power; Compliance with Laws.    57
Section 5.2     Authorization; No Contravention..........................    58
Section 5.3     Governmental Authorization; Other Consents...............    58
Section 5.4     Binding Effect...........................................    58
Section 5.5     Financial Statements; No Material Adverse Effect.........    58
Section 5.6     Litigation...............................................    59
Section 5.7     No Default...............................................    59
Section 5.8     Ownership of Property; Liens.............................    59
Section 5.9     Insurance................................................    60
Section 5.10    Taxes....................................................    60
Section 5.11    ERISA Compliance.........................................    60
Section 5.12    Subsidiaries; Equity Interests...........................    61
Section 5.13    Margin Regulations; Investment Company Act; Public
                Utility Holding Company Act..............................    61
Section 5.14    Disclosure...............................................    61
Section 5.15    Compliance with Laws.....................................    62
Section 5.16    Solvent..................................................    62
Section 5.17    Licenses.................................................    62
Section 5.18    Reinsurance Agreements...................................    62
Section 5.19    OFAC; Anti-Terrorism Laws................................    63
Section 5.20    Security Documents.......................................    63
Section 5.21    Withholding Taxes........................................    64

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

Section 6.1     Financial Statements.....................................    64
Section 6.2     Certificates; Other Information..........................    65
Section 6.3     Notices..................................................    67
Section 6.4     Payment of Obligations...................................    68
Section 6.5     Preservation of Existence, Etc...........................    69
Section 6.6     Maintenance of Properties................................    69
Section 6.7     Maintenance of Insurance.................................    69
Section 6.8     Compliance with Laws.....................................    69
Section 6.9     Books and Records........................................    69
Section 6.10    Inspection Rights........................................    69

Section 6.11    Use of Proceeds..........................................    70
Section 6.12    Dividends................................................    70
Section 6.13    OFAC, PATRIOT Act Compliance.............................    70
Section 6.14    Collateral...............................................    70
Section 6.15    Further Assurances.......................................    71

                                   ARTICLE VII

                               NEGATIVE COVENANTS

Section 7.1     Liens....................................................    71
Section 7.2     Investments..............................................    72
Section 7.3     Indebtedness.............................................    73
Section 7.4     Merger; Consolidation....................................    74
Section 7.5     Disposition of Assets....................................    74
Section 7.6     Restricted Payments......................................    74
Section 7.7     Change in Nature of Business.............................    75
Section 7.8     Transactions with Affiliates.............................    75
Section 7.9     Certain Amendments.......................................    75
Section 7.10    Burdensome Agreements....................................    75
Section 7.11    Use of Proceeds..........................................    76
Section 7.12    Fiscal Year..............................................    76
Section 7.13    Reinsurance Agreements...................................    76
Section 7.14    Financial Covenants......................................    76

                                  ARTICLE VIII

                         EVENTS OF DEFAULT AND REMEDIES

Section 8.1     Events of Default........................................    77
Section 8.2     Remedies Upon Event of Default...........................    79
Section 8.3     Application of Funds.....................................    80

                                   ARTICLE IX

                              ADMINISTRATIVE AGENT

Section 9.1     Appointment and Authority................................    81
Section 9.2     Rights as a Lender.......................................    81
Section 9.3     Exculpatory Provisions...................................    81
Section 9.4     Reliance by Administrative Agent.........................    82
Section 9.5     Delegation of Duties.....................................    83
Section 9.6     Resignation of Administrative Agent......................    83
Section 9.7     Non-Reliance on Administrative Agent and Other Lenders...    84
Section 9.8     No Other Duties, Etc.....................................    84
Section 9.9     Administrative Agent May File Proofs of Claim............    84

                                    ARTICLE X

                                  MISCELLANEOUS

Section 10.1    Amendments, Etc..........................................    85
Section 10.2    Notices; Effectiveness; Electronic Communication.........    86
Section 10.3    No Waiver; Cumulative Remedies...........................    87
Section 10.4    Expenses; Indemnity; Damage Waiver.......................    88
Section 10.5    Payments Set Aside.......................................    89
Section 10.6    Successors and Assigns...................................    90
Section 10.7    Treatment of Certain Information; Confidentiality........    93
Section 10.8    Right of Set-off.........................................    94
Section 10.9    Interest Rate Limitation.................................    95
Section 10.10   Counterparts; Integration; Effectiveness.................    95
Section 10.11   Survival of Representations and Warranties...............    95
Section 10.12   Severability.............................................    95
Section 10.13   Replacement of Lenders...................................    95
Section 10.14   Governing Law; Jurisdiction; Etc.........................    96
Section 10.15   Waiver Jury Trial........................................    97
Section 10.16   PATRIOT Act Notice.......................................    97

SCHEDULES

   2.1    Commitments and Applicable Percentages
   5.5    Supplement to Interim Financial Statements
   5.10   Tax Sharing Agreements
   5.12   Subsidiaries and Other Equity Investments
   5.17   Licenses
   5.18   Reinsurance Agreements
   7.1    Existing Liens
   7.2    Investments
   7.3    Existing Indebtedness
   7.8    Transactions with Affiliates
   10.2   Administrative Agent's Office; Certain Addresses for Notices

EXHIBITS

   A   Form of Revolving Loan Notice
   B   Form of Revolving Note
   C   Form of Compliance Certificate
   D   Form of Assignment and Assumption
   E   Form of Security Agreement
   F   Form of L/C Conversion Notice
   G   Form of L/C Collateral Balance Report
   H   Form of Assumption Agreement

                                CREDIT AGREEMENT

     This CREDIT AGREEMENT ("Agreement") is entered into as of September 23, 2005, among ODYSSEY RE HOLDINGS CORP., a Delaware corporation (the "Borrower"), ODYSSEY AMERICA REINSURANCE CORPORATION, a Connecticut corporation ("OARC"), CLEARWATER INSURANCE COMPANY, a Delaware corporation, CLEARWATER SELECT INSURANCE COMPANY, a Delaware corporation, HUDSON INSURANCE COMPANY, a Delaware corporation, HUDSON SPECIALTY INSURANCE COMPANY, a New York corporation, HUDSON CORPORATE NAME LIMITED, a company incorporated in England and Wales, each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), and WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent and L/C Issuer.

     The Borrower has requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

     In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

     "Account Control Agreements" means, collectively, each control agreement among a Custodian, the Administrative Agent and (respectively) each of the Credit Parties, each in form and substance reasonably satisfactory to the Administrative Agent, as amended.

     "Acquisition" means the acquisition by any Person of (a) a majority of the Equity Interests of another Person, (b) all or substantially all of the assets of another Person or (c) all or substantially all of a line of business of another Person, in each case (i) whether or not involving a merger or consolidation with such other Person and (ii) whether in one transaction or a series of related transactions.

     "Administrative Agent" means Wachovia in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

     "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.2, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

     "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

     "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

     "Aggregate Commitments" means the Commitments of all the Lenders.

     "Agreement" means this Credit Agreement.

     "A.M. Best" means A.M. Best Company, Inc. and any successor thereto.

     "Annual Statement" means, with respect to any Insurance Subsidiary for any fiscal year, the annual financial statements of such Insurance Subsidiary as required to be filed with the Insurance Regulatory Authority of its jurisdiction of domicile and in accordance with the laws of such jurisdiction, together with all exhibits, schedules, certificates and actuarial opinions required to be filed or delivered therewith, prepared in accordance with Statutory Accounting Practices. References to amounts on particular exhibits, schedules, lines, pages and columns of such Annual Statements are based on the formats promulgated by the NAIC for 2004 Annual Statements for the applicable Insurance Subsidiary. If such format is changed in future years so that different information is contained in such items or they no longer exist, it is understood that the reference is to information consistent with that recorded in the referenced item in the 2004 Annual Statement of the Insurance Subsidiary.

     "Applicable Currency" shall mean (i) in the case of Revolving Loans, Dollars and (ii) in the case of Letters of Credit, the currency in which the Stated Amount of such Letter of Credit is denominated.

     "Applicable Percentage" means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender's Commitment at such time. If the commitment of each Lender to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.2 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.1 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

     "Applicable Rate" means, for any day, with respect to the (a) Commitment Fee, (b) the applicable rate to be added to LIBOR for purposes of determining the interest payable on LIBOR Loans, (c) Utilization Fee, (d) Unsecured Letter of Credit Fee, (e) Secured Letter of Credit Fee, and (f) the applicable rate to be added to the Base Rate for purposes of determining the interest payable on Base Rate Loans, the applicable rate per annum set forth below under the caption "Commitment Fee," "Applicable Rate on LIBOR Loans," "Utilization Fee," "Unsecured Letter of Credit Fee," "Secured Letter of Credit Fee," and "Applicable Rate on Base Rate Loans" and, respectively, in each case based upon the Debt Rating (in each case based upon the higher of the two ratings):

                                                                                                       APPLICABLE RATE
                                             APPLICABLE RATE                  UNSECURED     SECURED          ON
PRICING                                            ON          UTILIZATION    LETTER OF    LETTER OF      BASE RATE
 LEVEL      DEBT RATING     COMMITMENT FEE     LIBOR LOANS         FEE       CREDIT FEE   CREDIT FEE        LOANS
-------   ---------------   --------------   ---------------   -----------   ----------   ----------   ---------------
  I       > or =BBB+/Baa1       0.125%            0.60%           0.10%         0.60%       0.275%          0.00%
  II          BBB/Baa2           0.15%            0.75%           0.10%         0.75%       0.275%          0.00%
  III        BBB-/Baa3          0.175%            0.85%           0.15%         0.85%       0.275%          0.00%
  IV        < BBB-/Baa3          0.20%            1.00%           0.15%         1.00%       0.275%          0.00%
             or unrated

     For purposes of the foregoing, (i) if at any time the difference between the Debt Rating by Moody's and S&P is more than one rating grade, the rating one level above the lower rating will apply, (ii) if either Moody's or S&P shall not have in effect a Debt Rating, then the Applicable Rate shall be based upon the remaining rating, and (iii) each change in the Applicable Rate shall be effective as of the date the applicable rating agency first publicly announces any change in its Debt Rating; provided, however, that, notwithstanding the foregoing or anything else herein to the contrary, if at any time an Event of Default shall have occurred and be continuing or the Debt Rating is not available from Moody's and S&P, at all times from and including the date on which such Event of Default occurred or such Debt Rating is not available to the date on which such Event of Default shall have been cured or waived or either Moody's or S&P shall make publicly available such Debt Rating, each Applicable Rate shall be determined in accordance with Level IV of the above matrix (notwithstanding the actual level).

     "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

     "Arranger" means Wachovia Capital Markets, LLC, in its capacity as sole lead arranger and sole book runner.

     "Asset Disposition" has the meaning specified in Section 7.5(a).

     "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.6(b), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form approved by the Administrative Agent.

     "Assumption Agreement" means an assumption agreement in substantially the form of EXHIBIT H.

     "Attributable Indebtedness" means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

     "Audited Financial Statements" means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2004, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

     "Auto-Extension Letter of Credit" has the meaning specified in Section 2.3(b)(iii).

     "Availability Period" means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.6, and (c) the date of termination of the commitment of each Lender to make Revolving Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.2.

     "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Wachovia as its "prime rate." The "prime rate" is a rate set by Wachovia based upon various factors including Wachovia's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Wachovia shall take effect at the opening of business on the day specified in the public announcement of such change.

     "Base Rate Loan" means a Revolving Loan that bears interest based on the Base Rate.

     "Borrower" has the meaning specified in the introductory paragraph hereto.

     "Borrower Materials" has the meaning specified in Section 6.2.

     "Borrower Reinsurance Agreement" means any arrangement whereby any Insurance Subsidiary, as reinsurer, agrees to indemnify any other insurance or reinsurance company against all or a portion of the insurance risks underwritten by such insurance or reinsurance company under any insurance or reinsurance policy.

     "Borrowing" means a Revolving Borrowing.

     "Business Day" means (i) any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located,
(ii) if such day relates to any LIBOR Loan, any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market, (iii) if such day relates to the issuance or payment under any Letter of Credit denominated in Pounds Sterling (or any notice with respect thereto), that is also a day on which commercial banks and the foreign exchange market settle payments in London, England and/or (iv) if such day relates to the issuance or payment under any Letter of Credit denominated in Euro (or any notice with respect thereto), that is also a TARGET Day.

     "Cash Collateral" and "Cash Collateralize" have the meanings specified in
Section 2.3(g).

     "Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

     "Change of Control" means an event or series of events by which:

          (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all Equity Interests that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time) other than Fairfax, directly or indirectly, of 25% or more of the Equity Interests of the Borrower entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

          (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause
     (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

          (c) Fairfax and its Affiliates shall fail to own more than 50% of the Equity Interests of the Borrower entitled to vote for members of the board of directors of the Borrower; or

          (d) any Change of Control (as defined in any other Indebtedness of the Borrower or any of its Subsidiaries) shall occur.

     "Clearwater" means Clearwater Insurance Company, a Delaware corporation.

     "Clearwater Select" means Clearwater Select Insurance Company (formerly Overseas Partners US Reinsurance Company), a Delaware corporation.

     "Closing Date" means the first date all the conditions precedent in Section
4.1 are satisfied or waived in accordance with Section 4.1 (or, in the case of Section 4.1(b), waived by the Person entitled to receive the applicable payment).

     "Code" means the Internal Revenue Code of 1986.

     "Collateral" has the meaning specified in the Security Agreement.

     "Collateral Coverage Percentage" means, for any category of L/C Collateral, the percentage set forth opposite such category of L/C Collateral set forth below and, in each case, subject to the original term to maturity criteria set forth therein:

               CATEGORY OF L/C COLLATERAL                   PERCENTAGE
               --------------------------                 -------------
Cash (denominated in U.S. Dollars)                             100%
Prime bank certificates of deposit issued by U.S. banks
   rated Aa3/AA- or better                                     95%
U.S. Government Securities
   Maturity 2 years or less                               95% of Market
   Maturity over 2 years                                  90% of Market
Investment-grade municipal bonds (Rating Aaa/AAA)
   Maturity 5 years or less                               90% of Market
Investment-grade municipal bonds (Rating Aa1/AA+ -
   Baa2/BBB)
   Maturity 5 years or less                               85% of Market

               CATEGORY OF L/C COLLATERAL                   PERCENTAGE
               --------------------------                 -------------
Investment-grade municipal bonds (Rating Aaa/AAA -
   Baa3/BBB-)
   Maturity over 5 years                                  80% of Market
Investment-grade corporate bonds (Rating Aa3/AA- or
   better, non-convertible, NYSE-traded)
   Maturity 2 years or less                               90% of Market
   Maturity over 2 years                                  85% of Market
Investment-grade corporate bonds (Rating A1/A+ to
   Baa3/BBB-, non-convertible, NYSE-traded)
   Maturity 2 years or less                               85% of Market
   Maturity over 2 years                                  80% of Market
Commercial paper (Rating A1-A2, P1-P2)                    90% of Market

     "Collateral Deficiency" has the meaning specified in Section 2.3(m)(ii).

     "Collateral Value" means the fair market value of government, municipal or corporate obligations or bonds or commercial paper as determined from the most recent closing bid price for such obligations, bonds or commercial paper obtained from the Wall Street Journal, or such other reputable reporting service as the Administrative Agent may select. If such closing bid price is not available in the Wall Street Journal, or such other reputable reporting service as the Administrative Agent may select, the Collateral Value shall be the value quoted to the Administrative Agent by a reputable brokerage firm selected by the Administrative Agent.

     "Commitment" means, as to each Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.1, and (b) purchase participations in L/C Obligations, and in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on
Schedule 2.1 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

     "Commitment Fee" has the meaning specified in Section 2.8(a).

     "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

     "Consolidated Indebtedness" means, as of the last day of any fiscal quarter, the aggregate (without duplication) of all Indebtedness of the Borrower and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP. For purposes of calculating the Total Debt to Capitalization Ratio, the aggregate amount of Guarantees listed on Schedule 7.3 shall be excluded from the calculation of Consolidated Indebtedness.

     "Consolidated Net Income" means, for any period, all amounts which, in conformity with GAAP consistently applied, would be included under net income on a consolidated income statement of the Borrower and its Subsidiaries for such period.

     "Consolidated Net Worth" means, at any time, the net worth of the Borrower and its Subsidiaries at such time, determined on a consolidated basis in accordance with GAAP but excluding any preferred stock or other class of Equity Interest that, by its stated terms (or by the terms of any class of Equity Interest issuable upon conversion thereof or in exchange therefor), or upon the occurrence of any event, matures or is mandatorily redeemable, or is redeemable at the option of the holders thereof, in whole or in part and excluding the effect of Statement of Financial Accounting Standards No. 115 issued by the Financial Accounting Standards Board.

     "Contingent Obligation" means, as to any Person (without duplication), any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit (excluding any letter of credit supporting reinsurance liabilities to the extent of reserves established under GAAP) or other obligation (the "primary obligations") of another person (the "primary obligor") including (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments;
(c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract; provided, however, that obligations of each of the Insurance Subsidiaries under Insurance Agreements or Borrower Reinsurance Agreements which are entered into the ordinary course of business (including security posted by each of the Insurance Subsidiaries in the ordinary course of its business to secure obligations thereunder) shall not be deemed to be Contingent Obligations of such Insurance Subsidiary or the Borrower for the purposes of this Agreement. The amount of any Person's obligation under any Contingent Obligations shall (subject to any limitation set forth therein) be deemed to be the lesser of (i) the outstanding principal amount (or maximum permitted principal amount, if larger) of the Indebtedness, obligation or other liability guaranteed or supported thereby or (ii) the maximum stated amount so guaranteed or supported.

     "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

     "Convertible Debt" means (i) the 4.375% Convertible Senior Debentures due 2022, dated June 18, 2002, in the initial aggregate amount of $110,000,000, and which are outstanding on the Closing Date and (ii) any other securities issued by the Borrower or any of its Subsidiaries that are mandatorily convertible into common equity, so long as such debt securities are afforded equity capital treatment by S&P and Moody's (and the Borrower shall have provided satisfactory evidence of such treatment to the Administrative Agent).

     "Credit Extension" means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

     "Credit Parties" means, collectively, the Borrower and each Subsidiary Obligor.

     "Credit Party Jurisdiction" means, with respect to any Credit Party, any of
(i) the jurisdiction of its organization and (ii) any other jurisdiction (y) where such Credit Party is licensed or qualified to do business or (z) from or through which payments hereunder are made by such Credit Party.

     "Crum & Forster" means Crum & Forster Holdings Corp., a Delaware corporation.

     "Custodial Account" means each custodial, brokerage or similar account of any Credit Party maintained by a custodian, broker or other securities intermediary as a "securities account" within the meaning of Section 8-501(a) of the Uniform Commercial Code for such Credit Party as the "entitlement holder" within the meaning of Section 8-102(7) of the Uniform Commercial Code pursuant to a Custodial Agreement, on which (and on the contents of which) a Lien has been granted as security for the Secured Letters of Credit and the Obligations relating thereto.

     "Custodial Agreement" means each custodial or similar agreement between the Credit Parties (or any of them) and a Custodian, pursuant to which one or more Custodial Accounts are maintained, in each case as amended.

     "Custodian" means each bank or financial institution that maintains a Custodial Account (in its capacity as custodian thereof), in each case including any sub-custodian.

     "Debt Rating" means, as of any date of determination, the rating as determined by Moody's or S&P of the Borrower's non-credit enhanced, senior unsecured long-term debt.

     "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

     "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

     "Default Rate" means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a LIBOR Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Revolving Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

     "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Revolving Loans or participations in L/C Obligations required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding or other proceeding under any Debtor Relief Law.

     "Designation Date" has the meaning specified in Section 2.14.

     "Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

     "Dollar" and "$" mean lawful money of the United States.

     "Dollar Amount" means (i) with respect to Dollars or an amount denominated in Dollars, such amount, and (ii) with respect to an amount of Foreign Currency or an amount denominated in a Foreign Currency, the equivalent of such amount in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined with respect to the most recent Revaluation Date) for the purchase of Dollars with such Foreign Currency.

     "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and the L/C Issuer, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

     "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Credit Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "Equity Interests" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or
(c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

     "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan;
(b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

     "Euro" means the single currency of Participating Member States of the European Union.

     "Event of Default" has the meaning specified in Section 8.1.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

     "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Credit Party hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which any Credit Party is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 10.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with Section 3.1(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.1(a).

     "Existing Senior Credit Facility" has the meaning specified in Section 4.1(d).

     "Fairfax" means Fairfax Financial Holdings Limited, a Canada corporation.

     "Fair Market Value" means, as of any date of determination thereof and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

     "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Wachovia on such day on such transactions as determined by the Administrative Agent.

     "Fee Letter" means the letter agreement, dated August 17, 2005 among the Borrower, the Administrative Agent and the Arranger.

     "Financial Strength Rating" means the opinion by A.M. Best of a Person's ability to meet its obligations to its policyholders.

     "Foreign Currency" means, at any time, (i) Pounds Sterling or (ii) Euro.

     "Foreign Currency Equivalent" shall mean, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Foreign Currency as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Foreign Currency with Dollars.

     "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which any Credit Party is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

     "FRB" means the Board of Governors of the Federal Reserve System of the United States.

     "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

     "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

     "Governmental Authority" means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central
Bank).

     "Granting Lender" has the meaning specified in Section 10.6(h).

     "Guarantee" means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided, that a Guarantee shall exclude (A) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of such Person's business, and (B) obligations under indemnities in the ordinary course of such Person's business (including, without limitation, pursuant to contracts of insurance or reinsurance issued or assumed by such Person) or under stock purchase or asset purchase or sale agreements, or which do not cover Indebtedness of the type described in clauses (a) through (h) of the definition of Indebtedness. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

     "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     "HCNL" means Hudson Corporate Name Limited, a company incorporated in England and Wales.

     "Historical Statutory Statements" has the meaning specified in Section 5.5(c).

     "Honor Date" has the meaning specified in Section 2.3(c)(i).

     "Hudson" means Hudson Insurance Company, a Delaware corporation.

     "Hudson Specialty" means Hudson Specialty Insurance Company, a New York corporation.

     "Increase Effective Date" has the meaning specified in Section 2.13(d).

     "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

          (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

          (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

          (c) net obligations of such Person under any Swap Contract;

          (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 60 days after the date on which such trade account payable was created);

          (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

          (f) capital leases and Synthetic Lease Obligations;

          (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other

     Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

          (h) the aggregate value of all Convertible Debt that exceeds 15% of Total Capitalization at the time of determination; and

          (i) all Guarantees of such Person in respect of any of the foregoing.

     For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

     "Indemnified Taxes" means Taxes other than Excluded Taxes.

     "Indemnitees" has the meaning specified in Section 10.4(b).

     "Insurance Agreement" means all contracts of insurance issued by an Insurance Subsidiary.

     "Insurance Regulatory Authority" means, with respect to any Insurance Subsidiary, the insurance department or similar Governmental Authority charged with regulating insurance companies or insurance holding companies, in its jurisdiction of domicile and, to the extent that it has regulatory authority over such Insurance Subsidiary, in each other jurisdiction in which such Insurance Subsidiary conducts business or is licensed to conduct business.

     "Insurance Subsidiary" means any Subsidiary of the Borrower the ability of which to pay dividends is regulated by an Insurance Regulatory Authority or that is otherwise required to be regulated thereby in accordance with the applicable Requirements of Law of its jurisdiction of domicile, and shall mean and include, without limitation, each of the Subsidiary Obligors.

     "Interest Payment Date" means, (a) as to any LIBOR Loan, the last day of each Interest Period applicable to such LIBOR Loan and the Maturity Date; provided, however, that if any Interest Period for a LIBOR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

     "Interest Period" means, as to each LIBOR Loan, the period commencing on the date such LIBOR Loan is disbursed or converted to or continued as a LIBOR Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Revolving Loan Notice; provided that:

          (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such

     Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

          (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

          (iii) no Interest Period shall extend beyond the Maturity Date.

     "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

     "Investment Guidelines" means, to the extent applicable with respect to any Credit Party or any Subsidiary, the investment guidelines attached as Schedule A to such Credit Party's investment agreement filed with the Insurance Regulatory Authority of such Credit Party or Subsidiary as in effect on, and delivered to the Administrative Agent on or prior to, the Closing Date, as may be changed from time to time by a resolution duly adopted by the board of directors of such Credit Party or Subsidiary (or any committee thereof).

     "IRS" means the United States Internal Revenue Service.

     "ISP" means, with respect to any Letter of Credit, the "International Standby Practices 1998" published by the International Chamber of Commerce (or such later version thereof as may be in effect at the time of such issuance.

     "Issuer Documents" means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Letter of Credit Obligor or in favor of the L/C Issuer and relating to any such Letter of Credit.

     "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

     "L/C Advance" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

     "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Borrowing.

     "L/C Collateral" means each of the categories of collateral identified in the definition of "Collateral Coverage Percentage," provided such collateral is
(x) capable of being marked-to-market on a weekly basis and (y) subject to a perfected, first priority Lien in favor of the Administrative Agent for the benefit of the L/C Issuer and the Lenders.

     "L/C Collateral Balance" means, with respect to each Letter of Credit Obligor, the sum of the Collateral Value of each type of L/C Collateral held in a Custodial Account of such Letter of Credit Obligor multiplied by the Collateral Coverage Percentage for such type of L/C Collateral.

     "L/C Collateral Balance Report" means the report of each Letter of Credit Obligor in the form of Exhibit G.

     "L/C Conversion Notice" means the notice furnished by the Borrower to convert Letters of Credit issued for the account of the Borrower from one Type to another Type in the form of Exhibit F.

     "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

     "L/C Issuer" means Wachovia in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

     "L/C Obligations" means, as at any date of determination, the aggregate Dollar Amount available to be drawn under of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the Dollar Amount of such Letter of Credit shall be determined in accordance with Section 1.6. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

     "Lender" has the meaning specified in the introductory paragraph hereto.

     "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

     "Letter of Credit" means any standby letter of credit issued hereunder.

     "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

     "Letter of Credit Expiration Date" means the day that is twelve months after the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

     "Letter of Credit Fee" has the meaning specified in Section 2.3(i).

     "Letter of Credit Obligors" means the Borrower and the Subsidiary Obligors.

     "LIBOR" means, with respect to each LIBOR Loan comprising part of the same Borrowing for any Interest Period, the rate per annum equal to (y) the rate of interest (rounded upward, if necessary, to the nearest 1/16 of one percentage point) appearing on Telerate Page 3750 (or any successor page) or (z) if no such rate is available, the rate of interest determined by the Administrative Agent to be the rate or the arithmetic mean of rates (rounded upward, if necessary, to the nearest 1/16 of one percentage point) at which Dollar deposits in immediately available funds are offered to first-tier banks in the London interbank eurodollar market, in each case under (y) and (z) above at approximately 11:00 a.m., London time, two Business Days prior to the first day of such Interest Period for a period substantially equal to such Interest Period and in an amount substantially equal to the amount of Wachovia's LIBOR Loan comprising part of such Borrowing.

     "LIBOR Loan" means, at any time, any Revolving Loan that bears interest at such time at a rate based on LIBOR.

     "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

     "License" has the meaning specified in Section 5.17.

     "Loan Documents" means this Agreement, each Note, each Issuer Document, the Fee Letter, the Security Documents and all other documents executed and delivered by Borrower to the Administrative Agent, the L/C Issuer or any Lender in connection therewith.

     "Material" shall mean material in relation to the business, operations, affairs, financial condition, assets or properties of the Borrower and its Subsidiaries, taken as a whole.

     "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or financial condition of the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Credit Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Credit Party of any Loan Document to which it is a party; provided, however, for the avoidance of any doubt, a Material Adverse Effect shall not have occurred in the event of one or more claims with respect to Reinsurance Agreements or Primary Policies issued by the Borrower or any of its Subsidiaries in the ordinary course of their business that involve potential liabilities after taxes that, individually or in the aggregate, do not exceed 10% of Consolidated Net Worth.

     "Material Subsidiary" means each of (i) each Subsidiary Obligor, (ii) at the relevant time of determination, any other Subsidiary having (after the elimination of intercompany accounts) (y) in the case of a non-Insurance Subsidiary, (A) assets constituting at least ten percent (10%) of the total assets of the Borrower and its Subsidiaries on a consolidated basis, (B) revenues for the four quarters most recently ended constituting at least ten percent (10%) of the total revenues of the Borrower and its Subsidiaries on a consolidated basis, or (C) net income for the four quarters most recently ended constituting at least ten percent (10%) of Consolidated Net Income, in each case determined in accordance with GAAP as of the date of the GAAP financial statements most recently delivered under Section 6.1(a) or Section 6.1(b) prior to such time (or, with regard to determinations at any time prior to the initial delivery of financial statements under Section 6.1, as of the date of the most recent financial statements referred to in Section 5.5(a) and Section 5.5(b)), or (z) in the case of an Insurance Subsidiary, (A) assets constituting at least ten percent (10%) of the aggregate assets of all of the Insurance Subsidiaries, or (B) gross written premiums for the four quarters most recently ended (or, if not readily available, the fiscal year most recently ended) constituting at least ten percent (10%) of the aggregate gross written premiums (without duplication) of all of the Insurance Subsidiaries, in each case determined in accordance with Statutory Accounting Practices as of the date of the statutory financial statements most recently delivered under Section 6.1(c) or Section 6.1(d) prior to such time (or, with regard to determinations at any time prior to the initial delivery of financial statements under Section 6.1, as of the date of the most recent financial statements referred to in Section 5.5(c)) and
(iii) any Subsidiary that has any of the foregoing as a Subsidiary.

     "Maturity Date" means September 23, 2008.

     "Maximum Rate" has the meaning specified in Section 10.9.

     "Moody's" means Moody's Investors Service and any successor thereto.

     "Mortgage Backed Securities" means investment securities representing any undivided interest or participation in or which are secured by, a pool of loans secured by mortgages or deeds of trust.

     "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

     "NAIC" means the National Association of Insurance Commissioners or any successor thereto, or in absence of the National Association of Insurance Commissioners or such successor, any other association, agency or other organization performing advisory, coordination or other like functions among insurance departments, insurance commissioners and similar Governmental Authorities of the various states of the United States toward the promotion of uniformity in the practices of such Governmental Authorities.

     "Non-Extension Notice Date" has the meaning specified in Section
2.3(b)(iii).

     "Northbridge Financial" means Northbridge Financial Corporation, a Canada corporation.

     "Note" means a promissory note made by the Borrower in favor of a Lender evidencing the Revolving Loans made by such Lender, substantially in the form of Exhibit B.

     "OARC" has the meaning specified in the introductory paragraph hereto.

     "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Loan Document or otherwise with respect to any Revolving Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

     "OFAC" means the U.S. Department of the Treasury's Office of Foreign Assets Control, and any successor thereto.

     "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

     "Other Taxes" means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

     "Outstanding Amount" means (i) with respect to Revolving Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Loans occurring on such date; and (ii) with respect to any L/C Obligations on any date, the Dollar Amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate Dollar Amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

     "Participant" has the meaning specified in Section 10.6(d).

     "Participating Member State" means any member state of the European Community that adopts or has adopted the Euro as its lawful currency in accordance with the legislation of the European Union relating to the European Monetary Union.

     "PATRIOT Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act of 2001), as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

     "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

     "Platform" has the meaning specified in Section 6.2.

     "Pounds Sterling" means the lawful currency of the United Kingdom of Great Britain and Northern Ireland.

     "Primary Policies" means any insurance policies issued by an Insurance Subsidiary.

     "Private Placement Debt" means the indebtedness of the Borrower (a) in the aggregate original principal amount of $100,000,000 under its senior notes designated "7.49% Senior Notes Due November 30, 2006", each payable in accordance with the respective terms of such notes and Note Purchase Agreement entered into with respect thereto, (b) in the aggregate original principal amount of $225,000,000 under its senior notes designated "7.65% Senior Notes Due 2013" and (c) in the aggregate original principal amount of $125,000,000 under its senior notes designated "6.875% Senior Notes Due 2015", each payable in accordance with the respective terms of such notes, indentures and note purchase agreements entered into with respect thereto

     "Public Lender" has the meaning specified in Section 6.2.

     "Quarterly Statement" means the quarterly statutory financial statement of any Insurance Subsidiary required to be filed with the Insurance Regulatory Authority of its jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements permitted by such Insurance Regulatory Authority to be used for filing quarterly statutory financial statements and shall contain the type of financial information permitted by such Insurance Regulatory Authority to be disclosed therein, together with all exhibits, schedules, certificates and actuarial opinions required to be filed or delivered therewith, prepared in accordance with Statutory Accounting Practices.

     "Register" has the meaning specified in Section 10.6(c).

     "Reinsurance Agreement" means any agreement, contract, treaty, certificate or other arrangement whereby any Person agrees to transfer, cede or retrocede to another insurer or reinsurer all or part of the liability assumed or assets held by such Person under a policy or policies of insurance or reinsurance issued by such Person.

     "Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

     "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

     "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Revolving Loans, a Revolving Loan Notice, and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

     "Required Lenders" means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.2, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations being deemed "held" by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

     "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

     "Responsible Officer" means the chief executive officer, president, chief financial officer, or controller of a Credit Party. Any document delivered hereunder that is signed by a Responsible Officer of a Credit Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Credit Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Credit Party.

     "Revaluation Date" means each of the following: (i) each date on which a Letter of Credit denominated in a Foreign Currency is issued, (ii) each date on which disbursement in a Foreign Currency is made under any Letter of Credit,
(iii) the last Business Day of each calendar month, (iv) the Maturity Date and
(v) such additional dates as the Administrative Agent shall specify.

     "Revolving Borrowing" means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of LIBOR Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.1.

     "Revolving Loan" has the meaning specified in Section 2.1.

     "Revolving Loan Notice" means a notice of (a) a Revolving Borrowing, (b) a conversion of Revolving Loans from one Type to the other, or (c) a continuation of LIBOR Loans, pursuant to Section 2.2(a), which, if in writing, shall be substantially in the form of Exhibit A.

     "S&P" means Standard & Poor's Insurance Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

     "Sanctioned Country" means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/eotffc/ofac/sanctions/ index/html, or as otherwise published from time to time by OFAC.

     "Sanctioned Person" means (i) a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/ eotffc/ofac/sdn/index/html, or as otherwise published from time to time by OFAC, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or
(C) a Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

     "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

     "Secured Letter of Credit" means a Letter of Credit issued as, or converted into, a Secured Letter of Credit pursuant to Section 2.3(b).

     "Secured Letter of Credit Fee" has the meaning specified in Section 2.3(i).

     "Security Agreement" means a Pledge and Security Agreement executed by the Borrower and each of the Letter of Credit Obligors in favor of the Administrative Agent, substantially in the form of Exhibit E.

     "Security Documents" means, collectively, the Security Agreement and each of the Account Control Agreements.

     "Solvent" means, with respect to any Person, as of any date of determination, that the fair value of the assets of such Person (at fair valuation) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date, that the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the probable liability of such Person on its debts as such debts become absolute and matured, and that, as of such date, such Person will be able to pay all liabilities of such Person as such liabilities mature and such Person does not have unreasonably small capital with which to carry on its business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability discounted to present value at rates believed to be reasonable by such Person.

     "SPC" has the meaning specified in Section 10.6(h).

     "Spot Rate" means, with respect to any Foreign Currency, the rate quoted by Wachovia as the spot rate for the purchase by Wachovia of such Foreign Currency with Dollars through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made.

     "Statutory Accounting Practices" means, with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the relevant Insurance Regulatory Authority of its state of domicile, consistently applied and maintained and in conformity with those used in the preparation of the most recent Historical Statutory Statements, as in effect from time to time, subject to the provisions of Section 1.3.

     "Statutory Surplus" means the total amount shown as "surplus as regards policyholders" on line 35, column 1, page 3 of the Annual Statement of OARC.

     "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

     "Subsidiary Obligors" means, collectively, OARC, Clearwater, Clearwater Select, Hudson, Hudson Specialty, HCNL and any other Person that joins this Agreement upon the terms and conditions set forth in Section 2.14.

     "Surplus Relief Reinsurance Agreement" means any agreement or other arrangement whereby any Insurance Subsidiary cedes business under a reinsurance agreement that would not be considered a transaction that indemnifies an insurer against loss or liability relating to insurance risk, as determined in accordance with Statement of Financial Accounting Standards No. 113 ("FAS 113") issued by the Financial Accounting Standards Board.

     "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

     "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

     "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

     "TARGET Day" means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system (or any successor settlement system as determined by the Administrative Agent) is open for the settlement of payments in Euro.

     "Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

     "Total Capitalization" means, as of any date of determination, the sum of
(i) Consolidated Net Worth as of such date and (ii) Consolidated Indebtedness as of such date.

     "Total Debt to Capitalization Ratio" means, as of any date of determination, the ratio of (a) Consolidated Indebtedness as of such date to (b) the sum of (i) Consolidated Indebtedness and (ii) Consolidated Net Worth, each as of such date; provided, however, for purposes of calculating the Total Debt to Capitalization Ratio, only the amount of any outstanding claim against any of the Guarantees set forth in items 1, 2 and 3 on Schedule 7.3 which has not been indemnified and paid by Fairfax within 10 days after such claim is made against any of such Guarantees shall be included in the calculation of Consolidated Indebtedness.

     "Total Outstandings" means the aggregate Outstanding Amount of all Revolving Loans and all L/C Obligations.

     "Type" means, (i) with respect to a Revolving Loan, its character as a Base Rate Loan or a LIBOR Loan and (ii) with respect to a Letter of Credit, its character as a Secured Letter of Credit or an Unsecured Letter of Credit.

     "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

     "United States" and "U.S." mean the United States of America.

     "Unreimbursed Amount" has the meaning set forth in Section 2.3(c)(i).

     "Unsecured Letter of Credit" means each Letter of Credit designated as an Unsecured Letter of Credit by the Administrative Agent pursuant to Section 2.3(m)(ii).

     "Unsecured Letter of Credit Fee" has the meaning specified in Section
2.3(i).

     "Utilization Fee" has the meaning specified in Section 2.8(b).

     "Wachovia" means Wachovia Bank, National Association and its successors.

     "Wholly Owned Subsidiary" means any Person in which (other than directors' qualifying shares or similar interests required by law) 100% of the Equity Interests of each class having ordinary voting power, and 100% of the Equity Interests of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Borrower, or by one or more Wholly Owned Subsidiaries, or both.

     SECTION 1.2 OTHER INTERPRETIVE PROVISIONS.With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

     (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise,
(i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein," "hereof" and "hereunder" and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

     (b) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

     (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

     SECTION 1.3 ACCOUNTING TERMS.

     (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP or Statutory Accounting Practices, as the case may be, applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

     (b) Changes in GAAP or Statutory Accounting Practices. If at any time any change in GAAP or Statutory Accounting Practices, as the case may be, would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP or Statutory Accounting Practices, as the case may be, (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP or Statutory Accounting Practices, as the case may be, prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP or Statutory Accounting Practices, as the case may be.

     SECTION 1.4 ROUNDING. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

     SECTION 1.5 TIMES OF DAY. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

     SECTION 1.6 LETTER OF CREDIT AMOUNTS. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to mean be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Application related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

     SECTION 1.7 EXCHANGE RATES; CURRENCY EQUIVALENTS.

     (a) The Administrative Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating the Dollar Amounts of Letters of Credit denominated in a Foreign Currency and other amounts outstanding under this Agreement denominated in Foreign Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except as otherwise provided herein, the applicable amount of any currency for purposes of this Agreement and the other Loan Documents shall be such Dollar Amount as so determined by the Administrative Agent.

     (b) Wherever in this Agreement, in connection with any Foreign Currency Letter of Credit, an amount is expressed in Dollars, such amount shall be the relevant Foreign Currency Equivalent of such Dollar Amount (rounded as nearly as practicable to the nearest number of whole units of such Foreign Currency), as determined by the Administrative Agent.

     (c) Determinations by the Administrative Agent pursuant to this Section shall be conclusive absent manifest error.

     SECTION 1.8 REDENOMINATION OF CERTAIN FOREIGN CURRENCIES AND COMPUTATION OF DOLLAR AMOUNTS.

     (a) Each obligation of any party hereto to make a payment denominated in Pounds Sterling shall be redenominated into Euros at the time Great Britain adopts the Euro as its lawful currency after the date hereof. If the basis of accrual of interest expressed in this Agreement in respect of Pounds Sterling shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which Great Britain adopts the Euro as its lawful currency.

     (b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by Great Britain and any relevant market conventions or practices relating to the Euro.

     (c) References herein to minimum Dollar Amounts and integral multiples stated in Dollars, where they shall also be applicable to Foreign Currency, shall be deemed to refer to approximate Foreign Currency Equivalents. Wherever in this Agreement an amount, such as a minimum or maximum limitation on Indebtedness permitted to be incurred or Investments permitted to be made hereunder, is expressed in Dollars, it shall be deemed to refer to the Dollar Amount thereof.

                                   ARTICLE II

                      THE COMMITMENTS AND CREDIT EXTENSIONS

     SECTION 2.1 REVOLVING LOANS. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "Revolving Loan") to the


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Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided, however, that after giving effect to any Revolving Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations, shall not exceed such Lender's Commitment. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.1, prepay under
Section 2.4, and reborrow under this Section 2.1. Revolving Loans may be Base Rate Loans or LIBOR Loans, as further provided herein.

     SECTION 2.2 BORROWINGS, CONVERSIONS AND CONTINUATIONS OF REVOLVING LOANS.

     (a) Each Revolving Borrowing, each conversion of Revolving Loans from one Type to the other, and each continuation of LIBOR Loans shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of LIBOR Loans or of any conversion of LIBOR Loans to Base Rate Loans, and (ii) not later than 11:00 a.m. on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.2(a) must be confirmed promptly by delivery to the Administrative Agent of a written Revolving Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of LIBOR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Section 2.3(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Revolving Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Revolving Borrowing, a conversion of Revolving Loans from one Type to the other, or a continuation of LIBOR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day),
(iii) the principal amount of Revolving Loans to be borrowed, converted or continued, (iv) the Type of Revolving Loans to be borrowed or to which existing Revolving Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Revolving Loan in a Revolving Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Revolving Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBOR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of LIBOR Loans in any such Revolving Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

     (b) Following receipt of a Revolving Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Revolving Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Revolving Borrowing, each Lender shall make the amount of its Revolving Loan available to the


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

Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m. on the Business Day specified in the applicable Revolving Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.2 (and, if such Borrowing is the initial Credit Extension, Section 4.1), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Wachovia with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Revolving Loan Notice with respect to such Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

     (c) Except as otherwise provided herein, a LIBOR Loan may be continued or converted only on the last day of an Interest Period for such LIBOR Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as LIBOR Loans without the consent of the Required Lenders.

     (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for LIBOR Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Wachovia's prime rate used in determining the Base Rate promptly following the public announcement of such change.

     (e) After giving effect to all Revolving Borrowings, all conversions of Revolving Loans from one Type to the other, and all continuations of Revolving Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Revolving Loans.

     SECTION 2.3 LETTERS OF CREDIT.

     (a) The Letter of Credit Commitment.

          (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.3, (1) from time to time on any Business Day during the period from the Closing Date until the Maturity Date, to issue Secured and Unsecured Letters of Credit for the account of the Borrower and to issue Secured Letters of Credit for the account of any Subsidiary Obligor, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Letter of Credit Obligors and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (y) the Total Outstandings shall not exceed the Aggregate Commitments and (z) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations shall not exceed such Lender's Commitment. Each request by a Letter of Credit Obligor for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by such Letter


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

     of Credit Obligor that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, each Letter of Credit Obligor's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Letter of Credit Obligors may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. Each Letter of Credit issued for the account of any Subsidiary Obligor shall be a Secured Letter of Credit and shall comply with the provisions of Section 2.3(l) hereof throughout the entire term of such Letter of Credit. Letters of Credit issued for the account of the Borrower may be Secured Letters of Credit or Unsecured Letters of Credit, at the Borrower's option. The Borrower may convert a Letter of Credit from one Type to the other upon notice to the Administrative Agent in accordance with Section 2.3(b)(v).

          (ii) The L/C Issuer shall not issue any Letter of Credit, if:

               (A) subject to Section 2.3(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

               (B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.

          (iii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

               (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

               (B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer;

               (C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $200,000; provided that Clearwater Select may request the issuance of up to four Letters of Credit in an initial stated amount not less than $50,000;

               (D) such Letter of Credit is to be denominated in a currency other than Dollars or a Foreign Currency;

               (E) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

               (F) a default of any Lender's obligations to fund under Section 2.3(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with the applicable Letter of Credit Obligor or such Lender to eliminate the L/C Issuer's risk with respect to such Lender.

          (iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

          (v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

          (vi) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in ARTICLE IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Letter of Credit Applications pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in ARTICLE IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

     (b) Procedures for Issuance, Conversion and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

          (i) The issuance or amendment of each Letter of Credit shall be made upon the request of a Letter of Credit Obligor delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of such Letter of Credit Obligor. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date, date of amendment or date of conversion, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C
     Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) in the case of a Letter of Credit issued for the account of the Borrower, the Type of Letter of Credit; (H)


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

     the Applicable Currency of such Letter of Credit; and (I) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer
     (I) the Letter of Credit to be amended; (II) the proposed date of amendment thereof (which shall be a Business Day); (III) the nature of the proposed amendment; and (IV) such other matters as the L/C Issuer may require. Additionally, the applicable Letter of Credit Obligor shall furnish to the L/C Issuer and the Administrative Agent with respect to the issuance of any Secured Letter of Credit an L/C Collateral Balance Report not later than 11:00 a.m. on the Business Day immediately preceding the date of issuance confirming that the L/C Collateral Balance of such Letter of Credit Obligor after giving effect to the issuance of the requested Secured Letter of Credit is not less than the aggregate L/C Obligations of such Letter of Credit Obligor.

          (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the applicable Letter of Credit Obligor and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Credit Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in
     ARTICLE IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Letter of Credit Obligor or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Applicable Percentage times the stated amount of such Letter of Credit.

          (iii) If the applicable Letter of Credit Obligor so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an "Auto-Extension Letter of Credit"); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Non-Extension Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the applicable Letter of Credit Obligor shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or clause (iii)


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

     of Section 2.3(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or any Letter of Credit Obligor that one or more of the applicable conditions specified in Section 4.2 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

          (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the applicable Letter of Credit Obligor and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

          (v) The Borrower may request the conversion of a Letter of Credit issued for its account from one Type to another Type by delivering a L/C Conversion Notice to the Administrative Agent (with a copy to the L/C Issuer), appropriately completed and signed by a Responsible Officer of the Borrower, not later than 11:00 a.m. at least two Business Days prior to the proposed effective date of such conversion, provided that (A) the Borrower shall have delivered on the Business Day immediately preceding the proposed date of conversion an L/C Collateral Balance Report confirming that the L/C Collateral Balance of the Borrower after giving effect to the conversion of the requested Letter of Credit is not less than the aggregate L/C Obligations of the Borrower and (B) the L/C Issuer shall not have received notice (which may be by telephone or in writing) on or before the proposed date of conversion from the Administrative Agent, any Lender or any Credit Party that one or more of the applicable conditions specified in Section
     4.2 is not then satisfied.

     (c) Drawings and Reimbursements; Funding of Participations.

          (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Letter of Credit Obligor that requested the issuance of such Letter of Credit and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), such Letter of Credit Obligor shall reimburse the L/C Issuer through the Administrative Agent in an amount in Dollars equal to the Dollar Amount of such drawing. If such Letter of Credit Obligor fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the Dollar Amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Lender's Applicable Percentage thereof. In such event, the Borrower shall be deemed to have requested a Revolving Borrowing of Base Rate Loans to be disbursed on the Honor Date in a Dollar Amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.2 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.2 (other than the delivery of a Revolving Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.3(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

          (ii) Each Lender shall upon any notice pursuant to Section 2.3(c)(i) make funds in Dollars available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in a Dollar Amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.3(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such Dollar Amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

          (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Borrowing of Base Rate Loans because the conditions set forth in Section 4.2 cannot be satisfied or for any other reason, the Letter of Credit Obligor for whose account such Letter of Credit was issued shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the Dollar Amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand in Dollars (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.3(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.3.

          (iv) Until each Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.3(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

          (v) Each Lender's obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.3(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, any Credit Party or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Revolving Loans pursuant to this Section 2.3(c) is subject to the conditions set forth in Section 4.2 (other than delivery by the Borrower of a Revolving Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of such Letter of Credit Obligor to reimburse the L/C Issuer for the Dollar Amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

          (vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.3(c) by the time specified in Section 2.3(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the

     Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

          (vii) Without limiting any other obligations of any of the Credit Parties hereunder, each Letter of Credit Obligor hereby agrees to indemnify each Lender in respect of any Letter of Credit denominated in a Foreign Currency issued for its account for any and all costs, expenses and losses reasonably incurred by such Lender as a result of receiving payment or reimbursement for any disbursement thereunder from any Person in a currency other than Dollars. Any such amount payable to any Lender shall be payable within 10 days after demand by the Administrative Agent.

     (d) Repayment of Participations.

          (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.3(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the applicable Letter of Credit Obligor or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

          (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.3(c)(i) is required to be returned under any of the circumstances described in Section 10.5 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

     (e) Obligations Absolute. The obligation of each Letter of Credit Obligor to reimburse the L/C Issuer for each drawing under each Letter of Credit issued for such Letter of Credit Obligor's account and the obligation of each Letter of Credit Obligor to repay the L/C Borrowing with respect to each Letter of Credit issued for such Letter of Credit Obligor's account shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

          (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

          (ii) the existence of any claim, counterclaim, setoff, defense or other right that any Letter of Credit Obligor may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

          (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

          (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

          (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Letter of Credit Obligor.

The Letter of Credit Obligor shall promptly examine a copy of each Letter of Credit issued for its account and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Letter of Credit Obligor's instructions or other irregularity, the Letter of Credit Obligor will immediately notify the L/C Issuer. Such Letter of Credit Obligor shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

     (f) Role of L/C Issuer. Each Lender and each Letter of Credit Obligor agrees that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. Neither the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. Each Letter of Credit Obligor hereby assumes all risks of the acts or omissions of


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

any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude each Letter of Credit Obligor from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. Neither the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.3(e); provided, however, that anything in such clauses to the contrary notwithstanding, a Letter of Credit Obligor may have a claim against the L/C Issuer, and the L/C Issuer may be liable to a Letter of Credit Obligor, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by a Letter of Credit Obligor which such Letter of Credit Obligor proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

     (g) Cash or Cash Collateral. Upon the request of the Administrative Agent,
(i) if, an Event of Default has occurred and is continuing, or (ii) if, as of 7 days prior to the Maturity Date, any L/C Obligation for any reason remains outstanding, the Letter of Credit Obligors shall, in each case, immediately (A) Cash Collateralize the then Outstanding Amount of all L/C Obligations or (B) otherwise fully secure the then Outstanding Amount of all L/C Obligations by delivering to the Custodian L/C Collateral in an amount equal to the Collateral Value of such L/C Collateral multiplied by the Collateral Coverage Percentage for such type of L/C Collateral. Section 2.4 and Section 8.2(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.3, Section 2.4 and Section 8.2(c), "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders); provided that such cash shall be multiplied by the applicable Collateral Coverage Percentage. Derivatives of such term have corresponding meanings. The Letter of Credit Obligors hereby grant to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral of each Letter of Credit Obligor shall be maintained in a separate blocked, non-interest bearing deposit account at Wachovia.

     (h) Applicability of ISP. Unless otherwise expressly agreed by the L/C Issuer and the Letter of Credit Obligor when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit.

     (i) Letter of Credit Fees. Each Letter of Credit Obligor shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a fee (collectively, the "Letter of Credit Fee") (i) for each Secured Letter of Credit


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

issued for such Letter of Credit Obligor's account equal to 0.275% per annum times the daily maximum amount available to be drawn under such Secured Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit) (the "Secured Letter of Credit Fee"), and (ii) for each Unsecured Letter of Credit issued for the Borrower's account equal to the Applicable Rate for LIBOR Loans times the average daily stated amount available to be drawn under such Unsecured Letter of Credit (the "Unsecured Letter of Credit Fee"). For purposes of computing the daily amount available to be drawn under any Letter of Credit, the Dollar Amount of such Letter of Credit shall be determined in accordance with Section 1.6. Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the last Business Day of each fiscal quarter, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Unsecured Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate. For purposes of calculating the Letter of Credit Fee, for any day that there is a Collateral Deficiency with respect to a Secured Letter of Credit such Secured Letter of Credit will be deemed to be an Unsecured Letter of Credit on such day.

     (j) Facing Fee and Documentary and Processing Charges Payable to L/C Issuer. Each Letter of Credit Obligor shall pay directly to the L/C Issuer for its own account a facing fee with respect to each Letter of Credit, at the rate per annum specified in the Fee Letter, computed on the daily amount available to be drawn under such Letter of Credit and on a quarterly basis in arrears, and due and payable on the last Business Day of each fiscal quarter, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section
1.6. In addition, each Letter of Credit Obligor shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

     (k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

     (l) Letters of Credit Issued for Subsidiary Obligors. Notwithstanding that a Letter of Credit issued or outstanding hereunder may be in support of any Obligations of, or is for the account of, a Subsidiary Obligor, the Borrower shall be jointly and severally obligated to reimburse the L/C Issuer and the Lenders hereunder for any and all drawings under such Letters of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of any Subsidiary Obligor inures to the benefit of the Borrower, and that the Borrower's business derives substantial benefits from the businesses of such Subsidiary Obligors. The joint and several obligation of the Borrower under this Section 2.3(l) shall be absolute and unconditional and shall remain in full force and effect until the entire Obligations shall have been paid, and, until such payment has been made, shall not be discharged, affected, modified or


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

impaired on the occurrence from time to time of any event, including, without limitation, any of the following, whether or not with notice to or the consent of any Credit Party:

          (i) the waiver, compromise, settlement, release, termination or amendment (including, without limitation, any extension or postponement of the time for payment or performance or renewal or refinancing) of any or all of the Obligations of any of the Credit Parties under any Loan Document;

          (ii) the failure to give notice to any or all of the Credit Parties of a Default or an Event of Default under any Loan Document;

          (iii) the release, substitution or exchange by the Administrative Agent or the Lenders of any L/C Collateral or Cash Collateral securing any of the Obligations (whether with or without consideration) or the acceptance by the Administrative Agent or the Lenders of any additional collateral or the availability or claimed availability of any other collateral or source of repayment or any nonperfection or impairment of any collateral;

          (iv) the release of any Person primarily or secondarily liable for all or any part of the Obligations, whether by the Administrative Agent or the Lenders or in connection with any voluntary or involuntary liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors or similar event or proceeding affecting any or all of the Credit Parties or any other Person who, or any of whose property, shall at the time in question be obligated in respect of the Obligations or any part thereof; or

          (v) to the extent permitted by law, any other event, occurrence, action or circumstance that would, in the absence of this clause (v), result in the release or discharge of the Borrower from the performance or observance of any Obligation, covenant or agreement contained in this Agreement.

     The joint and several obligations of the Borrower to the L/C Issuer and the Lenders under this Section 2.3(l) shall remain in full force and effect (or be reinstated) until the L/C Issuer and the Lenders have received payment in full of all Obligations and the expiration of any applicable preference or similar period pursuant to any proceeding under Debtor Relief Laws, without any claim having been made before the expiration of such period asserting an interest in all or any part of any payments received by the L/C Issuer or any Lender.

     The Borrower expressly agrees that (x) the L/C Issuer or the Lenders shall not be required first to institute any suit or to exhaust its remedies against any of the Subsidiary Obligors or any other Person or against any Collateral to become liable hereunder, in order to enforce the obligations of the Borrower under this Section 2.3(l) and (y) notwithstanding the occurrence of any of the foregoing, the Borrower shall be and remain directly and primarily liable for all sums due under each Letter of Credit issued for the account of any Subsidiary Obligor. On disposition by the Administrative Agent or the Lenders of any Collateral to satisfy the Obligations, the Borrower shall be and shall remain jointly and severally liable for any deficiency.

     (m) Secured Letters of Credit.

          (i) Prior to the issuance of any Secured Letter of Credit, the applicable Letter of Credit Obligor shall have pledged and deposited with or delivered to the Custodian for deposit in its Custodial Account L/C Collateral pursuant to the Security Documents so that the L/C Collateral Balance of the applicable Letter of Credit Obligor shall not be less than the aggregate L/C Obligations attributable to such Letter of Credit Obligor after giving effect to such issuance; provided that no L/C Collateral (including, without limitation, cash) shall be included in the calculation of the L/C Collateral Balance of such Letter of Credit Obligor unless the Administrative Agent has a first lien perfected Lien on and security interest in such L/C Collateral. Each Letter of Credit Obligor hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all L/C Collateral and all proceeds of the foregoing to secure all obligations of such Letter of Credit Obligor hereunder in respect of Secured Letters of Credit issued for its account.

          (ii) If, at any time, (A) the L/C Collateral Balance for any Letter of Credit Obligor is less than the aggregate L/C Obligations attributable to such Letter of Credit Obligor (a "Collateral Deficiency"), such Letter of Credit Obligor shall no later than 14 days from the date of notice thereof by the Administrative Agent, pledge additional L/C Collateral to cure such Collateral Deficiency, provided that until such Collateral Deficiency is cured, such Letter of Credit Obligor may not request any Letters of Credit to be issued, extended or amended for its account. If such Letter of Credit Obligor fails to pledge additional L/C Collateral to cure its Collateral Deficiency within the time provided above, the Administrative Agent may immediately (A) designate such Secured Letter of Credit an Unsecured Letter of Credit and (B) exercise its rights and remedies set forth in Section 8.2(b) hereof, including without limitation, liquidating all or part of the L/C Collateral.

     SECTION 2.4 PREPAYMENTS.

     (a) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of LIBOR Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of LIBOR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and
(iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Revolving Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a LIBOR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required


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

pursuant to Section 3.5. Each such prepayment shall be applied to the Revolving Loans of the Lenders in accordance with their respective Applicable Percentages.

     (b) If for any reason the Total Outstandings at any time exceed the Aggregate Commitments then in effect, the Borrower shall immediately prepay Revolving Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.4(b) unless after the prepayment in full of the Revolving Loans the Total Outstandings exceed the Aggregate Commitments then in effect.

     SECTION 2.5 TERMINATION OR REDUCTION OF COMMITMENTS. The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, and (iii) the Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to such Lender's Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

     SECTION 2.6 REPAYMENT OF REVOLVING LOANS. The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Revolving Loans outstanding on such date.

     SECTION 2.7 INTEREST.

     (a) Subject to the provisions of subsection (b) below, (i) each LIBOR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to LIBOR for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Revolving Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

     (b) (i) If any amount of principal of any Revolving Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

          (ii) If any amount (other than principal of any Revolving Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

          (iii) Upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

          (iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

     (c) Interest on each Revolving Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

     SECTION 2.8 FEES. In addition to certain fees described in subsections (i) and (j) of Section 2.3:

     (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee (the "Commitment Fee") equal to the Applicable Rate for such fee times the actual daily amount by which the Aggregate Commitments exceed the Total Outstandings. The Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in ARTICLE IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date.

     (b) Utilization Fee. The Borrower shall pay to the Administrative Agent, for the account of each Lender, a utilization fee (the "Utilization Fee") payable for each day that the aggregate Outstanding Amount of Revolving Loans is greater than 50% of the Aggregate Commitments then in effect (or, if terminated, in effect immediately prior to such termination), including at any time during which one or more of the conditions in Section 4.2 is not met. The Utilization Fee shall be computed at a per annum rate equal to the Applicable Percentage in effect for such fee from time to time on such Lender's Applicable Percentage of the average daily Outstanding Amount of Revolving Loans. The Utilization Fee shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter, commencing with the first such date to occur after the Closing Date through the Maturity Date.

     (c) Other Fees.

          (i) The Borrower shall pay to the Arranger, the L/C Issuer and the Administrative Agent, for their own respective accounts, fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

          (ii) The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

     SECTION 2.9 COMPUTATION OF INTEREST AND FEES. All computations of interest for Base Rate Loans when the Base Rate is determined by Wachovia's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Revolving Loan for the day on which the Revolving Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Revolving Loan or such portion is paid, provided that any Revolving Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

     SECTION 2.10 EVIDENCE OF DEBT.

     (a) The Revolving Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive, absent manifest error as to the amount of the Revolving Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender's Revolving Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Revolving Loans and payments with respect thereto.

     (b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

     SECTION 2.11 PAYMENTS GENERALLY; ADMINISTRATIVE AGENT'S CLAWBACK.

     (a) General. All payments to be made by the Credit Parties shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Credit Parties hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All


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

payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Credit Party shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

     (b) Funding by Lenders; Presumption by Administrative Agent.

          (i) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Revolving Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Revolving Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with
     Section 2.2 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Revolving Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Revolving Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender's Revolving Loan included in such Revolving Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

          (ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from any Credit Party prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that such Credit Party will not make such payment, the Administrative Agent may assume that such Credit Party has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if such Credit Party has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

     A notice of the Administrative Agent to any Lender or any Credit Party with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

     (c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Revolving Loan to be made by such Lender as provided in the foregoing provisions of this ARTICLE II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in ARTICLE IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

     (d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Revolving Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 10.4(c) are several and not joint. The failure of any Lender to make any Revolving Loan, to fund any such participation or to make any payment under Section 10.4(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Revolving Loan, to purchase its participation or to make its payment under Section 10.4(c).

     (e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Revolving Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Revolving Loan in any particular place or manner.

     SECTION 2.12 SHARING OF PAYMENTS BY LENDERS. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Revolving Loans made by it, or the participations in L/C Obligations held by it resulting in such Lender's receiving payment of a proportion of the aggregate amount of such Revolving Loans or participations and accrued interest thereon greater than its Applicable Percentage thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and
(b) purchase (for cash at face value) participations in the Revolving Loans and subparticipations in L/C Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with their Applicable Percentage, provided that:

          (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

          (ii) the provisions of this Section shall not be construed to apply to
     (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Loans or subparticipations in L/C Obligations to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

The Credit Parties consent to the foregoing and agree that any Lender acquiring a participation pursuant to the foregoing arrangements may, to the extent such Lender may effectively do so under applicable law, exercise against such Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.

     SECTION 2.13 INCREASE IN COMMITMENTS.

     (a) Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time, request an increase in the Aggregate Commitments by an amount (for all such requests) not exceeding $50,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $25,000,000 and
(ii) immediately after giving effect to any such increase, (y) the Aggregate Commitments shall not exceed $200,000,000 and (z) the aggregate amount of all increases effected under this Section 2.13 shall not exceed $50,000,000. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

     (b) Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

     (c) Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Borrower and each Lender of the Lenders' responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent and the L/C Issuer (which approvals shall not be unreasonably withheld), the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

     (d) Effective Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the "Increase Effective Date") and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date.

     (e) Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of each Credit Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Credit Party (i) certifying and attaching the resolutions adopted by such Credit Party approving or consenting to such increase, and (ii) in the case of the Borrower,


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

certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in ARTICLE V and the other Loan Document which are qualified as to materiality are true and correct, and the representations and warranties which are not qualified as to materiality are true and correct in all material respects, in each case on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this
Section 2.13, the representations and warranties contained in subsections (a) and (b) of Section 5.5 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.1, and (B) no Default exists. The Borrower shall prepay any Revolving Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.5) to the extent necessary to keep the outstanding Revolving Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section.

     (f) Conflicting Provisions. This Section shall supersede any provisions in
Section 2.12 or Section 10.1 to the contrary.

     SECTION 2.14 ADDITION OF SUBSIDIARY OBLIGORS. The Borrower may from time to time after the Closing Date designate one or more Subsidiaries as an additional Subsidiary Obligor, provided such Subsidiaries are reasonably acceptable to the Administrative Agent. The effective date of any designation of an additional Subsidiary Obligor shall be the date upon which each of the conditions set forth in Section 4.2 and the following terms and conditions shall have been satisfied or waived with respect to such Subsidiary, in accordance with the terms of this Agreement (the "Designation Date"):

          (i) On or prior to the applicable Designation Date, each such Person shall enter into an appropriately completed Assumption Agreement; and

          (ii) On or prior to the applicable Designation Date, the Administrative Agent shall have received from such Person, (A) the items required to be delivered under Section 4.1(a) with respect to such Person in substantially the same form delivered to the Administrative Agent on the Closing Date and the substance of such items to be reasonably satisfactory to the Administrative Agent and the Lenders and (B) such other information and documents as reasonably requested by the Administrative Agent.

                                  ARTICLE III

                     TAXES, YIELD PROTECTION AND ILLEGALITY

     SECTION 3.1 TAXES.

     (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Credit Parties hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if any Credit Party shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or


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

the L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable Credit Party shall make such deductions and (iii) the applicable Credit Party shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Credit Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) Indemnification by the Credit Parties. Each Credit Party shall indemnify the Administrative Agent, each Lender and the L/C Issuer, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the applicable Credit Party by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

     (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Credit Party to a Governmental Authority, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

     (e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

          (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

          (ii) duly completed copies of Internal Revenue Service Form W-8ECI,

          (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

          (iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

     (f) Treatment of Certain Refunds. If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Credit Party or with respect to which any Credit Party has paid additional amounts pursuant to this Section, it shall pay to such Credit Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that such Credit Party, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to such Credit Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Credit Party or any other Person.

     SECTION 3.2 ILLEGALITY. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund LIBOR Loans, or to determine or charge interest rates based upon LIBOR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue LIBOR Loans or to convert Base Rate Loans to LIBOR Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender


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

(with a copy to the Administrative Agent), prepay or, if applicable, convert all LIBOR Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

     SECTION 3.3 INABILITY TO DETERMINE RATES. If the Required Lenders determine that for any reason in connection with any request for a LIBOR Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such LIBOR Loan, (b) adequate and reasonable means do not exist for determining LIBOR for any requested Interest Period with respect to a proposed LIBOR Loan, or (c) LIBOR for any requested Interest Period with respect to a proposed LIBOR Loan does not adequately and fairly reflect the cost to such Lenders of funding such LIBOR Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Loans or, failing that, will be deemed to have converted such request into a request for a Revolving Borrowing of Base Rate Loans in the amount specified therein.

     SECTION 3.4 INCREASED COSTS.

     (a) Increased Costs Generally. If any Change in Law shall

          (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.4(e)) or the L/C Issuer;

          (ii) subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any LIBOR Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.1 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or

          (iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Loan (or of maintaining its obligation to make any such LIBOR Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, or the L/C


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

Issuer hereunder (whether of principal, interest or any other amount) then upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

     (b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender's or the L/C Issuer's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the L/C Issuer's capital or on the capital of such Lender's or the L/C Issuer's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Revolving Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender's or the L/C Issuer's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the L/C Issuer's policies and the policies of such Lender's or the L/C Issuer's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender's or the L/C Issuer's holding company for any such reduction suffered.

     (c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

     (d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender's or the L/C Issuer's right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the L/C Issuer's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

     (e) Reserves on LIBOR Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each LIBOR Loan equal to the actual costs of such reserves allocated to such LIBOR Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such LIBOR Loan, provided the Borrower shall have received at least 10 days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant


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

Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

     SECTION 3.5 COMPENSATION FOR LOSSES. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

     (a) any continuation, conversion, payment or prepayment of any LIBOR Loan on a day other than the last day of the Interest Period for such LIBOR Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

     (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Revolving Loan) to prepay, borrow, continue or convert any LIBOR Loan on the date or in the amount notified by the Borrower; or

     (c) any assignment of a LIBOR Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to
Section 10.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such LIBOR Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.5, each Lender shall be deemed to have funded each LIBOR Loan made by it at LIBOR for such LIBOR Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Loan was in fact so funded.

     SECTION 3.6 MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.

     (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.4, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.1, or if any Lender gives a notice pursuant to
Section 3.2, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Revolving Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.1 or Section 3.4, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.2, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

     (b) Replacement of Lenders. If any Lender requests compensation under
Section 3.4, or if the Borrower is required to pay any additional amount to any Lender or any

Governmental Authority for the account of any Lender pursuant to Section 3.1, the Borrower may replace such Lender in accordance with Section 10.13.

     SECTION 3.7 SURVIVAL. All of the obligations of the Credit Parties under this ARTICLE III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

                                   ARTICLE IV

                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

     SECTION 4.1 CONDITIONS OF INITIAL CREDIT EXTENSION. The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

     (a) The Administrative Agent's receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of each Credit Party (other than HCNL), each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

          (i) executed counterparts of this Agreement, the Security Agreement and the Account Control Agreements with the applicable Custodian for each Custodial Account, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

          (ii) a Revolving Note executed by the Borrower in favor of each Lender requesting a Revolving Note;

          (iii) (A) a copy of the Organization Documents of each Credit Party, certified (if available) as of a recent date by the Secretary of State or similar official of its respective state or similar jurisdiction of organization, and a certificate as to the good standing of each Credit Party, from such Secretary of State or similar official, as of a recent date; (B) a certificate of the Secretary or Assistant Secretary of each Credit Party dated the Closing Date and certifying (I) that the Organization Documents of such Credit Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (A) above; (II) that attached thereto is a true and complete copy of by-laws or similar constitutive documents of such Credit Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (III) below,
     (III) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or similar governing body of each Credit Party authorizing the execution, delivery and performance of the Loan Documents and the Credit Extensions hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect; and (IV) as to the incumbency and specimen signature of each Responsible Officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Credit Party; (C) a certificate of another officer of each Credit Party as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (B) above; and (D) such other documents as the Administrative Agent may reasonably request;

          (iv) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Credit Party is duly organized or formed, and that each of the Credit Parties is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

          (v) a favorable opinion of (x) Donald L. Smith, counsel to the Borrower, OARC, Clearwater and Clearwater Select and (y) Peter H. Lovell, counsel to Hudson and Hudson Specialty, each addressed to the Administrative Agent and each Lender, as to the matters concerning the Credit Parties and the Loan Documents as the Required Lenders may reasonably request;

          (vi) a certificate of a Responsible Officer of each Credit Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Credit Party and the validity against such Credit Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

          (vii) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Section 4.2(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

          (viii) a duly completed Compliance Certificate as of the last day of the fiscal quarter of the Borrower most recently ended prior to the Closing Date, signed by a Responsible Officer of the Borrower;

          (ix) all documents and instruments, including Uniform Commercial Code financing statements where applicable, required by law in each applicable jurisdiction or reasonably requested by the Administrative Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Security Agreement;

          (x) results of a recent search of the Uniform Commercial Code (or equivalent) filings made with respect to each Credit Party in the jurisdictions contemplated in clause (ix) above and in such other jurisdictions in which Collateral is located on the Closing Date which may be reasonably requested by the Administrative Agent, and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by the Loan Documents or have been released; and


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

          (xi) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer or the Required Lenders reasonably may require.

     (b) Any fees required to be paid on or before the Closing Date shall have been paid.

     (c) Unless waived by the Administrative Agent, the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

     (d) (i) All principal, interest and other amounts outstanding under the Credit Agreement dated as of September 27, 2004 among the Borrower, Bank of America, N.A. as Administrative Agent and L/C Issuer and the other lenders party thereto (the "Existing Senior Credit Facility") shall be repaid and satisfied in full and all guarantees by any Credit Party relating thereto extinguished, (ii) all commitments to extend credit under the agreements and instruments relating to the Existing Senior Credit Facility shall be terminated, (iii) any Liens securing the Existing Senior Credit Facility shall be released and any related filings (including UCC filings) terminated of record (or arrangements satisfactory to the Administrative Agent made therefor), and (iv) any letters of credit outstanding under the Existing Senior Credit Facilities for which any Credit Party is obligated shall have been terminated, canceled, replaced or fully collateralized; and the Administrative Agent shall have received evidence of the foregoing satisfactory to it, including an escrow agreement or payoff letter executed by the lenders or the agent under the Existing Senior Credit Facility.

Without limiting the generality of the provisions of Section 9.4, for purposes of determining compliance with the conditions specified in this Section 4.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto. If no such notice has been received by the Administrative Agent from any Lender, then upon receipt of the signature pages of each party hereto, the Administrative Agent shall notify the Credit Parties and the Lenders of the Closing Date, and such notice shall be conclusive and binding.

     SECTION 4.2 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Lender to honor any Request for Credit Extension (other than a Revolving Loan Notice requesting only a conversion of Revolving Loans to the other Type, or a continuation of LIBOR Loans or a Letter of Credit Application requesting only a conversion of a Secured Letter of Credit issued for the account of the Borrower to an Unsecured Letter of Credit) is subject to the following conditions precedent:

     (a) The representations and warranties of each Credit Party contained in
ARTICLE V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith which are qualified as to materiality shall be true and correct, and the representations and warranties which are not qualified as to materiality shall


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

be true and correct in all material respects, in each case on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this
Section 4.2, the representations and warranties contained in subsections (a) and
(b) of Section 5.5 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.1.

     (b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

     (c) With respect to any Revolving Borrowing, the limitation of amounts set forth in Section 2.1 will not be exceeded immediately after giving effect thereto.

     (d) With respect to any L/C Extension, the limitation on amounts set forth in Section 2.3(a) will not be exceeded immediately after giving effect thereto and the applicable conditions in Section 2.3(a) and Section 2.3(b) will have been satisfied.

     (e) The Administrative Agent and, if applicable, the L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

     (f) HCNL may not make any Request for Credit Extension, and the L/C Issuer shall have no obligation to honor any such Request for Credit Extension, until HCNL has delivered to the Administrative Agent all items specified to be delivered by each Credit Party in Section 4.1(a) (including, for purposes of clarification, a favorable opinion of counsel addressed to the Administrative Agent and each Lender, as to the matters concerning HCNL and the Loan Documents as the Required Lenders may reasonably request), all such items to be in form and substance reasonably satisfactory to the Administrative Agent and the Lenders.

Each Request for Credit Extension (other than a Revolving Loan Notice requesting only a conversion of Revolving Loans to the other Type or a continuation of LIBOR Loans) submitted by any Credit Party shall be deemed to be a representation and warranty that the conditions specified in Section 4.2(a) through Section 4.2(d) have been satisfied on and as of the date of the applicable Credit Extension.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     Each Credit Party represents and warrants, solely with respect to itself (provided that the Borrower represents and warrants with respect to all matters set forth in Section 5.5), to the Administrative Agent and the Lenders that:

     SECTION 5.1 EXISTENCE, QUALIFICATION AND POWER; COMPLIANCE WITH LAWS. Such Credit Party and each Subsidiary thereof (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is


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

licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

     SECTION 5.2 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by such Credit Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law. Such Credit Party and each Subsidiary thereof is in compliance with all Contractual Obligations referred to in clause (b)(i), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

     SECTION 5.3 GOVERNMENTAL AUTHORIZATION; OTHER CONSENTS. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Credit Party of this Agreement or any other Loan Document.

     SECTION 5.4 BINDING EFFECT. This Agreement has been, and each other Loan Document to which such Credit Party is a party, when delivered hereunder, will have been, duly executed and delivered by such Credit Party. This Agreement constitutes, and each other Loan Document to which such Credit Party is a party when so delivered will constitute, a legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms.

     SECTION 5.5 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT.

     (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

     (b) The unaudited consolidated balance sheet of the Borrower and its Subsidiaries dated June 30, 2005, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower


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

and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. Schedule 5.5 sets forth all material indebtedness and other liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the date of such financial statements, including liabilities for taxes, material commitments and Indebtedness.

     (c) The Borrower has heretofore furnished to the Administrative Agent copies of the Annual Statements of each of the Insurance Subsidiaries as of December 31, 2004, and the Quarterly Statements of each of the Insurance Subsidiaries as of June 30, 2005, each as filed with the relevant Insurance Regulatory Authority (collectively, the "Historical Statutory Statements"). The Historical Statutory Statements (including, without limitation, the provisions made therein for investments and the valuation thereof, reserves, policy and contract claims and statutory liabilities) have been prepared in accordance with Statutory Accounting Practices, were in compliance with applicable Requirements of Law when filed and present fairly the financial condition of the respective Insurance Subsidiaries covered thereby as of the respective dates thereof and the results of operations, changes in capital and surplus and cash flow of the respective Insurance Subsidiaries covered thereby for the respective periods then ended. Except for liabilities and obligations disclosed or provided for in the Historical Statutory Statements (including, without limitation, reserves, policy and contract claims and statutory liabilities), no Insurance Subsidiary had, as of the date of its respective Historical Statutory Statements, any material liabilities or obligations of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due) that, in accordance with Statutory Accounting Practices, would have been required to have been disclosed or provided for in such Historical Statutory Statements. All books of account of each Insurance Subsidiary fully and fairly disclose all of its material transactions, properties, assets, investments, liabilities, and obligations, are in its possession and are true, correct and complete in all material respects.

     (d) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

     SECTION 5.6 LITIGATION. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of such Credit Party after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against such Credit Party or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

     SECTION 5.7 NO DEFAULT. Neither such Credit Party nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation by such Credit Party of the transactions contemplated by this Agreement or any other Loan Document.

     SECTION 5.8 OWNERSHIP OF PROPERTY; LIENS. Each of such Credit Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in,


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

all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of such Credit Party and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.1.

     SECTION 5.9 INSURANCE. The properties of such Credit Party and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Credit Party or the applicable Subsidiary operates, except as could reasonably be expected to have a Material Adverse Effect.

     SECTION 5.10 TAXES. Such Credit Party and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or Statutory Accounting Practices, as applicable. There is no proposed tax assessment against such Credit Party or any of its Subsidiaries that would, if made, have a Material Adverse Effect. Except as set forth in Schedule 5.10, neither any Credit Party nor any Subsidiary thereof is party to any tax sharing agreement.

     SECTION 5.11 ERISA COMPLIANCE.

     (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of such Credit Party, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate has made all required contributions to each Plan of such Credit Party subject to
Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

     (b) There are no pending or, to the best knowledge of such Credit Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

     (c) (i) No ERISA Event has occurred or is reasonably expected to occur;
(ii) no Pension Plan has (x) failed to meet the minimum funding requirements of
Section 412 of the Code or (y) any Unfunded Pension Liability that could reasonably be expected to result in a Material Adverse Effect; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither


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the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

     SECTION 5.12 SUBSIDIARIES; EQUITY INTERESTS. As of the Closing Date, such Credit Party has no Subsidiaries other than those specifically disclosed in Part
(a) of Schedule 5.12, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by such Credit Party in the amounts specified on Part (a) of Schedule 5.12 free and clear of all Liens. Other than (i) stock and other instruments traded on national exchanges and (ii) equity investments in a corporation or an entity totaling less than 10% of outstanding Equity Interests of such corporation or entity, such Credit Party has no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.12. All of the outstanding Equity Interests in such Credit Party have been validly issued and are fully paid and nonassessable.

     SECTION 5.13 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.

     (a) Such Credit Party is not engaged and will not engage, principally or as one of such Credit Party's important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of such Credit Party only or of such Credit Party and its Subsidiaries on a consolidated basis) subject to the provisions of Section 7.1 or Section 7.6 or subject to any restriction contained in any agreement or instrument between such Credit Party and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.1(e) will be margin stock.

     (b) None of such Credit Party, any Person Controlling such Credit Party, or any Subsidiary of such Credit Party (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

     SECTION 5.14 DISCLOSURE. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of such Credit Party or any of its Subsidiaries to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document to which such Credit Party or such Subsidiary is a party (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to


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projected financial information, such Credit Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

     SECTION 5.15 COMPLIANCE WITH LAWS. Each of such Credit Party and each of its Subsidiaries is in compliance in all material respects with the requirements of all Laws (including Environmental Laws) and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     SECTION 5.16 SOLVENT. Such Credit Party is, and such Credit Party and its Subsidiaries are on a consolidated basis, Solvent.

     SECTION 5.17 LICENSES. Schedule 5.17 lists, with respect to such Credit Party or any Subsidiary of such Credit Party that is an Insurance Subsidiary, as of the Closing Date, all of the jurisdictions in which such Credit Party or such Subsidiary holds licenses (including, without limitation, licenses or certificates of authority from relevant Insurance Regulatory Authorities), permits or authorizations to transact insurance and reinsurance business (collectively, the "Licenses"), and indicates the line or lines of insurance in which each such Credit Party is permitted to be engaged with respect to each License therein listed. No License, the loss of which could reasonably be expected to have a Material Adverse Effect, is the subject of proceeding for suspension, revocation or limitation or any similar proceedings. To such Credit Party's knowledge, there is no sustainable basis for such a suspension, revocation or limitation, and no such suspension, revocation or limitation is threatened by any relevant Insurance Regulatory Authority. None of such Credit Party nor any of its Subsidiaries transacts as of the Closing Date any insurance business, directly or indirectly, in any jurisdiction other than those listed on
Schedule 5.18 with respect to such Credit Party or such Subsidiary, where such business requires any license, permit or other authorization of an Insurance Regulatory Authority of such jurisdiction, where such conduct could reasonably be expected to have a Material Adverse Effect.

     SECTION 5.18 REINSURANCE AGREEMENTS.

     (a) Except as set forth on Schedule F to the Annual Statements for the Insurance Subsidiaries for the fiscal year ending December 31, 2004 as updated by Schedule F to the June 30, 2005 financial statements, there are no material liabilities outstanding as of the Closing Date under any Reinsurance Agreement to which such Credit Party or any of its Subsidiaries is a party. (i) Each Reinsurance Agreement to which such Credit Party or any of its Subsidiaries is a Party is in full force and effect; (ii) none of such Credit Party or such Subsidiary or, to the knowledge of such Credit Party, any other party thereto, is in breach of or default under any such contract; and (iii) such Credit Party or such Subsidiary has no reason to believe that the financial condition of any other party to any such contract is impaired such that a default thereunder by such party could reasonably be anticipated, except to the extent in the case of clauses (i), (ii) and (iii) immediately preceding where such failure to be in full force or effect or such breach or default could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Reinsurance Agreement to which such Credit Party or such Subsidiary is a


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

party is qualified under all applicable Requirements of Law to receive the statutory credit assigned to such Reinsurance Agreement in the relevant Annual or Quarterly Statement at the time prepared, except where the failure to be so qualified could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Except as set forth on Schedule 5.18, as of June 30, 2005, each Person to whom such Credit Party or such Subsidiary has ceded any material liability pursuant to any Reinsurance Agreement to which such Credit Party is a party on the Closing Date either: (i) had a rating of "A-" or better by A.M. Best or S&P or (ii) had provided collateral in favor of such Credit Party of the type and in an amount described in Schedule 5.18.

     (b) Except as set forth on Schedule 5.18, there are no Reinsurance Agreements or Insurance Agreements between such Credit Party or any of its Subsidiaries and Affiliates (other than the Borrower and its Subsidiaries.)

     (c) As of the Closing Date, if such Credit Party is an Insurance Subsidiary, such Credit Party has no reinsured obligations under any Surplus Relief Reinsurance Agreement.

     SECTION 5.19 OFAC; ANTI-TERRORISM LAWS.

     (a) None of such Credit Party or any Subsidiary of such Credit Party (i) is a Sanctioned Person, (ii) has more than 15% of its assets in Sanctioned Countries, or (iii) derives more than 15% of its operating income from investments in, or transactions with, Sanctioned Persons or Sanctioned Countries. No part of the proceeds of any Credit Extension hereunder will be used directly or indirectly by such Credit Party or Subsidiary to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.

     (b) Neither the making of the Revolving Loans or the issuance of Letters of Credit, as applicable, hereunder to such Credit Party nor the use of the proceeds thereof by such Credit Party will violate the PATRIOT Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Such Credit Party is in compliance in all material respects with the PATRIOT Act.

     SECTION 5.20 SECURITY DOCUMENTS. The Security Documents to which such Credit Party is a party create a valid and enforceable security interest in and Lien upon all right, title and interest of such Credit Party that in and to the Collateral purported to be pledged by it thereunder and described therein, superior to and prior to the rights of all third persons and subject to no other Liens except as specifically permitted therein. No filings or recordings are required in order to ensure the enforceability, perfection or priority of the security interests created under the Security Documents to which such Credit Party is a party, except for filings or recordings which shall have been previously made; provided, that HCNL represents and warrants that the delivery of the prescribed particulars of charge in the prescribed form to the Registrar of Companies of England and Wales are required in order to ensure the enforceability, perfection or priority of the security interests created under the Security Documents to which HCNL is a party.


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     SECTION 5.21 WITHHOLDING TAXES. The payments by or on account of the
Obligations of any Credit Party will not be subject, by withholding or deduction, to any Taxes imposed by a Credit Party Jurisdiction.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder, any Revolving Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Section 6.1, Section 6.2 and Section 6.3) cause each Subsidiary to:

     SECTION 6.1 FINANCIAL STATEMENTS. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

     (a) as soon as available, but in any event within 90 days (or, if earlier and applicable to the Borrower, the annual report deadline under the Exchange Act rules and regulations) after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income, comprehensive income, stockholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit;

     (b) as soon as available, but in any event within 45 days (or, if earlier and applicable to the Borrower, the quarterly report deadline under the Exchange Act rules and regulations) after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income, comprehensive income, stockholders' equity and cash flows for such fiscal quarter and for the portion of the Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, stockholders' equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

     (c) upon the earlier of (i) 15 days after the regulatory filing date or
(ii) 65 days after the end of each fiscal year, an Annual Statement of each Insurance Subsidiary as of the end of such fiscal year and for the fiscal year then ended, in the form filed with the relevant Insurance Regulatory Authority, prepared in accordance with Statutory Accounting Practices;


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

     (d) upon the earlier of (i) 10 days after the regulatory filing date or
(ii) 60 days after the end of each of the first three fiscal quarters of each fiscal year, a Quarterly Statement of each Insurance Subsidiary as of the end of such fiscal quarter and for that portion of the fiscal year then ended, in the form filed with the relevant Insurance Regulatory Authority, prepared in accordance with Statutory Accounting Practices;

     (e) promptly upon filing with the relevant Insurance Regulatory Authority and in any event within 90 days after the end of each fiscal year, beginning with the fiscal year ended December 31, 2004, a copy of each Insurance Subsidiary's "Statement of Actuarial Opinion" (or equivalent information should the relevant Insurance Regulatory Authority not require such a statement) as to the adequacy of such Insurance Subsidiary's loss reserves for such fiscal year, together with a copy of its management discussion and analysis in connection therewith, each in the format prescribed by the applicable insurance laws of such Insurance Subsidiary's jurisdiction of domicile.

As to any information contained in materials furnished pursuant to Section 6.2(c), the Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

     SECTION 6.2 CERTIFICATES; OTHER INFORMATION. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

     (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a) and Section 6.1(b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

     (b) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters (along with all attachments, appendices or written recommendations included therewith) submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them, in each case where such reports or letters are Material;

     (c) promptly after the same are available, copies of each annual report, proxy or financial statement or other Material report or Material communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

     (d) promptly after the furnishing thereof, copies of any Material statement or Material report furnished to any holder of debt securities of any Credit Party or any Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.1 or any other clause of this Section 6.2;


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     (e) promptly, and in any event within five Business Days after receipt thereof by any Credit Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Credit Party or any Subsidiary thereof and where Borrower in its reasonable discretion determines that such investigation, possible investigation or other inquiry is Material;

     (f) promptly upon the sending or filing thereof, copies of any "internal control" letter filed by or on behalf of the Borrower or any of its Subsidiaries with any Insurance Regulatory Authority which is Material;

     (g) within 60 days of a request of the Administrative Agent at the direction of the Required Lenders (which absent a showing of good cause shall not be more often that one time during any twelve-month period), at the Borrower's expense, an actuarial review of the liabilities and other items of each Insurance Subsidiary prepared by an actuary or a firm of actuaries reasonably acceptable to the Administrative Agent, such actuarial review to be in form and substance reasonably acceptable to the Required Lenders;

     (h) promptly after the same are available, all Material reports on examination or similar Material reports, Material financial examination reports or Material market conduct examination reports by the NAIC or any Insurance Regulatory Authority or other Governmental Authority with respect to any Insurance Subsidiary's insurance business, and all Material filings made under applicable state insurance holding company acts by the Borrower or any of its Subsidiaries, including, without limitation, filings seeking approval of transactions with Affiliates; and

     (i) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary (including, without limitation, financial, actuarial and other information with respect to Reinsurance Agreements), or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

     Documents required to be delivered pursuant to Section 6.1(a) or Section 6.1(b) or Section 6.2(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on Schedule 10.2; or (ii) on which such documents are posted on the Borrower's behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and
(ii) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding


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anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.2(a) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

     The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, "Borrower Materials") by posting the Borrower Materials on SyndTrak or another similar electronic system (the "Platform") and (b) certain of the Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a "Public Lender"). The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (x) by marking Borrower Materials "PUBLIC," the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger, the L/C Issuer and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws; (y) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor;" and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor."

     SECTION 6.3 NOTICES. Promptly notify the Administrative Agent and each
Lender:

     (a) of the occurrence of any Default;

     (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

     (c) of the occurrence of any ERISA Event;

     (d) of any announcement by S&P of any downward change in the Debt Rating;

     (e) of any announcement by A.M. Best of any downward change in the Financial Strength Rating of any Insurance Subsidiary;


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     (f) of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary;

     (g) the receipt by the Borrower or any of its Subsidiaries from any Insurance Regulatory Authority or other Governmental Authority of (A) any notice asserting any failure by the Borrower or any of its Subsidiaries to be in compliance with applicable Requirements of Law, or that threatens the taking of any action against the Borrower or such Subsidiary, or sets forth circumstances, if taken or adversely determined, that would be reasonably likely to have a Material Adverse Effect, or (B) any notice of an actual or threatened suspension, limitation or revocation of, failure to renew, or imposition of any restraining order, escrow or impoundment of funds in connection with, any license, permit, accreditation or authorization of the Borrower or any of its Subsidiaries, where such action or inaction would be reasonably likely to have a Material Adverse Effect;

     (h) the occurrence of any actual change in any insurance statute or regulation governing the investment or dividend practices of any Insurance Subsidiary that would be reasonably likely to have a Material Adverse Effect;

     (i) (i) the occurrence of any material amendment or modification to any Reinsurance Agreement (whether entered into before or after the Closing Date), including any such agreements that are in a runoff mode on the Closing Date, which amendment or modification would be reasonably likely to have a Material Adverse Effect, or (ii) the receipt by the Borrower or any of its Subsidiaries of any written notice of any denial of coverage, litigation, claim or arbitration arising out of any Reinsurance Agreement to which it is a party which would reasonably be likely to have a Material Adverse Effect; or

     (j) any judicial or administrative order limiting or controlling the insurance business of any Insurance Subsidiary (and not the insurance industry generally) which has been issued or adopted and which has had, or which could reasonably be expected to have, a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.3(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

     SECTION 6.4 PAYMENT OF OBLIGATIONS. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP or Statutory Accounting Practices, as the case may be, are being maintained by the Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP or Statutory Accounting Practices, as the case may be, are being maintained by the Borrower or such Subsidiary other than Liens arising pursuant to ERISA; and (c) all Indebtedness, as and


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when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

     SECTION 6.5 PRESERVATION OF EXISTENCE, ETC. Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by
Section 7.4 or Section 7.6; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

     SECTION 6.6 MAINTENANCE OF PROPERTIES. Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided that this Section shall not prevent the Borrower or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Borrower has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     SECTION 6.7 MAINTENANCE OF INSURANCE. Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

     SECTION 6.8 COMPLIANCE WITH LAWS. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

     SECTION 6.9 BOOKS AND RECORDS. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP or Statutory Accounting Practices, as the case may be, consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.

     SECTION 6.10 INSPECTION RIGHTS. Permit representatives and agents of the Administrative Agent and each Lender, at the Administrative Agent's or Lender's expense (but at the Borrower's expense after the occurrence and during the continuance of an Event of Default), to visit and inspect any of its properties, to examine its corporate, financial and


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operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and employees and, with the prior written consent of the Borrower prior to the occurrence and continuance of an Event of Default (which consent shall not be unreasonably withheld), the independent public accountants of the Borrower, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or agents) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

     SECTION 6.11 USE OF PROCEEDS. Use the proceeds of (i) the Credit Extensions for general corporate purposes not in contravention of any Law or of any Loan Document and (ii) Letters of Credit to support insurance or reinsurance liabilities of any Insurance Subsidiary.

     SECTION 6.12 DIVIDENDS. Take all action necessary to cause its Subsidiaries to make such dividends, distributions, or other payments to the Borrower as shall be necessary for the Borrower to make payments of the Obligations. In the event the approval of any Governmental Authority or other Person is required in order for any such Subsidiary to make any such dividends, distributions or other payments to the Borrower, or for the Borrower to make any such principal or interest payments, the Borrower will forthwith exercise its best efforts and take all actions permitted by law and necessary to obtain such approval.

     SECTION 6.13 OFAC, PATRIOT ACT COMPLIANCE. The Borrower will, and will cause each of its Subsidiaries to, (i) refrain from doing business in a Sanctioned Country or with a Sanctioned Person in violation of the economic sanctions of the United States administered by OFAC, and (ii) provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with the PATRIOT Act.

     SECTION 6.14 COLLATERAL.

     (a) Pursuant to the Security Documents and as collateral security for the payment and performance of the L/C Obligations in respect of Secured Letters of Credit issued on its account, each Credit Party shall grant and convey, or cause to be granted and conveyed, to the Administrative Agent for its benefit and the benefit of the Lenders, a Lien and security interest in, to and upon the Collateral.

     (b) Subject to Section 2.3(g), each Credit Party shall at all times cause its respective L/C Collateral Balance to equal or exceed the sum of the aggregate principal amount of L/C Obligations attributable to Secured Letters of Credit issued for its account.

     (c) Each Credit Party shall deliver or cause to be delivered to the Administrative Agent a certificate executed by an Responsible Officer of such Credit Party, in the form of Exhibit G or otherwise in a form reasonably satisfactory to the Administrative Agent (which form may vary depending on the frequency of the delivery of such certificate and subject to the review and verification by the Administrative Agent), setting forth the aggregate L/C Obligations attributable to such Credit Party, the fair market value of the L/C Collateral deposited in its


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Custodial Account by category and in the aggregate, the calculation of the L/C
Collateral Balance and such other information as the Administrative Agent may reasonably request (such certificate, a "L/C Collateral Balance Report"), (A) on the Business Day immediately preceding the proposed date of issuance of a Secured Letter of Credit or the conversion by the Borrower of a Letter of Credit issued on its account from one Type to another Type, (B) within 10 Business Days after the end of each calendar month, (C) at and as of such other times as the Administrative Agent may reasonably request in its sole discretion and (D) at such other times as the Credit Parties may reasonably request.

     SECTION 6.15 FURTHER ASSURANCES. Each of the Credit Parties shall, and shall cause each of their respective Subsidiaries to, make, execute, endorse, acknowledge and deliver any amendments, modifications or supplements hereto and restatements hereof and any other agreements, instruments or documents, and take any and all such other actions, as may from time to time be reasonably requested by the Administrative Agent or the Required Lenders to perfect and maintain the validity and priority of the Liens granted pursuant to the Security Documents and to effect, confirm or further assure or protect and preserve the interests, rights and remedies of the Administrative Agent and the Lenders under this Agreement and the other Loan Documents.

                                  ARTICLE VII

                               NEGATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder, any Revolving Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

     SECTION 7.1 LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

     (a) Liens pursuant to any Loan Document;

     (b) Liens existing on the date hereof and listed on Schedule 7.1 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased,
(iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.3(b);

     (c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

     (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;


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     (e) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

     (f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

     (h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.1(h) or securing appeal or other surety bonds related to such judgments;

     (i) Liens consisting of deposits made by an Insurance Subsidiary with the Insurance Regulatory Authority in its jurisdiction of domicile or other statutory Liens or claims imposed or required by applicable insurance Law or regulation against the assets of any Insurance Subsidiary, in each case in favor of all policyholders of such Insurance Subsidiary and in the ordinary course of such Insurance Subsidiary's business;

     (j) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Borrower or a Subsidiary or its becoming a Subsidiary, or any Lien existing on any property acquired by the Borrower or any Subsidiary at the time such property is so acquired (whether or not the Indebtedness secured thereby shall have been assumed), provided that no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Subsidiary or such acquisition of property;

     (k) Liens entered into in the ordinary course of business of a Subsidiary's insurance or reinsurance business with respect to trust agreements; and

     (l) Liens (other than Liens specified in clauses (a) through (k) above) on other than stock of any Insurance Subsidiary securing other Obligations of the Borrower and its Subsidiaries not to exceed $25,000,000 in aggregate at any one time outstanding.

     SECTION 7.2 INVESTMENTS. Make any Investments in (a) Fairfax, Crum & Forster, Northbridge Financial, TIG Insurance Group, TIG Insurance Company, ORH Holdings, Inc., Fairfax Financial (US) LLC, United States Fire Insurance Company or Fairfax Inc. or their respective Affiliates and Subsidiaries (other than the Borrower and its Subsidiaries) or (b) debt and equity securities of Fairfax, Crum & Forster, Northbridge Financial, TIG Insurance Group, TIG Insurance Company, ORH Holdings, Inc., Fairfax Financial (US) LLC, United States Fire Insurance Company or Fairfax Inc. or their respective Affiliates and Subsidiaries (other than the Borrower and its Subsidiaries), other than (i) existing Investments listed on Schedule 7.2 not in excess of the amounts set forth on such schedule, (ii) existing and future Investments in investment trusts, hedge funds and other investment vehicles managed by Fairfax or any of its


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Affiliates, (iii) Investments in investment vehicles where Affiliates of Fairfax are co-investors and (iv) other Investments other than the foregoing; provided that (A) the aggregate amount of such Investments permitted under this clause
(iv) shall not exceed $50,000,000 at any time outstanding, (B) each such Investment shall be permitted by the applicable Investment Guidelines and (C) each such Investment shall not violate any Requirement of Law.

     SECTION 7.3 INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

     (a) Indebtedness under the Loan Documents;

     (b) Indebtedness outstanding on the date hereof and listed on Schedule 7.3 and any refinancings, refundings, renewals or extensions thereof; provided that
(i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Credit Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

     (c) Indebtedness of any Wholly Owned Subsidiary of the Borrower to the Borrower or to another Wholly Owned Subsidiary and of the Borrower to any Wholly Owned Subsidiary;

     (d) obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a "market view;" and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

     (e) the Private Placement Debt;

     (f) the Convertible Debt;

     (g) obligations entered into in the ordinary course of business of an Insurance Subsidiary's insurance or reinsurance business in respect of trust arrangements formed in the ordinary course of business for the benefit of cedents to secure reinsurance recoverables owed to them by such Insurance Subsidiary; and

     (h) other unsecured Indebtedness, provided that no Default or Event of Default would exist at the time of the incurrence thereof and after giving effect thereto.


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     SECTION 7.4 MERGER; CONSOLIDATION. Permit or cause any of its Subsidiaries to, liquidate, wind up or dissolve, or enter into any consolidation, merger or other combination, or agree to do any of the foregoing; provided, however, that any Credit Party or any Subsidiary may merge into or consolidate with any other Person so long as (y) the surviving corporation is a Credit Party or a Wholly Owned Subsidiary of a Credit Party (and in any event, if a Credit Party is a party to such merger or consolidation, the surviving corporation shall be such Credit Party, it being understood and agreed that in the case of a merger or consolidation between a Subsidiary Obligor with the Borrower, the survivor corporation of such merger or consolidation shall be the Borrower), and (z) immediately after giving effect thereto, no Default or Event of Default would occur or exist.

     SECTION 7.5 DISPOSITION OF ASSETS.

     (a) Other than the sale, assignment, lease, conveyance, or transfer of (1) inventory held for sale, (2) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Borrower or any of its Subsidiaries or that is obsolete and (3) securities in the investment portfolios of the Borrower or its Subsidiaries, sell, assign, lease, convey, transfer, assumption reinsure or otherwise dispose of (whether in one or a series of transactions) any of its assets (an "Asset Disposition") unless (i) in the good faith opinion of the Borrower, the Asset Disposition is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged and is in the best interest of the Borrower or such Subsidiary; (ii) immediately after giving effect to the Asset Disposition, no Default or Event of Default would exist; and (iii) immediately after giving effect to the Asset Disposition, the Fair Market Value of all property that was the subject of any Asset Disposition (x) occurring in the then current fiscal year of the Borrower would not exceed 10% of Consolidated Net Worth as of the then most recently ended fiscal year and (y) occurring over the term of this Agreement would not exceed $450,000,000; provided that no Equity Interest of any Subsidiary Obligor shall be the property subject to any Asset Disposition unless (in addition to the foregoing conditions) (A) such Subsidiary Obligor has no outstanding Obligations and (B) the Borrower expressly assumes all of such Subsidiary Obligor's Obligations to the Administrative Agent, the L/C Issuer and the Lenders pursuant to Section 3.1, Section 3.4, Section 10.4 or any other provision of this Agreement that survives the payment in full of such Subsidiary Obligor's Obligations.

     (b) Notwithstanding anything herein to the contrary, the Borrower will not, and will not permit or cause any of its Subsidiaries to, sell, or otherwise dispose of, any Equity Interest of OARC.

     SECTION 7.6 RESTRICTED PAYMENTS. Declare or make any dividend payment, or make any other distribution of cash, property or assets, in respect of any of its capital stock or any warrants, rights or options (other than employee stock options) to acquire its capital stock, or purchase, redeem, retire or otherwise acquire for value any shares of its capital stock (other than shares of its capital stock purchased to meet its obligations under existing stock-based compensation plans for its employees) or any warrants, rights or options to acquire its capital stock, or set aside funds for any of the foregoing, except that:

     (a) each Wholly Owned Subsidiary may declare and make dividend payments or other distributions to the Borrower or another Wholly Owned Subsidiary to the extent permitted


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under applicable Requirements of Law and, as to the Insurance Subsidiaries, by
each relevant Insurance Regulatory Authority; and

     (b) so long as no Default or Event of Default exists or would result therefrom, the Borrower may make dividends, payments, distributions, acquisition, purchases, retirements or redemptions in an aggregate amount during any fiscal year not to exceed the lesser of (i) the greater of (A) 20% of Consolidated Net Income for the period of four consecutive fiscal quarters of the Borrower most recently ended and (B) $15,000,000 and (ii) 50% of Consolidated Net Worth at the end of such fiscal year; provided however in no event shall dividends and distributions to Fairfax and its Affiliates (including, without limitation, any payments in respect of any Guarantees listed on Schedule 7.3 to this Agreement, net of any indemnification payments made by Fairfax) during any fiscal year exceed $30,000,000 in aggregate amount.

The Borrower will not, and will not permit or cause any of its Subsidiaries to, make (or give any notice in respect of) any voluntary or optional payment or prepayment on any Indebtedness or, directly or indirectly, make any redemption (including pursuant to any change of control provision), retirement, defeasance or other acquisition for value of any Indebtedness, or make any deposit or otherwise set aside funds for any of the foregoing purposes; provided, however, the Borrower and its Subsidiaries may voluntarily prepay, voluntarily redeem, voluntarily retire, voluntarily defease or voluntarily acquire for value any Indebtedness and/or Convertible Debt so long as no Default or Event of Default exists or would result therefrom.

     SECTION 7.7 CHANGE IN NATURE OF BUSINESS. Engage to any substantial degree in any business other than the insurance or reinsurance business and other businesses engaged in by the Borrower and its Subsidiaries on the date hereof or a business reasonably related thereto.

     SECTION 7.8 TRANSACTIONS WITH AFFILIATES. Enter into any material transaction with any officer, director, stockholder or other Affiliate of the Borrower or any Subsidiary, except in the ordinary course of its business and upon fair and reasonable terms that are no less favorable to it than it would obtain in a comparable arm's length transaction with a Person other than an Affiliate of the Borrower or such Subsidiary; provided, however, that nothing contained in this Section shall prohibit:

     (a) transactions described on Schedule 7.8 or otherwise expressly permitted hereunder; and

     (b) the payment by Borrower of reasonable and customary fees to members of its board of directors.

     SECTION 7.9 CERTAIN AMENDMENTS. a) Amend, modify or waive, or permit the amendment, modification or waiver of, any provision of any agreement or instrument evidencing or governing any Indebtedness or (b) amend or modify its articles or certificate of incorporation or bylaws, in each case under clauses
(a) and (b) other than any amendments, modifications or waivers that could not reasonably be expected to affect the Lenders adversely.

     SECTION 7.10 BURDENSOME AGREEMENTS. Create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on (a) the ability of the Borrower and its Subsidiaries to perform and comply with their respective obligations under the Loan Documents,


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(b) the ability of the Borrower or any Subsidiary to grant, assume or permit to exist any Lien upon any of its assets or properties as security, directly or indirectly, for the Obligations, other than the restrictions set forth in the Loan Documents, or (c) the ability of any Subsidiary to make payments or other distributions in respect of its capital to the Borrower or any other Subsidiary, or make transfers to the Borrower or any other Subsidiary, in each case, other than as existing under or by reason of the Loan Documents or applicable Requirements of Law.

     SECTION 7.11 USE OF PROCEEDS. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

     SECTION 7.12 FISCAL YEAR. Permit or cause any of its Insurance Subsidiaries to, change the ending date of its fiscal year to a date other than December 31.

     SECTION 7.13 REINSURANCE AGREEMENTS. Permit or cause any of its Insurance Subsidiaries to be or become a party to any Reinsurance Agreement (excluding any retrocession agreement and any Reinsurance Agreement with respect to which the reinsurer's obligations thereunder are fully-secured) with any reinsurer whose Financial Strength Rating or Debt Rating (as rated by S&P) is less than "A-", other than (i) reinsurers in respect of the Reinsurance Agreements listed on
Schedule 5.18 (but only in amounts presently existing as listed on such Schedule) with a rating so listed on the date hereof, but not less than such listed rating; and (ii) other reinsurers whose Financial Strength Rating or Debt Rating (as rated by S&P) is less than "A-", provided that the aggregate amount of the obligations under Reinsurance Agreements with such reinsurers described in clauses (i) or (ii) of this Section shall not exceed 20% of ceded premiums in any fiscal year.

     SECTION 7.14 FINANCIAL COVENANTS.

     (A) MAXIMUM TOTAL DEBT TO CAPITALIZATION RATIO. Permit the Total Debt to Capitalization Ratio to exceed 0.30 to 1.0 at any time.

     (B) MINIMUM STATUTORY SURPLUS. Permit the Statutory Surplus to be less than $1,000,000,000.

     (C) MINIMUM RISK-BASED CAPITAL. Permit the ratio of (i) "total adjusted capital" (within the meaning of the Risk-Based Capital for Insurers Model Act as promulgated by the NAIC as of the date hereof (the "Model Act")) of OARC to (ii) 2 times the "Authorized Control Level Risk-Based Capital" (within the meaning of the Model Act) of OARC to be less than one hundred fifty percent (150%), as of the last day of any fiscal quarter, beginning with the fiscal quarter ending September 30, 2005.


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                                  ARTICLE VIII

                         EVENTS OF DEFAULT AND REMEDIES

     SECTION 8.1 EVENTS OF DEFAULT. Any of the following shall constitute an Event of Default:

     (a) Non-Payment. The Borrower or any other Credit Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Revolving Loan or any L/C Obligation, or (ii) within three days after the same becomes due, any interest on any Revolving Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

     (b) Specific Covenants. The Borrower or any other Credit Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.3, Section 6.5, Section 6.10, or Section 6.11, Section 6.14(a), Section 6.14(c) or ARTICLE VII (other than Section 7.13); or

     (c) Other Defaults. Any Credit Party fails to perform or observe any other covenant or agreement (not specified in subsection (a), (b) or (n) of this Section 8.1) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

     (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Credit Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith which is qualified as to materiality shall be incorrect or misleading, and any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Credit Party herein which is not qualified as to materiality shall be incorrect or misleading in all material respects, in each case when made or deemed made; or

     (e) Cross-Default. (i) The Borrower or any Material Subsidiary fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of the Private Placement Debt, the Convertible Debt or any other Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $50,000,000 and such failure continues after the applicable notice or grace period, if any, specified in the relevant document or
(ii) the Borrower or any Subsidiary defaults in the performance of any other agreement, term or condition contained in Private Placement Debt, the Convertible Debt or any other Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) or some other event occurs, and the effect of which default or other event is to cause, or to permit the holder or holders of the Private Placement Debt, the Convertible Debt or any other such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed


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(automatically or otherwise), or an offer to repurchase, prepay, defease or redeem the Private Placement Debt, the Convertible Debt or such Indebtedness to be made, prior to its stated maturity (other with respect to a market condition call exercised by the holders of the Convertible Debt), or such Guarantee to become payable, or cash collateral in respect thereof to be demanded, in excess of such amount; or (iii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than $50,000,000; or

     (f) Insolvency Proceedings, Etc. Any Credit Party or any other Material Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

     (g) Inability to Pay Debts; Attachment. (i) Any Credit Party or any other Material Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

     (h) Judgments. There is entered against any Credit Party or any of their respective Subsidiaries or any combination thereof (i) one or more final judgments or orders for the payment of money in an aggregate amount exceeding 5% of Consolidated Net Worth that is not stayed, discharged or paid within 20 days after entry thereof (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 20 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

     (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $10,000,000, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $10,000,000; or


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     (j) Invalidity of Loan Documents. Any material provision of any Loan
Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Credit Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Credit Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document;

     (k) Invalidity of Security Documents. Any Security Document to which any Credit Party is now or hereafter a party shall for any reason cease to be in full force and effect or cease to be effective to give the Administrative Agent a valid and perfected security interest in and Lien upon the Collateral purported to be covered thereby, subject to no Liens other than Liens in favor of the Custodian, in each case unless any such cessation occurs in accordance with the terms thereof or is due to any act or failure to act on the part of the Administrative Agent or any Lender, or any Credit Party shall assert any of the foregoing; or

     (l) Loss of Licenses. Any Governmental Authority revokes, fails to renew or suspends any License of the Borrower or any Insurance Subsidiary, which revocation, failure or suspension has had or could reasonably be expected to have a Material Adverse Effect, or the Borrower or any Insurance Subsidiary for any reason loses any License which loss had had or could reasonably be expected to have a Material Adverse Effect, or the Borrower or any Insurance Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any License which imposition has or could reasonably be expected to have a Material Adverse Effect; or

     (m) Ratings Downgrade. (i) The Financial Strength Rating for OARC falls below B+; or

     (n) L/C Collateral. The aggregate L/C Obligations of any Letter of Credit Obligor exceeds the L/C Collateral Balance for such Letter of Credit Obligor for a period of 14 days or more; or

     (o) Change of Control. There occurs any Change of Control.

     SECTION 8.2 REMEDIES UPON EVENT OF DEFAULT. If any Event of Default (other than an Event of Default pursuant to Section 8.1(n)) occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

     (a) declare the commitment of each Lender to make Revolving Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

     (b) declare the unpaid principal amount of all outstanding Revolving Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand,


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protest or other notice of any kind, all of which are hereby expressly waived by the Credit Parties;

     (c) require that the Credit Parties Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

     (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Revolving Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Credit Parties to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender;

provided, further, if any Event of Default pursuant to Section 8.1(n) occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

          (i) require that the Borrower or the applicable Subsidiary Obligor Cash Collateralize the L/C Obligations (in an amount equal to the difference between then Outstanding Amount thereof and the L/C Collateral Balance of the Borrower or the applicable Subsidiary Obligor); and

          (ii) liquidate all or any part of the L/C Collateral..

     SECTION 8.3 APPLICATION OF FUNDS. After the exercise of remedies provided for in Section 8.2 (or after the Revolving Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.2), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

     First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under
ARTICLE III) payable to the Administrative Agent in its capacity as such;

     Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under ARTICLE
III), ratably among them in proportion to the amounts described in this clause Second payable to them;

     Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Revolving Loans, L/C Borrowings and other Obligations, ratably among the


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Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

     Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Revolving Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them;

     Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

     Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

     Subject to Section 2.3(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

                                   ARTICLE IX

                              ADMINISTRATIVE AGENT

     SECTION 9.1 APPOINTMENT AND AUTHORITY. Each of the Lenders and the L/C Issuer hereby irrevocably appoints Wachovia to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders, and the L/C Issuer, and neither the Borrower nor any of the Subsidiary Obligors shall have rights as a third party beneficiary of any of such provisions.

     SECTION 9.2 RIGHTS AS A LENDER. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

     SECTION 9.3 EXCULPATORY PROVISIONS. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:


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     (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

     (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

     (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any of its Affiliates or any of the Subsidiary Obligors that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

     The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.1 and Section 8.2 or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Subsidiary Obligor, a Lender or the L/C Issuer.

     The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

     SECTION 9.4 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Revolving Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the


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satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Revolving Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

     SECTION 9.5 DELEGATION OF DUTIES. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

     SECTION 9.6 RESIGNATION OF ADMINISTRATIVE AGENT. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.4 shall continue in effect for the benefit of such retiring Administrative Agent, its sub


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agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

     Any resignation by Wachovia as Administrative Agent pursuant to this Section shall also constitute its resignation as the L/C Issuer. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of a retiring L/C Issuer, (b) the retiring L/C Issuer shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

     SECTION 9.7 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

     SECTION 9.8 NO OTHER DUTIES, ETC. Anything herein to the contrary notwithstanding, the Arranger shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as Administrative Agent, a Lender or the L/C Issuer hereunder.

     SECTION 9.9 ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Revolving Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower or any Subsidiary Obligor) shall be entitled and empowered, by intervention in such proceeding or otherwise

     (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Revolving Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Section 2.3(i) and (j), Section 2.8and Section 10.4) allowed in such judicial proceeding; and


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     (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 2.8 and Section 10.4.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

                                    ARTICLE X

                                  MISCELLANEOUS

     SECTION 10.1 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Credit Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Credit Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

     (a) waive any condition set forth in Section 4.1(a) without the written consent of each Lender;

     (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.2) without the written consent of such Lender;

     (c) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

     (d) reduce the principal of, or the rate of interest specified herein on, any Revolving Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.1) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate;


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     (e) change Section 2.12 or Section 8.3 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

     (f) change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

     (g) (i) release any of the L/C Collateral for any Letter of Credit Obligor (other than pursuant to the exercise of remedies pursuant to the second proviso of Section 8.2), (ii) change the definition of "Collateral Coverage Percentage", or (iii) waive any Event of Default pursuant to Section 8.1(n), without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by the L/C Issuer; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iii) Section 10.6(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Revolving Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

     SECTION 10.2 NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION.

     (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

          (i) if to the Borrower, any Subsidiary Obligor, the Administrative Agent or the L/C Issuer, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.2; and

          (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the


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recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

     (b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to ARTICLE II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Borrower or any Subsidiary Obligor may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

     Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

     (c) Change of Address, Etc. Each of the Borrower, any Subsidiary Obligor, the Administrative Agent and the L/C Issuer may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, each Subsidiary Obligor, the Administrative Agent and the L/C Issuer.

     (d) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Revolving Loan Notices) purportedly given by or on behalf of the Borrower or any Subsidiary Obligor even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower and each Subsidiary Obligor shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower or such Subsidiary Obligor. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

     SECTION 10.3 NO WAIVER; CUMULATIVE REMEDIES. No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising,


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any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     SECTION 10.4 EXPENSES; INDEMNITY; DAMAGE WAIVER.

     (a) Costs and Expenses. The Borrower (and each Subsidiary Obligor, to the extent related to any Letter of Credit issued for the account of such Subsidiary Obligor) shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Revolving Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Revolving Loans or Letters of Credit.

     (b) Indemnification by the Borrower. The Borrower (and each Subsidiary Obligor, to the extent related to any Letter of Credit issued for the account of such Subsidiary Obligor) shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Revolving Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Credit Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused


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by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Credit Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Borrower or such Credit Party has obtained a judgment in its favor on such claim as determined by a court of competent jurisdiction.

     (c) Reimbursement by Lenders. To the extent that the Borrower or any Subsidiary Obligor for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or the L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of
Section 2.11(d).

     (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower and each Subsidiary Obligor shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Revolving Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

     (e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

     (f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent and the L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

     SECTION 10.5 PAYMENTS SET ASIDE. To the extent that any payment by or on behalf of any Credit Party is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared


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to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

     SECTION 10.6 SUCCESSORS AND ASSIGNS.

     (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any Subsidiary Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section,
(ii) by way of participation in accordance with the provisions of subsection (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) or (i) of this Section, or (iv) to an SPC in accordance with the provisions of subsection (h) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Assignment by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, the Revolving Loans, and, for purposes of this subsection (b), participations in L/C Obligations, at the time owing to it); provided that

          (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Revolving Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Revolving Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Revolving Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as


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     no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

          (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Revolving Loans or the Commitment assigned; and

          (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 3.1, Section 3.4, Section 3.5, and
Section 10.4 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

     (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower and each Subsidiary Obligor, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Revolving Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, each Subsidiary Obligor, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each of the Borrower, each Subsidiary Obligor and the L/C Issuer at any reasonable time and from time to time upon reasonable prior notice.

     (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower, any Subsidiary Obligor or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment, the Revolving Loans and/or such Lender's participations in L/C Obligations owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely


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responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, each Subsidiary Obligor, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

     Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to
Section 10.1 that directly affects such Participant. Subject to subsection (e) of this Section, the Borrower and each Subsidiary Obligor agrees that each Participant shall be entitled to the benefits of Section 3.1, Section 3.4, and
Section 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of
Section 10.9 as though it were a Lender, provided such Participant agrees to be subject to Section 2.12 as though it were a Lender.

     (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.1 or Section 3.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's and each Subsidiary Obligor's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.1 unless the Borrower and each Subsidiary Obligor is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower and each Subsidiary Obligor, to comply with Section 3.1(e) as though it were a Lender.

     (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     (g) Electronic Execution of Assignments. The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

     (h) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent, the Borrower and each


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Subsidiary Obligor (an "SPC") the option to provide all or any part of any
Revolving Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Revolving Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Revolving Loan, the Granting Lender shall be obligated to make such Revolving Loan pursuant to the terms hereof, or if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.11(b)(ii). Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower or any Subsidiary Obligor under this Agreement (including its obligations under Section 3.4), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Revolving Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Revolving Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent, assign all or any portion of its right to receive payment with respect to any Revolving Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Revolving Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

     (i) Resignation as L/C Issuer after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Wachovia assigns all of its Commitment and Revolving Loans pursuant to subsection (b) above, Wachovia may, upon 30 days' notice to the Borrower, the Letter of Credit Obligors, and the Lenders, resign as the L/C Issuer. In the event of any such resignation as the L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Wachovia as the L/C Issuer. If Wachovia resigns as the L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit issued by it outstanding as of the effective date of its resignation as the L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Revolving Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.3(c)).

     SECTION 10.7 TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates' and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and shall have agreed to keep such

Information confidential substantially in accordance with this Section 10.7),
(b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the NAIC), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or
(ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the prior written consent of the Borrower and each Subsidiary Obligor or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or a Subsidiary Obligor.

     For purposes of this Section, "Information" means all information received from the Borrower, any Subsidiary Obligor or any Subsidiary relating to the Borrower, any Subsidiary Obligor or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower, any Subsidiary Obligor or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     SECTION 10.8 RIGHT OF SET-OFF. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any Subsidiary Obligor against any and all of the obligations of the Borrower or such Subsidiary Obligor now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Subsidiary Obligor may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrower or any Subsidiary Obligor, as the case may be, and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

     SECTION 10.9 INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Revolving Loans or, if it exceeds such unpaid principal, refunded to the Borrower or Subsidiary Obligor, as the case may be. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

     SECTION 10.10 COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 10.11 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Revolving Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

     SECTION 10.12 SEVERABILITY. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 10.13 REPLACEMENT OF LENDERS. If any Lender requests compensation under Section 3.4, or if the Borrower is required to pay any additional amount to any Lender or any

Governmental Authority for the account of any Lender pursuant to Section 3.1, if any Lender is a Defaulting Lender or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.6), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

     (a) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.6(b);

     (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Revolving Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.5) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

     (c) in the case of any such assignment resulting from a claim for compensation under Section 3.4 or payments required to be made pursuant to
Section 3.1, such assignment will result in a reduction in such compensation or payments thereafter; and

     (d) such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

     SECTION 10.14 GOVERNING LAW; JURISDICTION; ETC.

     (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES).

     (b) SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER CREDIT PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE

FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

     (c) WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

     (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.2. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

     SECTION 10.15 WAIVER JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     SECTION 10.16 PATRIOT ACT NOTICE. Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                        ODYSSEY RE HOLDINGS CORP.


                                        By: /s/ Robert Giammarco
                                            ------------------------------------
                                        Name: Robert Giammarco
                                        Title: Executive Vice President &
                                               Chief Financial Officer


                                        ODYSSEY AMERICA REINSURANCE CORPORATION


                                        By: /s/ Robert Giammarco
                                            ------------------------------------
                                        Name: Robert Giammarco
                                        Title: Executive Vice President


                                        CLEARWATER INSURANCE COMPANY


                                        By: /s/ Robert Giammarco
                                            ------------------------------------
                                        Name: Robert Giammarco
                                        Title: Executive Vice President


                                        CLEARWATER SELECT INSURANCE COMPANY


                                        By: /s/ Robert Giammarco
                                            ------------------------------------
                                        Name: Robert Giammarco
                                        Title: Executive Vice President

                   SIGNATURE PAGE TO ODYSSEY RE HOLDINGS CORP.
                                CREDIT AGREEMENT

                                        HUDSON INSURANCE COMPANY


                                        By: /s/ James E. Migliorini
                                            ------------------------------------
                                        Name: James E. Migliorini
                                        Title: President & Chief Operating
                                               Officer


                                        HUDSON SPECIALTY INSURANCE COMPANY


                                        By: /s/ James E. Migliorini
                                            ------------------------------------
                                        Name: James E. Migliorini
                                        Title: President & Chief Operating
                                               Officer


                                        HUDSON CORPORATE NAME LIMITED


                                        By: /s/ J R F Micklem
                                            -----------------------------------
                                        Name: J R F Micklem
                                        Title: Director

                   SIGNATURE PAGE TO ODYSSEY RE HOLDINGS CORP.
                                CREDIT AGREEMENT

                                        WACHOVIA BANK, NATIONAL ASSOCIATION,
                                        as Administrative Agent, Lender, and L/C
                                        Issuer


                                        By: /s/ Stephen Locke
                                            ------------------------------------
                                        Name: Stephen Locke
                                        Title: Director

                   SIGNATURE PAGE TO ODYSSEY RE HOLDINGS CORP.
                                CREDIT AGREEMENT

                                        KEY BANK, NATIONAL ASSOCIATION,
                                        as Syndication Agent and Lender


                                        By: /s/ Sherrie I. Manson
                                            ------------------------------------
                                        Name: Sherrie I. Manson
                                        Title: Vice President

                   SIGNATURE PAGE TO ODYSSEY RE HOLDINGS CORP.
                                CREDIT AGREEMENT

                                        CITIBANK, N.A., as Documentation Agent
                                        and Lender


                                        By: /s/ David A. Dodge
                                            ------------------------------------
                                        Name: David A. Dodge
                                        Title: Managing Director

                   SIGNATURE PAGE TO ODYSSEY RE HOLDINGS CORP.
                                CREDIT AGREEMENT

                                        WEBSTER BANK, NATIONAL ASSOCIATION,
                                        as Documentation Agent and Lender


                                        By: /s/ Lawrence Davis
                                            ------------------------------------
                                        Name: Lawrence Davis
                                        Title: Vice President

                   SIGNATURE PAGE TO ODYSSEY RE HOLDINGS CORP.
                                CREDIT AGREEMENT

                                        PNC BANK, NATIONAL ASSOCIATION, as
                                        Lender


                                        By: /s/ Edward J. Chidiac
                                            ------------------------------------
                                        Name: Edward J. Chidiac
                                        Title: Managing Director

                   SIGNATURE PAGE TO ODYSSEY RE HOLDINGS CORP.
                                CREDIT AGREEMENT

                                        JPMORGAN CHASE BANK, as Lender


                                        By: /s/ Helen L. Newcomb
                                            ------------------------------------
                                        Name: Helen L. Newcomb
                                        Title: Vice President

                   SIGNATURE PAGE TO ODYSSEY RE HOLDINGS CORP.
                                CREDIT AGREEMENT

                     DISCLOSURE SCHEDULE TO CREDIT AGREEMENT

          This Disclosure Schedule has been prepared in connection with the Credit Agreement, dated as of September 23, 2005 among Odyssey Re Holdings Corp., as the Borrower, Wachovia Bank, National Association, as Administrative Agent, the other Lenders party thereto and Wachovia Capital Markets, LLC, as Sole Lead Arranger and Sole Book Runner (the "Credit Agreement"). Unless otherwise defined in this Disclosure Schedule, all capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

          This Disclosure Schedule is qualified in its entirety by reference to specific provisions of the Credit Agreement, and is not intended to constitute, and shall not be construed as constituting, representations or warranties of the any or all of the Credit Parties except as and to the extent provided in the Credit Agreement. Inclusion of information herein shall not be construed as an admission that such information is material to the business, assets, financial condition or operations of the Borrower or any of the other Credit Parties.

          Headings have been inserted on the sections of the Disclosure Schedule for convenience of reference only and shall to no extent have the effect of amending or changing the express description of the sections as set forth in the Credit Agreement. The annexes or exhibits to any particular section of this Disclosure Schedule form an integral part of this Disclosure Schedule and are incorporated by reference for all purposes as if set forth fully herein.

                                                                    SCHEDULE 2.1

                                   COMMITMENTS
                           AND APPLICABLE PERCENTAGES

                                                       APPLICABLE
               LENDER                  COMMITMENT      PERCENTAGE
               ------                 ------------   -------------
Wachovia Bank, National Association   $ 40,000,000    26.666666667
Key Bank National Association         $ 25,000,000    16.666666667
Citibank, N.A.                        $ 25,000,000    16.666666667
PNC Bank, National Association        $ 20,000,000    13.333333333
Webster Bank, National Association    $ 25,000,000    16.666666667
JPMorgan Chase Bank                   $ 15,000,000    10.000000000

TOTAL:                                $150,000,000   100.000000000%

Schedule 2.1

                                                                    SCHEDULE 5.5

                   SUPPLEMENT TO INTERIM FINANCIAL STATEMENTS

OTHER LIABILITIES AND PAYABLE FOR SECURITIES PURCHASED

The following balances are as of June 30, 2005 and December 31, 2004 (in thousands):

                                    6/30/05   12/31/04    CHANGE
                                   --------   --------   --------
Salaries and other compensation    $ 14,602   $ 20,312     (5,710)
Outside services                      5,051      2,735      2,316
Premium taxes                         1,042      1,914       (872)
Benefit plan accrual                 18,279     17,314        965
Other operational liabilities         8,884      9,114       (230)
Commission reserve                   25,731     24,076      1,655
Loss draft outstanding                2,855      4,071     (1,216)
Amounts withheld by company          11,152      9,178      1,974
Payable for securities purchased     12,735     36,670    (23,935)
Payable to non-affiliates               261         --        261
Payable to affiliates                   236      1,100       (864)
Interest payable                      4,359      3,271      1,088
Foreign Exchange                      7,375     10,941     (3,566)
Other                                 2,644          7      2,638
                                   --------   --------   --------
   GRAND TOTAL                     $115,207   $140,704   $(25,497)
                                   ========   ========   ========

- Purchased securities totaling $12.7 million and $36.7 million at the end of June 30, 2005 and December 31, 2004, respectively, had not settled at the end of their respective periods, however, they settled in July and January 2005, repectively

- Commission reserves increased by $1.6 million, partially due to an increase in Latin America of $1.3 million

- Salaries and other compensation decreased by $5.7 million due to a $1.3 million decrease in personnel related expenses, $4.4 million decrease in bonus accrual (2004 bonus payout offset by 2005 bonus accrual).

- Outside services increased 2.3 million primarily due to $1.2 million Sarbox accrual for KPMG and PwC, and $1.9 million audit and legal accrual.

- Interest Payable increased $1.1 million due to the interest accrual on the 6.875% Senior Note which was acquired in second quarter 2005. Interest payments are made semi-annually in May, June, November and December.

-    Amounts withheld increased by $2.0 million due to business activity.

- Foreign Exchange on OARC's book of business primarily in pounds sterling has decreased by $3.6 million due to weakening US dollar.

- Other increased $2.6 million due to the deposit accounting's Performance Insurance Company auto physical damage quota share contract effective 1/1/05.

The components of debt obligations are as follows (in thousands):

                                            As of        As of
                                          June 30,   December 31,
                                            2005         2004
                                          --------   ------------
7.65% Senior Notes.....................   $224,637     $224,616
4.375% Convertible Senior Debentures...     91,602      109,900
7.49% Senior Notes.....................     41,127       41,524
6.875% Senior Notes....................    124,207           --
                                          --------     --------
Total debt obligations.................   $481,573     $376,040
                                          ========     ========

Schedule 5.5

Aggregate maturities of the Company's debt obligations, at face value, are as follows (in thousands):

Year        Amount
----       --------
2006....   $ 40,000
2013....    225,000
2015....    125,000
2022....     91,602
           --------
Total...   $481,602
           ========

                                                                   SCHEDULE 5.10

                             TAX SHARING AGREEMENTS

1. Tax Allocation Agreement, dated as of June 19, 2001 and as amended, by and between Fairfax Inc., the Borrower, OARC, Clearwater and Hudson.

2. Tax Allocation Agreement, dated as of October 28, 2003, between the Borrower. and Hudson Specialty (f/k/a General Security Indemnity Company).

3. Tax Allocation Agreement, dated as of December 31, 2004, between the Borrower and Clearwater Select.

Schedule 5.10

                                                                   SCHEDULE 5.12

                                SUBSIDIARIES AND
                          AND OTHER EQUITY INVESTMENTS

(a)  Subsidiaries of the Borrower

Odyssey America Reinsurance Corporation                          Connecticut
   Clearwater Insurance Company                                  Delaware
      Hudson Insurance Company                                   Delaware
      Hudson Specialty Insurance Company                         New York
      Clearwater Select Insurance Company                        Delaware
      Clearwater Insurance Trust I                               Delaware
   O.R.E. Holdings Limited Mauritius Odyssey UK Holdings Corp.   Delaware
      Newline Holdings UK Limited                                U.K.
         Newline Underwriting Management Limited                 U.K.
         Newline Corporate Name Limited                          U.K.
         Newline Underwriting Limited                            U.K.
         Hudson Holdings UK Limited                              U.K.
         Hudson Corporate Name Limited                           U.K.
         Hudson Underwriting Limited                             U.K.
         Hudson Underwriting Management Limited                  U.K.
   Odyssey Holdings Latin America, Inc.                          Delaware
         Odyssey Latin America, Inc.                             Delaware
         Odyssey Servicios Limitada                              Chile
   Odyssey Services, SA de CV                                    Mexico
   Odyssey America Trust                                         Delaware

b.   Equity Interests of the Borrower

     1. Clearwater owns 47.42% of the Class 1 common stock of TRG Holding Corporation, a Delaware corporation ("TRG Holding"). TRG Holding owns 100% of the capital stock of The Resolution Group, Inc., a Delaware corporation ("TRG"). TRG owns 100% of the capital stock of Envision Claims Management Corporation, a New Jersey corporation, and Resolution Reinsurance Services Corporation, a Delaware corporation ("RRSC"). RRSC owns 100% of the capital stock of St. John's Insurance Company Limited, a Bermuda company.

     2. OARC and Clearwater each own 7.51% of the capital stock of Advent Capital (Holdings) PLC (United Kingdom).

     3. O.R.E. Holdings Limited owns 45% of the capital stock of Cheran Enterprises Private Limited (India) ("CEPL"). CEPL owns 99.99% of the capital stock of Cherraan

Schedule 5.12

          Propertiees Limited (India) ("Cherraan") and 34.66% of the capital stock of Vasantha Mills (India) ("Vasantha Mills"). Cherraan also owns 28.19% of the capital stock of Vasantha Mills.

     4. The Borrower, through OARC and Clearwater, owns a 39.2% voting interest in HWIC Asia Fund, and a 56.2% economic interest in a portfolio of invested assets of HWIC Asia Fund which share similar investment criteria as that of the Borrower. During the second quarter of 2005, the Borrower's interest in HWIC Asia Fund has been reflected in the consolidated financial statements in accordance with the equity method of accounting. The Borrower's interest in HWIC Asia Fund was previously consolidated beginning in the third quarter of 2004.

     5. Clearwater owns 4,115,065 shares, or 13.5%, of the common stock of Hub International Limited.

     6.   OARC owns 39.88% of Pacific Century Fund I.

     7.   OARC owns 44% of Fairfax Asia Limited.

     8.   Hudson Specialty owns 40% of Hooghuis Group LLC.

                                                                   SCHEDULE 5.17

                                    LICENSES

See attached 29 pages.

Schedule 5.17

                    ODYSSEY AMERICA REINSURANCE CORPORATION

                            CERTIFICATES OF AUTHORITY

STATE                  LINES AUTHORIZED TO WRITE
-----                  -------------------------
Alabama                Property, Miscellaneous Casualty, including Official
                       Surety Bonds, Marine

Alaska                 Health, Property, Casualty (all clauses), Surety, Marine,
                       Wet Marine, Transportation

Arizona Casualty w/o Workers' Compensation, Disability, Marine and Transportation, Property, Surety, Vehicle

Arkansas               Property, Casualty, Surety, Marine and Disability

California             Fire, Marine, Surety, Plate Glass Liability, Workers'
                       Compensation, Sprinkler, Automobile, Miscellaneous

Canada Limited to the business of Reinsurance: Property, Accident & Sickness, Aircraft, Automobile, Boiler and
                       Machinery, Hail, Legal Expense, Liability Insurance

Colorado               Accident & Health, Fidelity & Surety, General Property,
                       Motor Vehicle (Casualty), Professional Malpractice, Crop,
                       General Casualty, Mortgage Guaranty, Motor Vehicle
                       (Property), Workers' Compensation

Connecticut            Fire, Extended Coverage, Other Allied Lines, Homeowners
                       Multiple Peril, Commercial Multiple Peril, Earthquake,
                       Growing Crops, Ocean Marine, Inland Marine, Accident and
                       Health, Workman's Compensation, Liability other than Auto
                       (B.I. and P.D.), Auto Liability (B.I. and P.D.), Auto
                       Physical Damage, Aircraft (all perils), Fidelity and
                       Surety, Glass, Burglary and Theft, Boiler and Machinery,
                       Reinsurance

Delaware               Health, Property, Marine & Transportation, Casualty
                       (including: Vehicle, Liability, Burglary & Theft,
                       Personal Property Floater, Glass, Boiler & Machinery,
                       Credit, Leakage & Fire Extinguisher Equipment,
                       Malpractice, Elevator, Congenital Defects, Livestock,
                       Entertainments and Miscellaneous

District of Columbia   Aircraft (all perils), all other A & H, Allied Lines,
                       Boiler and Machinery, Burglary and Theft, Collectively
                       Renewable A & H, Commercial Auto Physical Damage,
                       Commercial Multiple Peril (Non-Liability), Credit, Credit
                       A & H (Group & Individual), Earthquake, Farmowners
                       Multiple Peril, Fidelity, Fire, Glass, Group Accident and
                       Health, Guaranteed Renewable A & H, Homeowners Multiple
                       Peril, Inland Marine, Medical Malpractice,
                       Non-Cancellable A & H, Non-renewable for Stated Reasons
                       Only, Ocean Marine, Other Commercial Auto Liability,
                       Other Liability, Other Private Passenger Auto Liability,
                       Private Passenger Auto Physical Damage, Property and
                       Casualty, Surety, Workers' Compensation

Florida                Allied Lines, Commercial Auto Physical Damage, Commercial
                       Automobile Liability, Commercial Multi Peril, Fire,
                       Medical Malpractice, Other Liability, PPA Physical
                       Damage, Private Passenger Auto Liability, Workers'
                       Compensation

Georgia                Property, Marine and Transportation, Casualty (including
                       Workers' Compensation), Surety

Hawaii                 Casualty, Marine, Property, Surety

Idaho                  Casualty (including Workers' Compensation), Surety,
                       Marine and Transportation, Property

Illinois               Class 2 - Casualty, Fidelity, Surety (Accident and
                       Health, Vehicle, Liability, Workers' Compensation,
                       Burglary and Forgery, Glass, Fidelity and Surety,
                       Miscellaneous

                       Class 3 - Fire, Marine, Etc. (Fire, Elements, Marine and
                       Transportation, Vehicle, Property Damage, Sprinkler
                       Leakage and Crop, Other Fire and Marine Risks

Indiana                Class 2 - Accident & Health, Employer's Liability,
                       Burglary & Theft, Glass, Boiler & Machinery, Motor
                       Vehicle, Water Damage, Liability, Credit, Title, Fidelity and Surety (excluding bail bonds), Miscellaneous, Legal
                       Expenses

                       Class 3 - Property, Crops, Leakage and Fire Extinguisher
                       Equipment, Inland Marine

Iowa                   Fire, Extended Coverage, Other Allied Lines, Homeowners
                       Multiple Peril (incl. B.I.), Commercial Multiple Peril,
                       Earthquake, Growing Crops, Ocean Marine, Inland Marine,
                       Accident Only (Individual), Accident and Health
                       (Individual), Hospital and Medical Expense (Individual),
                       Group Accident and Health, Non-Cancellable Accident and
                       Health, Workers' Compensation, Liability other than Auto
                       (B.I.), Liability other than Auto (P.D.), Auto Liability
                       (B.I.), Auto Liability (P.D.), Auto Physical Damage,
                       Aircraft Physical Damage, Fidelity, Surety, Glass,
                       Burglary and Theft, Boiler and Machinery

Kansas                 Fire, Windstorm & Hail, Extended Coverage, Additional
                       Perils on Growing Crops, Hail on Growing Crops, Optional
                       Perils, Sprinkler Leakage, Business Interruption,
                       Earthquake, Water Damage, Aircraft Hull, Ocean Marine,
                       Inland Marine, Rain, Automobile, Physical Damage, Flood,
                       Homeowners Policies, Accident & Health, Automobile
                       Liability, General Liability, Workers' Compensation,
                       Fidelity, Surety & Forgery Bonds, Glass, Burglary, Theft
                       & Robbery, Boiler & Machinery, Credit, Malpractice
                       Liability, Livestock Mortality, Aircraft Liability, Cargo
                       Liability

Kentucky               Property, Casualty Surety, Marine and Transportation
                       Insurance

Louisiana              Health and Accident, Vehicle, Liability, Burglary and
                       Forgery, Worker's Compensation, Glass, Fidelity and
                       Surety, Fire and Extended Coverage, Steam Boiler and
                       Sprinkler Leakage, Crop and Livestock, Marine and
                       Transportation (Inland Marine), Miscellaneous

Maine                  Medial Malpractice

Maryland               Casualty (not including Vehicle Liability, Mortgage
                       Guaranty & Workers' Compensation), Health, Marine, Wet
                       Marine and Transportation, Property and Marine (excluding
                       Wet Marine and Transportation),

                       Surety, Vehicle Liability, Workers' Compensation

Massachusetts          Fire, Burglary, Robbery, Theft, Livestock, Repair-
                       Replacement, Inland Marine Only, Fidelity and Surety,
                       Reinsurance except Life, Nuclear Energy, Special Hazards,
                       Comprehensive M.V. & Aircraft, Boiler (No Inspector),
                       Liability other than Auto, Auto Liability, Glass, Water
                       Damage and Sprinkler Leakage, Elevator Damage and
                       Collision

Michigan               Disability, Property, Ocean Marine, Inland Marine, Legal
                       Expense, Automobile Insurance - limited, Casualty: Steam
                       Boiler, Flywheel & Machinery, Casualty: Liability,
                       Casualty: Workers' Compensation, Casualty: Automobile,
                       Casualty: Plate Glass, Casualty: Sprinkler & Water
                       Damage, Casualty: Credit, Casualty: Burglary and Theft,
                       Casualty: Livestock, Casualty: Malpractice, Surety &
                       Fidelity

Minnesota              Fire, Inland and Ocean Marine, Personal Property Floater,
                       Boiler & Machinery, Accident & Health, Workers'
                       Compensation, Fidelity & Surety, Glass, Burglary & Theft,
                       Security & Drafts, Water Damage, Livestock, Credit,
                       Automobile, General Liability, Elevator

Mississippi            Fire and Allied Lines, Industrial Fire,
                       Casualty/Liability, Fidelity, Surety, Workers'
                       Compensation, Boiler and Machinery, Plate Glass, Trip
                       Accident and Baggage, Inland Marine, Ocean Marine, Legal,
                       Auto Phy. Damage/Liab, Guaranty

Missouri               Qualified Reinsurer

Montana                Disability, Property, Casualty, Surety, Marine

Nebraska               Sickness and Accident Insurance, Property Insurance,
                       Glass Insurance, Burglary and Theft Insurance, Boiler and
                       Machinery Insurance, Liability Insurance, Workers' Comp.
                       and Employer's Liability, Vehicle Insurance, Fidelity
                       Insurance, Surety Insurance, Credit Insurance, Marine
                       Insurance, Miscellaneous Insurance

Nevada                 Health, Property, Casualty, Surety, Marine &
                       Transportation

New Hampshire          Limited to Reinsurance (Accident & Health, Property &
                       Casualty)

New Jersey             Fire and Allied Lines, Earthquake, Growing Crops, Ocean
                       Marine, Inland Marine, Automobile Liability (BI),
                       Automobile Liability (PD), Automobile Physical Damage,
                       Aircraft Physical Damage, Other Liability, Boiler &
                       Machinery, Fidelity & Surety, Credit, Burglary & Theft,
                       Glass, Sprinkler Leakage & Water Damage, Livestock, Smoke
                       or Smudge, Physical Loss to Buildings, Radioactive
                       Contamination, Mechanical Breakdown/Power Failure

New Mexico             Property, Marine and Transportation, Casualty, Surety,
                       Vehicle

New York               Accident and Health, Fire, Miscellaneous Property, Water
                       Damage, Burglary and Theft, Glass, Boiler and Machinery,
                       Elevator, Animal, Collision, Personal Injury Liability,
                       Property Damage Liability, Workers' Compensation and
                       Employer's Liability, Fidelity and Surety, Credit, Motor
                       Vehicle and Aircraft Physical Damage, Marine and Inland
                       Marine, Marine Protection and Indemnity Insurance

North Carolina         Fire Insurance: Fire, Miscellaneous Property (extended
                       coverage and growing crops), Water Damage (including
                       sprinkler leakage - Commercial & Residential), Burglary
                       and Theft, Glass, Marine (Inland and Ocean)

                       Casualty Insurance: Boiler and Machinery, Elevator,
                       Animal, Collision (Automobile and Other), Personal Injury
                       Liability (Automobile and Other), Property Damage
                       Liability (Automobile and Other), Workmen's Compensation
                       & Employer's Liability, Fidelity and Surety, Motor
                       Vehicle and Aircraft (Property Damage, Fire, Theft,
                       Compensation, Collision), Marine Protections and
                       Indemnity

North Dakota           Accident & Health, Casualty, Property

Ohio                   Aircraft, Allied Lines, Boiler & Machinery, Burglary &
                       Theft, Commercial Auto - Liability, Commercial Auto - No
                       Fault, Commercial Auto - Phys. Damage, Credit, Credit
                       Accident & Health, Earthquake, Fidelity, Financial
                       Guaranty, Fire, Glass, Group Accident & Health, Inland
                       Marine, Medical Malpractice, Multiple Peril - Commercial,
                       Multiple Peril - Farmowners, Multiple Peril - Homeowners,
                       Ocean Marine, Other Liability, Private Passenger Auto -
                       Liability, Private Passenger Auto-Other, Private
                       Passenger - Phys. Damage, Surety, Workers' Compensation

Oklahoma               Accident & Health, Property, Casualty, Marine, Surety,
                       Vehicle

Oregon                 Property, Casualty (including Workers' Compensation),
                       Marine and Transportation, Surety, Health

Pennsylvania           Accident & Health, Boiler and Machinery, Credit, Fidelity
                       and Surety, Inland Marine and Physical Damage, Mine and
                       Machinery, Other Liability, Property and Allied Lines,
                       Worker's Compensation, Auto Liability, Burglary and
                       Theft, Elevator, Glass, Livestock, Ocean Marine, Personal
                       Property Floater, Water Damage

Puerto Rico            Disability, Property, Marine and Transportation, Vehicle,
                       Casualty and Surety Reinsurance Exclusively

Rhode Island           Authorized for all lines except life, annuities, title,
                       credit, mortgage guaranty and financial guaranty

South Carolina         Property, Casualty, Surety, Marine

South Dakota           Fire & Allied Lines, Inland & Ocean Marine, Worker's
                       Compensation, Bodily Injury (No Auto), Property Damage
                       (No Auto), Bodily Injury (Auto), Property Damage (Auto),
                       Physical Damage (Auto), Fidelity & Surety Bonds, Glass,
                       Burglary & Theft, Boiler & Machinery, Aircraft, Credit
                       (Mortgage Guaranty), Crop Hail, Livestock, Travel
                       Accident and Baggage, Pre-Paid Legal, Bail Bonds

Tennessee              Property, Vehicle, Casualty, Surety

Texas                  Fire, Allied Coverages, Hail-growing crops only, Rain,
                       Inland Marine, Ocean Marine, Aircraft-liability & physical damage, Accident, Health, Employer's Liability,
                       Automobile--liability & physical damage, Liability other than Automobile, Fidelity & Surety, Glass, Burglary &
                       Theft, Forgery, Boiler & Machinery, Credit, Livestock,
                       Reinsurance on all lines authorized to be written on a direct basis

Utah Disability, Property, Surety, Liability (including veh., excl. dis), Marine & Transport, Workers' Compensation,
                       Vehicle Liability, Professional Liability (encl. Med.
                       Mal.)

Vermont                Health

Virginia               Accident and Sickness, Fire, Miscellaneous Property,
                       Inland Marine, Workers' Compensation-Employer, Liability
                       Other than Auto, Automobile Liability, Automobile
                       Physical Damage, Fidelity, Surety, Glass, Burglary and
                       Theft, Boiler & Machinery, Credit, Home Protection

Washington             Disability, Property, Marine and Transportation, Vehicle,
                       General Casualty, Surety

West Virginia          Accident and Sickness, Fire, Marine, Casualty, Surety

Wisconsin              Fire, Inland Marine, and other Property Insurance, Ocean
                       Marine Insurance, Disability Insurance, Liability and
                       Incidental Medical Expense Insurance, Automobile and
                       Aircraft Insurance, Fidelity Insurance, Surety Insurance,
                       Credit Insurance, Worker's Compensation Insurance, Legal
                       Expense Insurance, Credit Unemployment Insurance,
                       Miscellaneous

Wyoming                Multiple Lines

U.S. Treasury          Can do direct writing and can be used as a reinsurer

                          CLEARWATER INSURANCE COMPANY

                            CERTIFICATES OF AUTHORITY

STATE                  LINES AUTHORIZED TO WRITE
-----                  -------------------------
Alabama                Property, Miscellaneous Casualty, including Official
                       Surety Bonds

Alaska                 Health, Property, Casualty (all clauses), Surety, Marine,
                       Wet Marine & Transportation

Arizona Casualty w/o Workers' Compensation, Disability, Marine and Transportation, Property, Surety, Vehicle

Arkansas               Property, Casualty (excluding workers compensation),
                       Marine

California             Fire, Marine, Surety, Disability, Plate Glass, Liability,
                       Workers' Compensation, Common Carrier Liability, Boiler
                       and Machinery, Burglary, Credit, Sprinkler, Team and
                       Vehicle, Automobile, Aircraft and Miscellaneous

Colorado               Accredit Non-admitted Reinsurer

Connecticut            Reinsurance Only

Delaware               Health, Property, Surety, Marine & Transportation,
                       Casualty (including - Vehicle, Liability, Burglary &
                       Theft, Personal Property Floater, Glass, Boiler &
                       Machinery, Credit, Workmens' Compensation & Employers
                       Liability, Leakage & Fire Extinguishing Equipment,
                       Malpractice, Elevator, Congenital Defects, Livestock,
                       Entertainments, Miscellaneous)

District of Columbia   Allied Lines, Boiler and Machinery, Burglary and Theft,
                       Commercial Auto No-fault (PIP), Commercial Auto Physical
                       Damage, Commercial Multiple Peril (Non-Liability),
                       Earthquake, Farmowners Multiple Peril, Fire, Glass,
                       Homeowners Multiple Peril, Inland Marine, Medical
                       Malpractice, Ocean Marine, Other Commercial Auto
                       Liability, Other Liability, Other Private Passenger Auto
                       Liability, Private Passenger Auto Physical Damage,
                       Property and Casualty, Surety, Workers' Compensation

Florida                Accredited Reinsurer

Georgia                Property, Marine and Transportation,

                       Casualty (including Workers' Compensation), Surety

Hawaii                 Accident and Health or Sickness, Casualty, Marine,
                       Property, Surety, Vehicle

Idaho                  Property, Marine & Transportation, Casualty (excludes
                       Worker's Compensation), Surety

Illinois               Class 2 - Casualty, Fidelity & Surety (Accident & Health,
                       Vehicle, Liability, Workmen's Compensation, Burglary &
                       Forgery, Glass, Fidelity & Surety, Miscellaneous, Other
                       Casualty Risk, Contingent Losses)

                       Class 3 - Fire and Marine, Etc. (Fire, Elements, War,
                       Riot and Explosion, Marine and Transportation, Vehicle,
                       Property Damage, Sprinkler Leakage and Crop, Other Fire and Marine Risks, Contingent Losses

Indiana                Class 2 - Accident and Health, Employer's Liability,
                       Burglary & Theft, Glass, Boiler & Machinery, Motor
                       Vehicle, Water Damage, Liability, Credit, Title, Fidelity and Surety (excluding Bail Bonds), Miscellaneous

                       Class 3 - Property, Crops, Leakage and Fire Extinguisher
                       Equipment, Inland Marine

Iowa                   Fire, Extended Coverage, Other Allied Lines, Homeowners
                       Multiple Peril (incl. B.I.), Commercial Multiple Peril,
                       Earthquake, Growing Crops, Ocean Marine, Inland Marine,
                       Accident Only (Individual), Accident and Health
                       (Individual), Hospital and Medical Expense (Individual),
                       Group Accident and Health, Non-Cancellable Accident and
                       Health, Workers' Compensation, Liability other than Auto
                       (B.I.), Liability other than Auto (P.D.), Auto Liability
                       (B.I.), Auto Liability (P.D.), Auto Physical Damage,
                       Aircraft Physical Damage, Fidelity, Surety, Glass,
                       Burglary and Theft, Boiler and Machinery

Kansas                 Fire, Windstorm & Hail, Extended Coverage, Hail on
                       Growing Crops, Optional Perils, Sprinkler Leakage,
                       Business Interruption, Earthquake, Water Damage, Aircraft
                       Hull, Ocean Marine, Inland Marine, Rain, Automobile
                       Physical Damage, Flood,

                       Homeowners Policies, Accident & health, Automobile
                       Liability, General Liability, Workers' Compensation,
                       Fidelity, Surety & Forgery Bonds, Glass, Burglary, Theft
                       & Robbery, Boiler & Machinery, Credit, Malpractice
                       Liability, Livestock Mortality, Aircraft Liability, Cargo
                       Liability

Kentucky               Health, Property, Casualty (no limitations) and Surety
                       Insurance

Louisiana              Health and Accident, Vehicle, Liability, Worker's
                       Compensation, Burglary and Forgery, Glass, Fire and
                       Extended Coverage, Steam Boiler and Sprinkler Leakage,
                       Crop and Livestock, Marine and Transportation (Inland
                       Marine), Miscellaneous

Maine                  Accredited for Reinsurance (Not "Approved Reinsurer")

Maryland Casualty (not including vehicle liability, mortgage guaranty & workers' comp.), Health, Marine, Wet Marine &
                       Transportation, Property & Marine (excluding wet marine & transportation), Surety, Vehicle Liability

Massachusetts          Approved Reinsurer

Michigan               Property, Ocean Marine, Inland Marine, Automobile
                       Insurance - limited

                       Casualty: Steam Boiler, Flywheel & Machinery, Casualty:
                       Liability, Casualty: Workers' Compensation, Casualty:
                       Automobile, Casualty: Plate Glass, Casualty: Sprinkler and Water Damage, Casualty: Credit, Casualty: Burglary and Theft, Casualty: Livestock, Casualty: Malpractice,
                       Casualty: Misc-Other, Disability coverage supplemental to Auto Insurance, Surety & Fidelity

Minnesota              Accredited Reinsurer Property

Mississippi            Fire and Allied Lines, Industrial Fire, Casualty,
                       Fidelity, Surety, Workers' Compensation, Boiler and
                       Machinery, Plate Glass, Inland Marine, Ocean Marine,
                       Accident & Health, Auto Phy. Damage and Liability

Missouri               Accident and Health, Fidelity and Surety,

                       Liability, Miscellaneous, Property

Montana                Property, Casualty, Surety, Marine

Nebraska               Sickness and Accident Insurance, Property Insurance,
                       Glass Insurance, Burglary and Theft Insurance, Boiler and
                       Machinery Insurance, Liability Insurance, Liability
                       Insurance, Workers' Compensation & Employer's Liability,
                       Vehicle Insurance, Fidelity Insurance, Surety Insurance,
                       Credit Insurance, Marine Insurance, Miscellaneous
                       Insurance

Nevada                 Reinsurance Only - Property

New Hampshire          Accident and Health, Property and Casualty

New Jersey             Fire and Allied Lines, Earthquake, Growing Crops, Ocean
                       Marine, Inland Marine, Workers' Compensation & Employers'
                       Liability, Automobile Liability (BI), Automobile
                       Liability (PD), Automobile Physical Damage, Aircraft
                       Physical Damage, Other Liability, Boiler & Machinery,
                       Fidelity & Surety, Credit, Burglary & Theft, Glass,
                       Sprinkler Leakage & Water Damage, Livestock, Smoke or
                       Smudge, Physical Loss to Buildings, Radioactive
                       Contamination, Accident and Health

New Mexico             Property, Marine and Transportation and Casualty and
                       Surety and Vehicle

New York               Accident and Health, Fire, Miscellaneous Property, Water
                       Damage, Burglary and Theft, Glass, Boiler and Machinery,
                       Elevator, Animal, Collision, Personal Injury Liability,
                       Property Damage Liability, Workers' Compensation and
                       Employer's Liability, Fidelity and Surety, Credit, Motor
                       Vehicle and Aircraft Physical Damage, Marine and Inland
                       Marine, Marine Protection and Indemnity Insurance,
                       Special Risk

North Carolina         Fire, Miscellaneous Property (extended coverage and
                       growing crops), Water Damage (including sprinkler leakage
                       - Commercial & Residential), Burglary and Theft, Glass,
                       Boiler and Machinery, Elevator, Animal, Collision
                       (Automobile and Other), Personal Injury Liability
                       (Automobile and Other),

                       Property Damage Liability (Automobile and Other),
                       Workmen's Compensation and Employer's Liability, Fidelity and Surety Insurance, Credit Insurance, Motor Vehicle and
                       Aircraft (Property Damage, Fire, Theft, Compensation,
                       Collision), Marine Insurance (Inland and Ocean), Marine
                       Protection and Indemnity Insurance, Aircraft Voluntary
                       Settlement, Hole-in-One

North Dakota           Accident & Health, Property, Casualty

Ohio                   Aircraft, Allied Lines, Boiler & Machinery, Burglary &
                       Theft, Commercial Auto - Liability, Commercial Auto - No
                       Fault, Commercial Auto - Phys. Damage, Credit,
                       Earthquake, Fidelity, Financial Guaranty, Fire, Glass,
                       Inland Marine, Medical Malpractice, Multiple Peril -
                       Commercial, Multiple Peril - Farmowners, Multiple Peril -
                       Homeowners, Ocean Marine, Other Liability, Private
                       Passenger Auto - Liability, Private Passenger Auto-Other,
                       Private Passenger - Phys. Damage, Surety, Workers'
                       Compensation

Oklahoma               Accident & Health, Property, Casualty, Marine, Vehicle,
                       Surety

Oregon                 Property, Casualty (Including Worker's Compensation),
                       Marine and Transportation, Surety

Pennsylvania           Accident and Health, Boiler and Machinery, Credit,
                       Fidelity and Surety, Inland Marine and Physical Damage,
                       Mine and Machinery, Other Liability, Property and Allied
                       Lines, Worker's Compensation, Auto Liability, Burglary
                       and Theft, Elevator, Glass Livestock, Ocean marine,
                       Personal Property Floater, Water Damage

Puerto Rico            Reinsurance Exclusively - Disability, Property, Marine
                       and Transportation, Vehicle, Casualty, Surety

Rhode Island           Authorized for all lines of business except life,
                       annuities, title, mortgage guaranty and financial
                       guaranty

South Carolina         Accident/Health, Property, Casualty, Surety, Marine

South Dakota           Fire & Allied Lines, Inland & Ocean Marine,

                       Bodily Injury (No auto), Property Damage (No auto),
                       Bodily Injury (Auto), Property Damage (Auto), Physical
                       Damage (Auto), Fidelity & Surety Bonds, Glass, Burglary &
                       Theft, Boiler & Machinery, Aircraft

Tennessee              Property, Casualty, Surety

Texas                  Fire, Allied Coverages, Hail-growing crops only, Rain,
                       Inland Marine, Ocean Marine, Aircraft - Liability &
                       Physical Damage, Accident, Health, Workers' Compensation
                       & Employers' Liability, Employers' Liability, Automobile
                       - Liability & Physical Damage, Liability other than
                       Automobile, Fidelity & Surety, Glass, Burglary & Theft,
                       Forgery, Boiler & Machinery, Reinsurance on all lines authorized to be written on a direct basis

Utah                   Accident & Health, Property, Surety, Vehicle Liability,
                       Liability, Marine & Transport, Workers' Compensation,
                       Professional Liability

Vermont                Same line of business as state of domicile (Delaware)

                       - Health, Property, Surety, Marine & Transportation,
                       Casualty (including - Vehicle, Liability, Burglary &
                       Theft, Personal Property Floater, Glass, Boiler &
                       Machinery, Credit, Workmens' Compensation & Employers
                       Liability, Leakage & Fire Extinguishing Equipment,
                       Malpractice, Elevator, Congenital Defects, Livestock,
                       Entertainments, Miscellaneous)

Virginia               Fire, Miscellaneous Property, Farm Multiple Peril,
                       Homeowners Multiple Peril, Commercial Multiple Peril,
                       Ocean Marine, Inland Marine, Workers Compensation -
                       Employer, Liability Other than Auto, Automobile
                       Liability, Automobile Physical Damage, Aircraft
                       Liability, Air Physical Damage, Fidelity, Surety, Glass,
                       Burglary and Theft, Boiler & Machinery, Credit Animal,
                       Water Damage

Washington             Disability, Property, Marine &

                       Transportation, Vehicle, General Casualty, Surety

West Virginia          Fire, Marine, Casualty, Surety

Wisconsin              Fire, Inland Marine, and other Property Insurance, Ocean
                       Marine Insurance, Disability Insurance, Liability and
                       Incidental Medical Expense Insurance, Automobile
                       Insurance, Fidelity Insurance, Surety Insurance, Credit
                       Insurance, Worker's Compensation Insurance,
                       Miscellaneous, Aircraft Insurance

Wyoming                Property, Casualty, Marine and Transportation, Surety,
                       Disability, Fire

U.S. Treasury          Can be Direct Writer or Reinsurer

                            HUDSON INSURANCE COMPANY

                            CERTIFICATES OF AUTHORITY

STATE                  LINES AUTHORIZED TO WRITE
-----                  -------------------------
Alabama                Property, Miscellaneous Casualty, including Official
                       Surety Bonds

Alaska                 Property, Casualty (all clauses), Surety, Marine, Wet
                       Marine and Transportation

Arizona                Casualty w/o Workers' Compensation, Marine and
                       Transportation, Property, Vehicle

Arkansas               Property, Casualty (including Workers' Compensation),
                       Surety and Marine

California             Fire, Marine, Surety, Disability, Plate Glass, Liability,
                       Workers' Compensation, Common Carrier Liability, Boiler
                       and Machinery, Burglary, Credit, Sprinkler, Team and
                       Vehicle, Automobile, Aircraft and Miscellaneous

Colorado               General Property, Credit (Casualty, Accident & Health),
                       Fidelity and Surety, Motor Vehicle (Property), Workers'
                       Compensation, Crop, General Casualty, Motor Vehicle
                       (Casualty), Professional Malpractice

Connecticut            Liability other than Auto (B.I. and P.D.), Auto Liability
                       (B.I. and P.D.), Auto Physical Damage

Delaware               Property, Surety, Marine & Transportation, Casualty
                       (including: Vehicle, Liability, Burglary & Theft,
                       Personal Property Floater, Glass, Boiler & Machinery,
                       Credit, Workers' Compensation & Employers' Liability,
                       Leakage & Fire Extinguisher Equipment, Malpractice,
                       Elevator, Congenital Defects, Livestock, Entertainments and Miscellaneous

District of Columbia   Aircraft (all Perils), Allied Lines, Boiler
                       and Machinery, Burglary and Theft, Commercial Auto
                       No-fault (PIP), Commercial Auto Physical Damage,
                       Commercial Multiple Peril (Non-Liability), Earthquake,
                       Farmowners Multiple Peril, Fidelity, Fire, Glass,
                       Homeowners Multiple Peril, Inland Marine,
                       Liability-Claims Made, Medical

                       Malpractice-Claims Mad, Medical Malpractice-Occurrence,
                       Ocean Marine, Other Liability-Occurrence, Private
                       Passenger Auto No-fault (PIP), Private Passenger Auto
                       Physical Damage, Products Liability, Property and
                       Casualty, Surety, Workers' Compensation

Florida                Fire, Allied Lines, Farmowners Multi Peril, Homeowners
                       Multi Peril, Commercial Multi Peril, Inland Marine,
                       Earthquake, Workers; Compensation, Other Liability,
                       Private Passenger Auto Liability, Commercial Auto
                       Liability, Private Passenger Auto Physical Damage,
                       Commercial Auto Physical Damage, Glass, Burglary and
                       Theft, Boiler and Machinery, Industrial Fire, Industrial
                       Extended Coverage

Georgia                Property, Marine and Transportation, Casualty (including
                       Workers' Compensation), Surety

Hawaii                 Accident and Health or Sickness, Casualty, Marine,
                       Property, Surety, Vehicle

Idaho                  Casualty (including Workers' Compensation), Surety,
                       Marine and Transportation, Property

Illinois               Class 2 - Casualty, Fidelity, Surety (Accident and
                       Health, Vehicle, Liability, Workers' Compensation,
                       Burglary and Forgery, Glass, Fidelity and Surety,
                       Miscellaneous, Other Casualty Risks, Contingent Losses
                       Livestock and Domestic Animals, Legal Expense Insurance)

                       Class 3 - Fire, Marine, Etc. (Fire, Elements, War, Riot and Explosion, Marine and Transportation, Vehicle,
                       Property Damage, Sprinkler Leakage and Crop, Other Fire and Marine Risks, Contingent Losses, Legal Expense
                       Insurance

Indiana                Class 2 - Employer's Liability, Burglary & Theft, Glass,
                       Boiler & Machinery, Motor Vehicle, Water Damage,
                       Liability, Credit, Fidelity and Surety (excluding bail bonds), Miscellaneous, Legal Expenses

                       Class 3 - Property, Crops, Leakage and Fire Extinguisher
                       Equipment, Inland Marine

Iowa                   Fire, Extended Coverage, Other Allied

                       Lines, Homeowners Multiple Peril (incl. B.I.), Commercial
                       Multiple Peril, Earthquake, Growing Crops, Ocean Marine,
                       Inland Marine, Accident Only (Individual), Accident and
                       Health (Individual), Hospital and Medical Expense
                       (Individual), Group Accident and Health, Non-Cancellable
                       Accident and Health, Workers' Compensation, Liability other than Auto (B.I.), Liability other than Auto (P.D.),
                       Auto Liability (B.I.), Auto Liability (P.D.), Auto
                       Physical Damage, Aircraft Physical Damage, Fidelity,
                       Surety, Glass, Burglary and Theft, Boiler and Machinery

Kansas                 Fire, Windstorm & Hail, Extended Coverage, Additional
                       Perils on Growing Crops, Hail on Growing Crops, Optional
                       Perils, Sprinkler Leakage, Business Interruption,
                       Earthquake, Water Damage, Aircraft Hull, Ocean Marine,
                       Inland Marine, Rain, Automobile Physical Damage, Flood,
                       Homeowners Policies, Automobile Liability, General
                       Liability, Workers' Compensation, Fidelity, Surety &
                       Forgery Bonds, Glass, Burglary, Theft & Robbery, Boiler &
                       Machinery, Credit, Malpractice Liability, Livestock
                       Mortality, Aircraft Liability, Cargo Liability

Kentucky               Property, Surety, Casualty (no limitations)

Louisiana              Vehicle, Liability, Homeowners, Fire and Extended
                       Coverage

Maryland               Casualty (not including Vehicle Liability, Mortgage
                       Guaranty & Workers' Compensation), Marine, Wet Marine and
                       Transportation, Property and Marine (excluding Wet Marine and Transportation), Surety, Vehicle Liability, Workers'
                       Compensation

Massachusetts          Fire, Inland Marine Only, Boiler, Workers' Compensation,
                       Auto Liability, Glass, Water Damage and Sprinkler
                       Leakage, Elevator Property Damage and Collision,
                       Burglary, Robbery, Theft, Repair-Replacement, Stock
                       Companies (Extension of Coverage), Comprehensive M.V. &
                       Aircraft, Personal Property Floater, Dwellings,
                       Commercial Property

Michigan               Property, Ocean Marine, Inland Marine,

                       Casualty: Steam Boiler, Flywheel & Machinery, Casualty:
                       Liability, Casualty: Workers' Compensation, Casualty:
                       Automobile, Casualty: Plate Glass, Casualty: Sprinkler &
                       Water Damage, Casualty: Burglary and Theft, Casualty:
                       Livestock, Casualty: Malpractice, Casualty: Misc-Other,
                       Disability coverage supplemental to Auto Insurance, Surety & Fidelity

Mississippi            Fire and Allied Lines, Industrial Fire,
                       Casualty/Liability, Fidelity, Surety, Workers'
                       Compensation, Boiler and Machinery, Plate Glass, Trip
                       Accident and Baggage, Inland Marine, Ocean Marine,
                       Accident & Health, Legal, Auto Phy. Damage/Liab,
                       Aircraft, Home/Farm Owners

Missouri               Liability, Miscellaneous, Property

Montana                Property, Casualty, Surety, Marine

Nebraska               Property Insurance, Credit Property, Glass Insurance,
                       Burglary and Theft Insurance Boiler and machinery
                       Insurance, Liability Insurance, Workers' Comp. and
                       Employer's Liability, Vehicle Insurance, Fidelity
                       Insurance, Surety Insurance, Credit Insurance, Marine
                       Insurance, Miscellaneous Insurance

Nevada                 Property, Surety, Marine and Transportation, Casualty
                       (including Workmen's Compensation)

New Hampshire          Restricted to Servicing Existing Business Only, Limited
                       to Reinsurance (Accident & Health, Property & Casualty)

New Jersey             Fire and Allied Lines, Earthquake, Growing Crops, Ocean
                       Marine, Inland Marine, Workers' Compensation & Employers'
                       Liability, Automobile Liability (BI), Automobile
                       Liability (PD), Automobile Physical Damage, Aircraft
                       Physical Damage, Other Liability, Boiler & Machinery,
                       Fidelity & Surety, Credit, Burglary & Theft, Glass,
                       Sprinkler Leakage & Water Damage, Livestock, Smoke or
                       Smudge, Physical Loss to Buildings, Radioactive
                       Contamination, Mechanical Breakdown/Power

                       Failure

New Mexico             Property, Marine and Transportation, Casualty, Surety,
                       Vehicle

New York               Accident and Health, Fire, Miscellaneous Property, Water
                       Damage, Burglary and Theft, Glass, Boiler and Machinery,
                       Elevator, Animal, Collision, Personal Injury Liability,
                       Property Damage Liability, Workers' Compensation and
                       Employer's Liability, Fidelity and Surety, Credit, Motor
                       Vehicle and Aircraft Physical Damage, Marine and Inland
                       Marine, Marine Protection and Indemnity Insurance, Legal
                       Services Insurance

North Carolina         Fire Insurance: Fire, Miscellaneous Property (extended
                       coverage and growing crops), Water Damage (including
                       sprinkler leakage - Commercial & Residential), Burglary
                       and Theft, Glass, Marine (Inland and Ocean)

                       Casualty Insurance: Boiler and Machinery, Elevator,
                       Animal, Collision (Automobile and Other), Personal Injury
                       Liability (Automobile and Other), Property Damage
                       Liability (Automobile and Other), Motor Vehicle and
                       Aircraft (Property Damage, Fire, Theft, Compensation,
                       Collision), Marine Protections and Indemnity,
                       Miscellaneous (Aircraft Voluntary Settlement,
                       Hole-in-One)

North Dakota           Casualty, Property

Ohio                   Aircraft, Allied Lines, Boiler & Machinery, Burglary &
                       Theft, Commercial Auto - Liability, Commercial Auto - No
                       Fault, Commercial Auto - Phys. Damage, Credit,
                       Earthquake, Fidelity, Financial Guaranty, Fire, Glass,
                       Inland Marine, Medical Malpractice, Multiple Peril -
                       Commercial, Multiple Peril - Farmowners, Multiple Peril -
                       Homeowners, Ocean Marine, Other Liability, Private
                       Passenger Auto - Liability, Private Passenger Auto-Other,
                       Private Passenger - Phys. Damage, Surety, Workers'
                       Compensation

Oklahoma               Property, Casualty, Marine, Surety,

                       Workers' Comp.

Oregon                 Property, Casualty (including Workers' Compensation),
                       Marine and Transportation, Surety

Pennsylvania           Auto Liability, Burglary and Theft, Elevator, Glass,
                       Livestock, Ocean Marine, Personal Property Floater, Water
                       Damage, Boiler & Machinery, Credit, Fidelity and Surety,
                       Inland Marine and Physical Damage, Mine and Machinery,
                       Other Liability, Property and Allied Lines, Worker's
                       Compensation

Rhode Island           All line of insurance except life, annuities, accident &
                       health, title and mortgage guaranty

South Carolina         Property, Casualty

South Dakota           Fire & Allied Lines, Inland & Ocean Marine, Worker's
                       Compensation, Bodily Injury (No Auto), Property Damage
                       (No Auto), Bodily Injury (Auto), Property Damage (Auto),
                       Physical Damage (Auto), Fidelity & Surety Bonds, Glass,
                       Burglary & Theft, Boiler & Machinery, Aircraft, Credit
                       (Mortgage Guaranty), Crop Hail, Livestock

Texas                  Air Physical Damage, Aircraft Liability, Allied
                       Coverages, Auto Liability, Auto Physical Damage, Boiler &
                       Machinery, Burglary & Theft, Credit, Employers'
                       Liability, Fidelity & Surety, Fire, Forgery, Glass, Hail,
                       Inland Marine, Liability Other, Livestock, Ocean Marine,
                       Pre-Paid Legal Services, Rain, Reinsurance - all lines,
                       W.C. Empl. Liability

Utah                   Property, Surety, Liability (including veh., excl. dis),
                       Marine & Transport, Workers' Compensation, Vehicle
                       Liability

Virginia               Fire, Miscellaneous Property, Homeowners Multiple Peril,
                       Commercial Multiple Peril, Inland Marine, Liability Other than Auto, Automobile Liability, Automobile Physical
                       Damage, Boiler & Machinery

Vermont Same authority as state of domicile (Delaware) -Property, Surety, Marine & Transportation, Casualty (including:
                       Vehicle, Liability, Burglary & Theft, Personal Property

                       Floater, Glass, Boiler & Machinery, Credit, Workers'
                       Compensation & Employers' Liability, Leakage & Fire
                       Extinguisher Equipment, Malpractice, Elevator, Congenital
                       Defects, Livestock, Entertainments and Miscellaneous

Washington             Property, Marine and Transportation, Vehicle, General
                       Casualty, Surety

West Virginia          Fire, Marine, Casualty, Surety

Wisconsin              Fire, Inland Marine, and other Property Insurance, Ocean
                       Marine Insurance, Liability and Incidental Medical
                       Expense Insurance, Automobile and Aircraft Insurance,
                       Fidelity Insurance, Surety Insurance, Miscellaneous

Wyoming                Property, Casualty, Surety, Fire, Marine and
                       Transportation

Virgin Islands         Property and Casualty

                       HUDSON SPECIALTY INSURANCE COMPANY

                            CERTIFICATES OF AUTHORITY

STATE                  LINES AUTHORIZED TO WRITE
-----                  -------------------------
New York               Accident and Health, Fire, Miscellaneous Property, Water
                       Damage, Burglary and Theft, Glass, Boiler and Machinery,
                       Elevator, Animal, Collision, Personal Injury Liability,
                       Property Damage Liability, Workers' Compensation and
                       Employers' Liability, Fidelity and Surety, Credit, Motor
                       Vehicle and Aircraft Physical Damage, Marine and Inland
                       Marine and Marine Protection and Indemnity Insurance

                       CLEARWATER SELECT INSURANCE COMPANY
               (FORMERLY OVERSEAS PARTNERS US REINSURANCE COMPANY)

                            CERTIFICATE OF AUTHORITY

STATE                  LINES AUTHORIZED TO WRITE
-----                  -------------------------
Alabama                Property, Misc. Casualty, Surety including Official
                       Surety Bonds, Marine

Alaska                 Health, Property, Casualty (all clauses), Surety, Marine,
                       Wet Marine & Transportation

Arizona Accredited Reinsurer for - Casualty with workers' compensation, Marine and Transportation, Property,
                       Surety, Vehicle

Arkansas               Property, Casualty, Surety, Marine, Disability & Workers
                       Compensation

California             Fire, Marine, Surety, Disability, Plate Glass, Liability,
                       Common Carrier Liability, Boiler and Machinery, Burglary,
                       Credit, Sprinkler, Automobile, Aircraft, Miscellaneous

Colorado               Accident and Health, Crop, General Casualty, Motor
                       Vehicle (casualty), Professional Malpractice, Credit
                       (Casualty, Accident & Health), Fidelity and Surety,
                       General Property, Motor Vehicle (Property), Workers'
                       Compensation

Connecticut            Reinsurance Only

Delaware               Health, Credit Health, Property, Surety, Marine &
                       Transportation, Casualty including - Vehicle, Liability,
                       Burglary & Theft, Personal Property Floater, Glass,
                       Boiler & Machinery, Credit, Workers' Compensation &
                       Employers' Liability, Leakage & Fire Extinguisher
                       Equipment, Malpractice, Elevator, Congenital Defects,
                       Livestock, Entertainments, Miscellaneous

District of Columbia   Aircraft (all perils), All Other A & H, Allied Lines,
                       Boiler and Machinery, Burglary and Theft, Collectively
                       Renewable A & H, Commercial Auto No-fault (PIP),
                       Commercial Auto Physical Damage, Commercial Multiple
                       Peril (Non-Liability), Credit, Credit A & H (Group and
                       Individual), Earthquake, Farmowners Multiple Peril,
                       Fidelity,

                       Financial Guaranty, Fire, Glass, Group Accident and
                       Health, Guaranteed Renewable A & H, Homeowners Multiple
                       Peril, Inland Marine, Medical Malpractice,
                       Non-cancellable A & H, Non-renewable for Stated Reasons
                       Only, Ocean Marine, Other Accident Only, Other Commercial
                       Auto Liability, Other Liability, Other Private Passenger
                       Auto Liability, Private Passenger Auto Physical Damage,
                       Property and Casualty, Surety, Workers' Compensation

Georgia                Property, Marine and Transportation, Casualty (including
                       Workers' Compensation), Surety, Reinsurance Only

Hawaii                 Accident and Health or Sickness, Casualty, Marine,
                       Property, Surety, Vehicle

Idaho                  Casualty (including Workers' Comp), Disability (excluding
                       Managed Care), Marine and Transportation, Property,
                       Surety

Illinois               Class 2 - Casualty, Fidelity & Surety (Accident & Health,
                       Vehicle, Liability, Workmen's Compensation, Burglary &
                       Forgery, Glass, Fidelity & Surety, Miscellaneous, Other
                       Casualty Risk, Contingent Losses), Livestock and Domestic
                       Animals

                       Class 3 - Fire and Marine, Etc. (Fire, Elements, War,
                       Riot and Explosion, Marine and Transportation, Vehicle,
                       Property Damage, Sprinkler Leakage and Crop, Other Fire and Marine Risks, Contingent Losses

Indiana                Class 2 - Accident and Health, Employer's Liability,
                       Burglary & Theft, Glass, Boiler & Machinery, Motor
                       Vehicle, Water Damage, Liability, Credit, Title, Fidelity and Surety (excluding Bail Bonds), Miscellaneous, Legal
                       Expense

                       Class 3 - Property, Crops, Leakage and Fire Extinguisher
                       Equipment, Inland Marine

Iowa                   Fire, Extended Coverage, Other Allied Lines, Homeowners
                       Multiple Peril (incl. B.I.), Commercial Multiple Peril,
                       Earthquake, Growing Crops, Ocean Marine, Inland Marine,
                       Accident Only (Individual), Accident and Health
                       (Individual), Hospital and Medical Expense (Individual),
                       Group Accident and Health, Non-Cancellable Accident and
                       Health,

                       Workers' Compensation, Liability other than Auto (B.I.),
                       Liability other than Auto (P.D.), Auto Liability (B.I.),
                       Auto Liability (P.D.), Auto Physical Damage, Aircraft
                       Physical Damage, Fidelity, Surety, Glass, Burglary and
                       Theft, Boiler and Machinery

Kansas                 Fire, Windstorm & Hail, Extended Coverage, Additional
                       Perils on Growing Crops, Hail on Growing Crops, Optional
                       Perils, Sprinkler Leakage, Business Interruption,
                       Earthquake, Water Damage, Aircraft Hull, Ocean Marine,
                       Inland Marine, Rain, Automobile Physical Damage, Flood,
                       Homeowners Policies, Accident & Health, Automobile
                       Liability, General Liability, Workers' Compensation,
                       Fidelity, Surety & Forgery Bonds, Glass, Burglary, Theft
                       & Robbery, Boiler & Machinery, Credit, Malpractice
                       Liability, Livestock Mortality, Aircraft Liability, Cargo
                       Liability

Kentucky               Health, Property, Casualty (no limitations), Surety,
                       Marine & Transportation

Louisiana              Reinsurance Only - Health and Accident, Vehicle,
                       Liability, Worker's Compensation, Burglary and Forgery,
                       Glass, Fidelity and Surety, Fire and Extended Coverage,
                       Steam Boiler and Sprinkler Leakage, Crop and Livestock,
                       Marine and Transportation (Inland Marine), Miscellaneous

Maine                  Fire, Allied Lines, Farmowners Multiple Peril, Homeowners
                       Multiple Peril, Commercial Multiple Peril, Ocean Marine,
                       Inland Marine, Earthquake, Workers' Compensation, Other
                       Liability, Products Liability, Auto Liability, Auto Phys
                       Damage, Aircraft (all perils), Surety, Glass, Burglary and Theft, Boiler and Machinery

Maryland               Casualty (not including Vehicle Liability, Mortgage
                       Guaranty & Worker's Compensation), Health, Marine, Wet
                       Marine & Transportation, Property and Marine (excluding
                       Wet Marine and Transportation), Surety, Vehicle
                       Liability, Workers' Compensation

Massachusetts          Reinsurance (Reinsurance Companies Only)

Michigan               Disability, Property, Ocean Marine, Inland

                       Marine, Legal Expenses, Automobile Insurance - limited,
                       Casualty: Steam Boiler, Flywheel & Machinery, Casualty:
                       Workers' Compensation, Casualty: Liability, Casualty:
                       Automobile, Casualty: Plate Glass, Casualty: Sprinkler and Water Damage, Casualty: Credit, Casualty: Burglary and Theft, Casualty: Livestock, Casualty: Malpractice,
                       Casualty: Misc-Other, Disability coverage supplemental to Auto Insurance, Surety & Fidelity

Minnesota              Property, Marine, Boiler & Machinery, Accident and
                       Health, Workers' Compensation, Fidelity, Surety, Glass,
                       Burglary & Theft, Monies & Bullion, Personal Property
                       Floater, Water, Animal, Credit, Vehicle, Liability,
                       Elevator

Mississippi            Fire and Allied Lines, Industrial Fire,
                       Casualty/Liability, Fidelity, Surety, Workers'
                       Compensation, Boiler and Machinery, Plate Glass, Trip
                       Accident and Baggage, Inland Marine, Ocean Marine,
                       Accident & Health, Legal, Auto Phy. Damage/Liab,
                       Guaranty, Aircraft, Home/Farm Owners

Missouri               Qualified Reinsurer

Montana                Property, Casualty, Surety, Marine, Disability

Nebraska               Sickness and Accident Insurance, Property Insurance,
                       Credit Property, Glass Insurance, Burglary and Theft
                       Insurance, Boiler and Machinery Insurance, Liability
                       Insurance, Workers' Compensation & Employer's Liability,
                       Vehicle Insurance, Fidelity Insurance, Surety Insurance,
                       Credit Insurance, Marine Insurance, Miscellaneous
                       Insurance

Nevada                 Health, Property, Casualty, Surety, Marine &
                       Transportation

New Hampshire          Approved Credit for Reinsurance

New Jersey             Reinsurance Only - Fire and Allied Lines, Earthquake,
                       Growing Crops, Ocean Marine, Inland Marine, Workers'
                       Compensation & Employers' Liability, Automobile Liability
                       (BI), Automobile Liability (PD), Automobile Physical
                       Damage, Aircraft Physical Damage, Other Liability, Boiler
                       & Machinery, Fidelity & Surety, Credit, Burglary & Theft,
                       Glass,

                       Sprinkler Leakage & Water Damage, Livestock, Smoke or
                       Smudge, Physical Loss to Buildings, Radioactive
                       Contamination, Mechanical Breakdown/Power Failure,
                       Accident and Health

New Mexico             Property, Marine and Transportation and Casualty and
                       Surety and Vehicle

New York               Accident and Health, Fire, Miscellaneous Property, Water
                       Damage, Burglary and Theft, Glass, Boiler and Machinery,
                       Elevator, Animal, Collision, Personal Injury Liability,
                       Property Damage Liability, Workers' Compensation and
                       Employers' Liability, Fidelity and Surety, Credit, Motor
                       Vehicle and Aircraft Physical Damage, Marine and Inland
                       Marine, Marine Protection and Indemnity and Credit
                       Unemployment Insurance

North Carolina         Accident & Health, including Hospitalization (cancelable,
                       non-cancelable, credit-small loans, Credit-other than
                       small loans), Fire, Miscellaneous Property (extended
                       coverage and growing crops), Water Damage (including
                       sprinkler leakage - Commercial & Residential), Burglary
                       and Theft, Glass, Boiler and Machinery, Elevator, Animal,
                       Collision (Automobile and Other), Personal Injury
                       Liability (Automobile and Other), Property Damage
                       Liability (Automobile and Other), Workmen's Compensation
                       and Employer's Liability, Fidelity and Surety Insurance,
                       Credit Insurance, Motor Vehicle and Aircraft (Property
                       Damage, Fire, Theft, Compensation, Collision), Marine
                       Insurance (Inland and Ocean), Marine Protection and
                       Indemnity Insurance, Miscellaneous (Aircraft Voluntary
                       Settlement, Hole-in-One)

North Dakota           Accident & Health, Property, Casualty

Ohio                   Accident & Health, Aircraft, Allied Lines, Boiler &
                       Machinery, Burglary & Theft, Collectively Renewable A &
                       H, Commercial Auto - Liability, Commercial Auto - No
                       Fault, Commercial Auto - Phys. Damage, Credit, Credit
                       Accident & Health, Earthquake, Fidelity, Financial
                       Guaranty, Fire, Glass, Group Accident & Health,
                       Guaranteed Renewable A & H, Inland Marine, Medical
                       Malpractice,

                       Multiple Peril - Commercial, Multiple Peril - Farmowners,
                       Multiple Peril - Homeowners, Noncancellable A & H,
                       Nonrenew - State Reasons (A&H), Ocean Marine, Other
                       Accident Only, Other Liability, Private Passenger Auto -
                       Liab., Private Passenger Auto-Other, Private Passenger -
                       Phys. Damage, Surety, Workers Compensation

Oklahoma               Accident & Health, Property, Casualty, Marine, Vehicle,
                       Surety, Workers' Comp.

Oregon                 Property, Casualty (including Workers' Compensation),
                       Marine and Transportation, Surety, Health

Pennsylvania           Accident and Health, Boiler and Machinery, Credit,
                       Fidelity and Surety, Inland Marine and Physical Damage,
                       Mine and Machinery, Other Liability, Property and Allied
                       Lines, Worker's Compensation, Auto Liability, Burglary
                       and Theft, Elevator, Glass Livestock, Ocean Marine,
                       Personal Property Floater, Water Damage

Puerto Rico            Property and Casualty Reinsurance Exclusively

Rhode Island           Business of all lines of insurance except life,
                       annuities, title and mortgage guaranty

South Carolina         Accident/Health, Property, Casualty, Surety, Marine

South Dakota           Health, Fire & Allied Lines, Inland & Ocean Marine,
                       Workers Compensation, Bodily Injury (No Auto), Property
                       Damage (No Auto), Bodily Injury (Auto), Property Damage
                       (Auto), Physical Damage (Auto), Fidelity & Surety Bonds,
                       Glass, Burglary & Theft, Boiler & Machinery, Aircraft,
                       Crop Hail, Livestock

Tennessee              Property, Casualty, Surety, Vehicle

Texas                  Fire, Allied Coverages, Hail-growing crops only, Rain,
                       Inland Marine, Ocean Marine, Aircraft - Liability &
                       Physical Damage, Accident, Health, Workers' Compensation
                       & Employers' Liability, Employers' Liability, Automobile
                       - Liability & Physical Damage, Liability other than
                       Automobile, Fidelity & Surety, Glass, Burglary & Theft,
                       Boiler & Machinery, Credit, Livestock, Reinsurance on all lines authorized to be written on a direct basis

Utah                   Accident & Health, Property, Liability,

                       Surety, Marine & Transportation, Vehicle Liability,
                       Professional Liability, Workers' Compensation

Vermont                Accredited Reinsurer

Virginia               Accredited Reinsurer

Washington             Disability, Property, Marine & Transportation, Vehicle,
                       General Casualty, Surety

West Virginia          Accident & Sickness, Fire, Marine, Casualty, Surety

Wisconsin              Fire, Inland Marine, and other Property Insurance, Ocean
                       Marine Insurance, Disability Insurance, Liability and
                       Incidental Medical Expense Insurance, Automobile
                       Insurance, Fidelity Insurance, Surety Insurance, Credit
                       Insurance, Worker's Compensation Insurance, Legal Expense
                       Insurance, Credit Unemployment Insurance, Miscellaneous,
                       Aircraft Insurance

Wyoming                Casualty, Disability, Fire, Marine & Transportation,
                       Mortgage, Property, Surety

                                                                    SCHEDULE 7.1

                                 EXISTING LIENS

1. During the second quarter of 2004, OARC pledged and placed on deposit at Lloyd's of London the equivalent of L110 million of U.S. treasury notes on behalf of Advent Capital (Holdings) PLC ("Advent"). Advent is 46.8% owned by Fairfax and its affiliates, including 15.0% by the Borrower (7.51% by OARC and 7.51% by Clearwater). OARC retains the right to withdraw the funds at Lloyd's at any time upon 180 days advance written notice. The placement of funds at Lloyd's will automatically terminate effective December 31, 2008 and any remaining funds at Lloyd's will revert to OARC at that time.

2.   Cross-reference is made to the letters of credit listed on Schedule 5.5

Schedule 7.1

                                                                    SCHEDULE 7.2

                                   INVESTMENTS

1.   Investments in entities listed on Schedule 5.12(b).

2.   Cross-reference is made to the Guarantees listed as numbers 1 through 4 on
     Schedule 7.3.

3. MFXchange Holdings Inc. ("MFX"). OARC owns 80 shares (7.4%) of the common stock of MFX, with a fair value of $2,667,104 (statutory) ($2,419,525 GAAP) as of June 30, 2005. The remainder of the capital stock of MFX is owned by Fairfax (83.3%) and The North River Insurance Company (9.3%).

Schedule 7.2

                                                                    SCHEDULE 7.3

                              EXISTING INDEBTEDNESS

Guarantees

1. Clearwater agreed to allow Ranger Insurance Company ("Ranger"), a subsidiary of Fairfax, to attach an assumption of liability endorsement to certain Ranger policies issued from July 1, 1999 to April 30, 2004, the effective termination date of the agreement. Should Ranger fail to meet its obligations, Clearwater is ultimately liable for any losses occurring prior to the effective date of the termination, pursuant to the terms of the endorsements. The total amount of potential exposure in connection with the endorsements is estimated at $5.6 million as of June 30, 2005, based on the subject policies' case outstanding loss reserves. Ranger has met and continues to meet all of its obligations, including those subject to this agreement, in the normal course of business, and Clearwater does not anticipate making any payments under this guarantee. In addition, Fairfax has indemnified Clearwater for any obligations under this agreement.

2. As of July 14, 2000, OARC agreed to guarantee the performance of all of the insurance and reinsurance contract obligations, whether incurred before or after the agreement, of Compagnie Transcontinentale de Reassurance ("CTR"), a subsidiary of Fairfax, in the event CTR became insolvent and CTR was not otherwise indemnified under its guarantee agreement with a Fairfax affiliate. The OARC guarantee was entered into as part of the redeployment of CTR's business to OARC, and was terminated effective December 31, 2001. Under Fairfax's ownership, CTR was dissolved and its assets and liabilities were assumed by other Fairfax affiliates which have the responsibility for the run-off of its liabilities. In addition, Fairfax has agreed to indemnify OARC for all its obligations under its guarantee. OARC does not expect to make any payments under this guarantee.

3. OARC agreed, as of April 1, 2002, to guarantee the prompt payment of all of the insurance contract obligations, whether incurred before or after the agreement, of Falcon Insurance Company (Hong Kong) Limited, a subsidiary of Fairfax, in the event that Falcon becomes insolvent. OARC's potential exposure in connection with this agreement is estimated to be $35.8 million at June 30, 2005. Additionally, Fairfax has agreed to indemnify OARC for any obligation under this agreement. OARC anticipates that Falcon will meet all of its obligations in the normal course of business and does not anticipate making any payments under this guarantee that will require OARC to utilize the indemnification from Fairfax.

4. In January 2004, in conjunction with the purchase by its subsidiary (O.R.E Holdings) of a 45% interest in Cheran Enterprises Private Limited ("CEPL"), an Indian limited liability company, OARC agreed to provide a guarantee on behalf of CEPL to facilitate CEPL's establishment of a credit facility in the amount of up to $65 million. The guarantee is conditioned upon a pledge in favor of OARC by the other shareholders of CEPL of assets with an aggregate value 1.5 times the amount of the guarantee. As of the date hereof, the credit facility has not been established and no guarantee has been provided.

Schedule 7.3

Letters of Credit

5. Cross-reference is made to the letters of credit issued by Bank of America ("BofA") that are listed on Schedule 5.5. Such letters of credit will terminate on or before December 31, 2005 and will not be renewed at BofA beyond such date.

                                                                    SCHEDULE 7.8

                          TRANSACTIONS WITH AFFILIATES

1. Cross-reference is made to the matters disclosed on Schedule 5.18(b), item 1 of Schedule 7.1, and items 1 through 4 of Schedule 7.3.

Schedule 7.8

                                  SCHEDULE 10.2

                         ADMINISTRATIVE AGENT'S OFFICE;
                          CERTAIN ADDRESSES FOR NOTICES

ODYSSEY RE HOLDINGS CORP.:

300 First Stamford Place
Stamford, Connecticut 06902
Telephone: 212-978-2803
Telecopy: 212-978-4719
Attention: Robert Giammarco, Chief Financial Officer

ADMINISTRATIVE AGENT:

Administrative Agent's Office
(for payments and Requests for Credit Extensions):
Wachovia Bank, National Association
Charlotte Plaza Building
201 South College Street, 8th Floor NC0680
Charlotte, North Carolina 28288
Attention: Syndication Agency Services
Telephone: (704) 383-3721
Telecopy: (704) 383-0288

Payment Instructions
Wachovia Bank, National Association
ABA Routing No. 053000219
Charlotte, North Carolina
Account Number: _______________
Account Name: _________________
Attention: Syndication Agency Services

Other Notices as Administrative Agent:
Wachovia Bank, National Association
One Wachovia Center, 6th Floor
301 South College Street
Charlotte, North Carolina 28288-0760
Attention: Karen Hanke
Telephone: (704) 374-3061
Telecopy: (704) 383-1625

L/C ISSUER:

Wachovia Bank, National Association
One Wachovia Center, 6th Floor
301 South College Street

Schedule 10.2

Charlotte, North Carolina 28288-0760
Attention: Karen Hanke
Telephone: (704) 374-3061
Telecopy: (704) 383-1625

Schedule 10.2

                                    EXHIBIT A

                          FORM OF REVOLVING LOAN NOTICE

                                                        Date: ___________, _____

To: Wachovia Bank, National Association, as Administrative Agent

Ladies and Gentlemen:

     Reference is made to that certain Credit Agreement, dated as of September __, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Odyssey Re Holdings Corp., a Delaware corporation (the "Borrower"), the Lenders from time to time party thereto, and Wachovia Bank, National Association, as Administrative Agent and L/C Issuer.

The undersigned hereby requests (select one):

A Borrowing of Revolving Loans          A conversion or continuation of
                                        Revolving Loans

     1.   On _________________________ (a Business Day).

     2.   In the amount of $____________________.

     3.   Comprised of _________________________________.
                       [Type of Revolving Loan requested]

     4.   For LIBOR Loans: with an Interest Period of ______ months.

     The Revolving Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.1 of the Agreement.

                                        ODYSSEY RE HOLDINGS CORP.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


Exhibit A-1

                                    EXHIBIT B

                             FORM OF REVOLVING NOTE

                                                                  ______________

     FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises to pay to _____________________ or registered assigns (the "Lender"), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Revolving Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of September 23, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Wachovia Bank, National Association, as Administrative Agent and L/C Issuer.

     The Borrower promises to pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

     This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Revolving Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Revolving Loans and payments with respect thereto.

     The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


Exhibit B-1

                                        ODYSSEY RE HOLDINGS CORP.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                     LOANS AND PAYMENTS WITH RESPECT THERETO

                                                  AMOUNT OF      OUTSTANDING
              TYPE OF    AMOUNT OF    END OF     PRINCIPAL OR     PRINCIPAL
             REVOLVING   REVOLVING   INTEREST   INTEREST PAID   BALANCE THIS   NOTATION
   DATE      LOAN MADE   LOAN MADE    PERIOD      THIS DATE         DATE        MADE BY
----------   ---------   ---------   --------   -------------   ------------   --------



Exhibit B-2

                                    EXHIBIT C

                         FORM OF COMPLIANCE CERTIFICATE

                                          Financial Statement Date: ____________

To: Wachovia Bank, National Association, as Administrative Agent

Ladies and Gentlemen:

     Reference is made to that certain Credit Agreement, dated as of September 23, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement" the terms defined therein being used herein as therein defined), among Odyssey Re Holdings Corp, a Delaware corporation (the "Borrower"), the Lenders from time to time party thereto, and Wachovia Bank, National Association, as Administrative Agent and L/C Issuer.

     The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the _______________________________________ of the Borrower, and
that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

      [Use following paragraph 1 for fiscal YEAR-END financial statements]

     1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.1(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

     [Use following paragraph 1 for fiscal QUARTER-END financial statements]

     1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.1(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

     2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

     3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such


Exhibit C-1
fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

                                  [SELECT ONE:]

     [TO THE BEST KNOWLEDGE OF THE UNDERSIGNED DURING SUCH FISCAL PERIOD, THE BORROWER PERFORMED AND OBSERVED EACH COVENANT AND CONDITION OF THE LOAN DOCUMENTS APPLICABLE TO IT.]

                                     --OR--

     [THE FOLLOWING COVENANTS OR CONDITIONS HAVE NOT BEEN PERFORMED OR OBSERVED AND THE FOLLOWING IS A LIST OF EACH SUCH DEFAULT AND ITS NATURE AND STATUS:]

     4. The representations and warranties of the Borrower contained in Article V of the Agreement, and any representations and warranties of any Credit Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section
5.5 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.1 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

     5. The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ______________, ________.

                                        ODYSSEY RE HOLDINGS CORP.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


Exhibit C-2

        For the Quarter/Year ended ___________________ ("Statement Date")

                                   SCHEDULE 2
                          to the Compliance Certificate
                                  ($ in 000's)

I.   SECTION 7.14(A) - MAXIMUM TOTAL DEBT TO CAPITALIZATION RATIO.

     A.   Consolidated Indebtedness at Statement Date

     1. Aggregate amount of all Indebtedness of the Borrower and its
Subsidiaries:

          (a) all obligations of the Borrower and its Subsidiaries for borrowed    $_____________
     money and all obligations of the Borrower and its Subsidiaries evidenced by bonds, debentures, notes, loan agreements or other similar instruments
     (excluding the Convertible Debt):

          (b) all direct or contingent obligations of the Borrower and its         $_____________
     Subsidiaries arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments:

          (c) net obligations of the Borrower and its Subsidiaries under any       $_____________
     Swap Contract:

          (d) all obligations of the Borrower and its Subsidiaries to pay the      $_____________
     deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 60 days after the date on which such trade account payable was created):

          (e) indebtedness (excluding prepaid interest thereon) secured by a       $_____________
     Lien on property owned or being purchased by the Borrower and its
     Subsidiaries (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by the Borrower and its Subsidiaries or is limited in recourse:

          (f) capital leases and Synthetic Lease Obligations:                      $_____________

          (g) all obligations of the Borrower and its Subsidiaries to purchase,    $_____________
     redeem, retire, defease or otherwise make any payment in respect of any
     Equity Interest in the


Exhibit C-3

     Borrower and its Subsidiaries or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends:

          (h) all Guarantees of the Borrower and its Subsidiaries in respect of    $_____________
     any of the foregoing[; provided, however, for purposes of calculating the
     Total Debt to Capitalization Ratio, only the amount of any outstanding claim against any of the Guarantees set forth in items 1, 2 and 3 on
     Schedule 7.3 which has not been indemnified and paid by Fairfax within 10 days after such claim is made against any of such Guarantees shall be included in the calculation of Consolidated Indebtedness:]

          (i) Aggregate amount of Convertible Debt in excess of 15% of Total       $_____________
     Capitalization

          (j) Total (Lines I.A.1.(a) + (b) + (c) + (d) + (e) + (f) + (g) + (h) +   $_____________
     (i))

     B.   Consolidated Net Worth at Statement Date

     1. Net worth of the Borrower and its Subsidiaries, determined on a            $_____________
consolidated basis in accordance with GAAP but excluding any preferred stock or other class of Equity Interest that, by its stated terms (or by the terms of any class of Equity Interest issuable upon conversion thereof or in exchange therefor), or upon the occurrence of any event, matures or is mandatorily redeemable, or is redeemable at the option of the holders thereof, in whole or in part and excluding the effect of Statement of Financial Accounting Standards
No. 115 issued by the Financial Accounting Standards Board:

     2. Aggregate amount of Convertible Debt equal to or less than 15% of Total
Capitalization

     C.   Total Debt to Capitalization Ratio (Line I.A.1.(j)) / (Line I.A.1.(j)
          + Line I.B.1 + Line I.B.2):

     D.   Maximum:                                                                   0.30 to 1.00

II.  SECTION 7.14(B) - MINIMUM STATUTORY SURPLUS.

     A. Total amount shown as "surplus as regards policyholders" on line 35, column 1, page 3 of the Annual Statement of OARC:


Exhibit C-4

     B.   Minimum:                                                                 $1,000,000,000

III. SECTION 7.14(C) - MINIMUM RISK-BASED CAPITAL.

     A.   "Total adjusted capital" (within the meaning of the Risk-Based Capital   $_____________
          for Insurers Model Act as promulgated by the NAIC as of the date hereof (the "Model Act")) of OARC:

     B.   "Authorized Control Level Risk-Based Capital" (within the meaning of     $_____________
          the Model Act) of OARC:

     C.   Risk-Based Capital (Line III.A) / (2 x Line III.B.):                               ____%

     D.   Minimum:                                                                            150%

IV.  SECTION 7.1(L) - LIENS.

     A.   Aggregate amount of Liens (other than Liens specified in clauses (a)     $_____________
          through (k) of Section 7.1) on other than stock of any Insurance
          Subsidiary securing Obligations of the Borrower and its Subsidiaries:

     B.   Maximum aggregate amount at any time outstanding:                        $   25,000,000

V.   SECTION 7.2 - INVESTMENTS.

     A.   Investments permitted under Section 7.2(b)(iv):                          $_____________

     B.   Maximum aggregate amount of such Investments outstanding:                $   50,000,000

VI.  SECTION 7.6(B) - RESTRICTED PAYMENTS.

     A.   Aggregate amount of dividends, payments, distributions, acquisitions,    $_____________
          purchases, retirements or redemptions made by the Borrower during any fiscal year:

     B.   20% of Consolidated Net Income for such fiscal year:                     $_____________

     C.   50% of Consolidated Net Worth at end of such fiscal year:                $_____________

     D.   Maximum (the lesser of (i) the greater of (A) Line VI.B and (B)          $_____________
          $15,000,000 and (ii) Line VI.C):

     E.   Maximum aggregate amount of dividends and distributions to Fairfax and   $   30,000,000
          its Affiliates during any fiscal year:


Exhibit C-5

                                    EXHIBIT D

                                     FORM OF
                            ASSIGNMENT AND ASSUMPTION

     This Assignment and Assumption (this "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, the Letters of Credit included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor:             ______________________________

2. Assignee:             ______________________________ [and is an
                         Affiliate/Approved Fund of [identify Lender](1)]

3. Borrower(s):          Odyssey Re Holdings Corp.

4. Administrative Agent: Wachovia Bank, National Association, as the
                         administrative agent under the Credit Agreement

5. Credit Agreement:     The Credit Agreement, dated as of September 23, 2005
                         among Odyssey Re Holdings Corp., the Lenders parties thereto, and

----------
(1)  Select as applicable.


Exhibit D-1

                           Wachovia Bank, National Association, as
                           Administrative Agent and L/C Issuer

6.   Assigned Interest:

                       Aggregate Amount of
                        Commitment For all   Amount of Commitment   Percentage Assigned
Facility Assigned(2)         Lenders*             Assigned*           of Commitment(3)    CUSIP Number
--------------------   -------------------   --------------------   -------------------   ------------
___________(4)            $____________         $_____________          __________%
___________               $____________         $_____________          __________%
___________               $____________         $_____________          __________%

7.   [Trade Date: __________________](5)

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

----------
(2) Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., "Revolving Credit Commitment," "Term Loan Commitment," etc.).

(3) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(4) Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., "Revolving Credit Commitment," "Term Loan Commitment," etc.).

(5) To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.


Exhibit D-2

     The terms set forth in this Assignment and Assumption are hereby agreed to:

                                        ASSIGNOR

                                        [NAME OF ASSIGNOR]


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


                                        ASSIGNEE

                                        [NAME OF ASSIGNEE]


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

[Consented to and](6) Accepted:

WACHOVIA BANK, NATIONAL ASSOCIATION,
   as Administrative Agent


By:
    ---------------------------------
Title:
       ------------------------------

[Consented to:](7)


By:
    ---------------------------------
Title:
       ------------------------------

----------
(6) To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

(7) To be added only if the consent of the Borrower and/or other parties (e.g. L/C Issuer) is required by the terms of the Credit Agreement.


Exhibit D-3

                                            ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

                        STANDARD TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

          1. Representations and Warranties.

          1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

          1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

          2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.


Exhibit D-4

          3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.


Exhibit D-5

                                    EXHIBIT E

                           FORM OF SECURITY AGREEMENT

     This PLEDGE AND SECURITY AGREEMENT (this "Agreement") dated as of September 23, 2005 is by and between [NAME OF CREDIT PARTY], a _______ corporation (the "Pledgor"), and WACHOVIA BANK, NATIONAL ASSOCIATION (the "Administrative Agent"), as Administrative Agent for the Lenders party to that certain Credit Agreement dated as of the date hereof among [Odyssey Re Holdings Corp.,] the Pledgor, the other Credit Parties thereto, the Lenders party thereto and the Administrative Agent (as amended, restated, or otherwise modified from time to time, the "Credit Agreement"; terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement).

     1. Grant of Security Interest. As security for any and all Indebtedness (as defined below), the Pledgor hereby irrevocably and unconditionally pledges and grants a security interest in and assigns and transfers to the Administrative Agent, for the ratable benefit of the Lenders (including the Administrative Agent in its capacity as such), all of the Pledgor's right, title and interest in and to the property of the Pledgor referred to in Exhibit A attached hereto and incorporated herein, as hereafter amended or supplemented from time to time (the "L/C Collateral").

     2. Indebtedness. "Indebtedness" means all debts, obligations or liabilities, now or hereafter existing, absolute or contingent, whether voluntary or involuntary, due or not due, incurred directly or indirectly, or acquired by the Lenders by assignment or otherwise (including, without limitation, interest accruing after the maturity of such debts, obligations or liabilities and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Pledgor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), of the Pledgor to the Lenders arising out of or in connection with any Secured Letter of Credit issued by the L/C Issuer (including by or through an offshore branch or affiliate of the L/C Issuer) for the account of the Pledgor, any reimbursement, indemnity or similar agreements given by the Pledgor to the L/C Issuer and the Lenders in connection therewith, and any amendment, substitution, extension or replacement of any of the foregoing, and all obligations and liabilities of the Pledgor to the L/C Issuer and the Lenders hereunder

     3. Maintenance of Collateral.

          (a) At all times prior to the date upon which the Obligations are paid in full, the Commitments are terminated and the Letters of Credit have expired (the "Release Date"), the Pledgor agrees to maintain as security for the Indebtedness, L/C Collateral of a type described on Schedule I hereto with a L/C Collateral Balance in an amount not less than the aggregate principal amount of L/C Obligations attributable to Secured Letters of Credit issued for the account of the Pledgor. For purposes hereof, the "L/C Collateral Balance" means, with respect to the Pledgor, the sum of the Collateral Value of each type of L/C Collateral held in a Custodial Account of the Pledgor multiplied by the Collateral Coverage Percentage set forth on Schedule I hereto for such type of L/C Collateral. The


Exhibit E-1

     "Collateral Value" of government, municipal or corporate obligations or bonds or commercial paper shall be determined from the most recent closing bid price for such obligations, bonds or commercial paper obtained from the Wall Street Journal, or such other reputable reporting service as the Administrative Agent may select. If such closing bid price is not available in the Wall Street Journal, or such other reputable reporting service as the Administrative Agent may select, the Collateral Value shall be the value quoted to the Administrative Agent by a reputable brokerage firm selected by the Administrative Agent

          (b) If, at any time there is a Collateral Deficiency with respect to the Pledgor, the Pledgor shall no later than fourteen (14) days from the date of notice thereof by the Administrative Agent, pledge additional L/C Collateral to cure such Collateral Deficiency. If the Pledgor fails to pledge additional L/C Collateral to cure its Collateral Deficiency within the time provided above, the Administrative Agent may immediately exercise its rights and remedies set forth in Section 4 of this Agreement, including without limitation, liquidating all or part of the L/C Collateral. The Pledgor acknowledges and agrees that notice of a Collateral Deficiency may be given orally or in writing, including facsimile. Any such written notice to the Pledgor shall be given in accordance with the notice provisions of the Credit Agreement and shall be deemed received by the Pledgor as provided therein. Any such oral notice to the Pledgor and any written confirmation thereof shall be given in accordance with Section 15 of this Agreement and shall be deemed received by the Pledgor as provided herein.

     4. Pledgor's Covenants, Warranties and Representations. The Pledgor covenants, represents and warrants that unless compliance is waived by the Administrative Agent in writing:

          (a) The Pledgor owns all of the L/C Collateral free and clear of any and all liens, encumbrances, or interests of any third parties other than the security interest of the Administrative Agent, and will keep all of the L/C Collateral free of all liens, claims, security interests and encumbrances of any kind or nature, whether voluntary or involuntary, except the security interest of the Administrative Agent.

          (b) The Pledgor shall, at the Pledgor's expense, take all actions necessary or advisable from time to time to maintain the first priority and perfection of said security interest and shall not take any actions that would alter, impair or eliminate said priority or perfection.

          (c) The Pledgor agrees to pay prior to delinquency all taxes, charges, liens and assessments against the L/C Collateral, and upon the failure of the Pledgor to do so, the Administrative Agent at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same, such payments constituting Indebtedness hereunder.

          (d) The Pledgor's exact legal name is correctly set forth on Exhibit B hereto. The Pledgor will provide the Administrative Agent with at least 30 days' prior written notice of any change in the Pledgor's name or identity.


Exhibit E-2

          (e) The Pledgor's chief executive office is, and has been for the four-month period preceding the date hereof (or, if less, the entire period of the existence of the Pledgor), located in the state specified on Exhibit B hereto. In addition, the Pledgor is an organization of the type and (if not an unregistered entity) is incorporated in or organized under the laws of the state specified on Exhibit B hereto. The Pledgor shall give the Administrative Agent at least thirty (30) days notice before changing the location of its chief executive office, type of organization, business structure or state of incorporation or organization.

          (f) The Pledgor's organizational identification number, if any, assigned by the state of incorporation or organization is correctly set forth on Exhibit B hereto. The Pledgor shall promptly notify the Administrative Agent (i) of any change of its organizational identification number, or (ii) if the Pledgor does not have an organizational identification number and later obtains one, of such organizational identification number.

          (g) All investment property included in L/C Collateral is held by the Pledgor pursuant to the Federal Reserve System's treasury direct system.

     5. Powers of the Administrative Agent. At any time, without notice unless expressly required elsewhere in this Agreement, and at the expense of the Pledgor, the Administrative Agent in its name or in the name of the applicable Pledgor may, but shall not be obligated to:

          (a) Collect by legal proceedings or otherwise, endorse, receive and receipt for all dividends, interest, principal payments and other sums now or hereafter payable upon or on account of the L/C Collateral.

          (b) Make any compromise or settlement it deems desirable or proper with reference to the L/C Collateral.

          (c) Insure, process and preserve the L/C Collateral.

          (d) Participate in any recapitalization, reclassification, reorganization, consolidation, redemption, stock split, merger or liquidation of any issuer of securities which constitute L/C Collateral, and in connection therewith may deposit or surrender control of the L/C Collateral, accept money or other property in exchange for the L/C Collateral, and take such action as it deems proper in connection therewith, and any money or property received on account of or in exchange for the L/C Collateral shall be applied to the Indebtedness or held by the Administrative Agent thereafter as L/C Collateral pursuant to the provisions hereof.

          (e) Pursuant to the terms of the Credit Agreement, cause L/C Collateral to be transferred to its name or to the name of its nominee or the name of a depository or its nominee.


Exhibit E-3

          (f) Obtain from any custodian or securities intermediary holding the L/C Collateral any and all information with respect to the L/C Collateral, without any further consent of or notice to the Pledgor.

          (g) Exercise as to the L/C Collateral all the rights, powers and remedies of an owner necessary to exercise its rights under this Agreement, including without limitation, the right to sell or otherwise dispose of all or any part of the L/C Collateral following an Event of Default. The Administrative Agent shall not vote any securities constituting L/C Collateral except as instructed by the Pledgor, until an Event of Default has occurred and the Administrative Agent has delivered the Custodian a notice of exclusive control in respect of the L/C Collateral.

     The Pledgor hereby grants the Administrative Agent an irrevocable proxy and irrevocably appoints the Administrative Agent its attorney-in-fact to carry out any of the powers granted by this paragraph. Without limiting the generality of the foregoing, the Pledgor hereby irrevocably appoints the Administrative Agent its attorney-in-fact to execute and deliver any necessary stock powers, endorsements, assignments or other documents and agreements necessary to carry out any of the foregoing powers. The foregoing appointments shall be deemed coupled with an interest of the Administrative Agent and shall not be revoked without the Administrative Agent's written consent. To the extent permitted by law, the Pledgor hereby ratifies all said attorney-in-fact shall lawfully do by virtue hereof. The Pledgor shall make and deliver to the Administrative Agent such powers of attorney, consents or waivers (in addition to the power of attorney and consent set forth in this Section 5) as the Administrative Agent shall reasonably request in order to permit the Administrative Agent to exercise its rights under this Section 5 and this Agreement.

     6. Remedies. If an Event of Default occurs, the Administrative Agent may do any one or more of the following:

          (a) Exercise as to any or all of the L/C Collateral all the rights, powers and remedies of an owner; provided, however, that, the Administrative Agent shall not have the right to vote any securities constituting L/C Collateral until the Administrative Agent has provided the Custodian a notice of exclusive control in respect of the L/C Collateral.

          (b) Enforce the security interest given hereunder pursuant to the Uniform Commercial Code as in effect in any applicable state (the "UCC") and any other applicable law.

          (c) Sell all or any part of the L/C Collateral at public or private sale in accordance with the UCC, without advertisement, in such manner and order as the Administrative Agent may elect. The Administrative Agent may purchase the L/C Collateral for its own account at any such sale. The Administrative Agent shall give the applicable Pledgor such notice of any public or private sale as may be required by the UCC; provided that, if the Administrative Agent fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC. The Pledgor acknowledges that L/C Collateral may be sold at a loss to the Pledgor, and that, in such event, the Administrative Agent shall have


Exhibit E-4
     no liability or responsibility to the Pledgor for such loss. The Pledgor further acknowledges that a private sale may result in less proceeds than a public sale.

          (d) Enforce the security interest of the Administrative Agent in any deposit account which is part of the L/C Collateral by applying such account to the Indebtedness.

          (e) Exercise any other remedy provided under this Agreement or by any applicable law. The Pledgor acknowledges that all such rights and remedies are cumulative, and the exercise of any right or remedy shall not preclude the further exercise of any other right or remedy.

          (f) Comply with any applicable state or federal law requirements in connection with a disposition of the L/C Collateral and such compliance will not be considered to affect adversely the commercial reasonableness of any sale of the L/C Collateral.

          (g) Sell the L/C Collateral without giving any warranties as to the L/C Collateral. The Administrative Agent may specifically disclaim any warranties of title or the like. This procedure will not be considered to affect adversely the commercial reasonableness of any sale of the L/C Collateral.

     7. Waivers. The Administrative Agent shall be under no duty or obligation whatsoever (a) to make or give any presentment, demands for performances, notices of nonperformance, protests, notices of protest or notices of dishonor in connection with any obligations or evidences of indebtedness held by the Administrative Agent as L/C Collateral, or in connection with any obligation or evidences of indebtedness which constitute in whole or in part the Indebtedness, or (b) to give the Pledgor notice of, or to exercise, any subscription rights or privileges, any rights or privileges to exchange, convert or redeem or any other rights or privileges relating to or affecting any L/C Collateral.

     8. Custody of Collateral at Custodian.

          (a) On or prior to the date hereof and upon any Person becoming a Pledgor hereunder, the Pledgor shall have established with the Custodian, and at all times thereafter until the Indebtedness of the Pledgor shall have been indefeasibly paid in full and this Agreement is terminated in accordance with its terms, the Pledgor shall maintain with the Custodian the accounts listed on Exhibit A hereto (the "Collateral Accounts," and each a "Collateral Account").

          (b) With respect to each Collateral Account and the L/C Collateral, the Pledgor shall cause the Custodian to execute and deliver to the Administrative Agent on the date hereof a Collateral Account Control Agreement in the form of Exhibit C hereto.

          (c) The Pledgor shall, no later than the date hereof, cause the Custodian to title each Collateral Account to reflect the security interest of Administrative Agent for the ratable benefit of the Lenders therein.


Exhibit E-5

          (d) The Pledgor hereby agrees that funds contained in the Collateral Accounts shall be invested in L/C Collateral and only as permitted pursuant to the terms of this Agreement and the Credit Agreement.

     9. Indemnity Regarding the Custodian. If the Administrative Agent permits any of the L/C Collateral to be maintained at a Custodian, the Pledgor hereby agrees to indemnify, defend and hold harmless the Administrative Agent, its successors and assigns and its directors, officers, employees and agents, from and against any and all losses, liabilities, damages, obligations, deficiencies, payments, costs and expenses (including, without limitation, costs and expenses of any and all actions, suits, proceedings, arbitrations, demands, assessments, judgments, settlements, compromises relating thereto and reasonable attorneys' fees and disbursements in connection therewith, and including allocated costs of in-house counsel) sustained or incurred by the Administrative Agent or any other indemnitee in any way arising from or related to the Administrative Agent's actions with respect to the Custodian as contemplated herein or contemplated by any agreement with or notice to the Custodian, except such as are due to the Administrative Agent's willful misconduct or gross negligence.

     10. New or Substituted L/C Collateral. The Pledgor may add a new Custodial Account as "L/C Collateral" under this Agreement, and/or terminate a Custodial Account or remove a Custodial Account as L/C Collateral hereunder, in each case by executing and delivering to the Administrative Agent a completed supplement to this Agreement in the form of Exhibit D (each, a "Pledge Supplement"); provided that (i) prior to or concurrently with the addition of any new Custodial Account, the Pledgor shall deliver or cause to be delivered to the Administrative Agent a true and correct copy of a statement of such Custodial Account prepared by the Custodian thereof, indicating the contents of such Custodial Account as of a recent date, a new Collateral Account Control Agreement (or supplement to an existing Collateral Account Control Agreement) executed by the Custodian and the Pledgor, evidencing the establishment of such Custodial Account and the perfection of the security interest of the Administrative Agent therein, and (if applicable) a copy of any new Collateral Account Control Agreement with respect to such Custodial Account, and (ii) the Pledgor may terminate a Custodial Account or remove a Custodial Account as L/C Collateral hereunder unless, immediately after giving effect thereto, (A) the Pledgor shall have delivered to the Administrative Agent an L/C Collateral Balance Report evidencing that the L/C Collateral Balance (with respect to all remaining Custodial Accounts of the Pledgor and all other L/C Collateral pledged by the Pledgor pursuant to any Credit Document) would equal or exceed the sum of the stated amount of the Pledgor's Secured Letters of Credit and (B) no other Default or Event of Default would exist. The Pledgor hereby authorizes the Administrative Agent to attach each such Pledge Supplement to this Agreement, and agrees that all L/C Collateral listed or referred to on any Pledge Supplement shall for all purposes be deemed L/C Collateral hereunder and shall be subject to the provisions hereof.

     11. Costs. All advances, charges, costs and expenses, including reasonable attorneys' fees, incurred or paid by the Administrative Agent in exercising any right, power or remedy conferred by this Agreement or in the enforcement thereof, and including the charges and expenses of the Administrative Agent's custody unit or of any Custodian, shall become a part of the Indebtedness secured hereunder and shall be paid to the Administrative Agent by the Pledgor immediately and without demand, with interest thereon at an annual rate equal to the highest rate


Exhibit E-6
of interest of any Indebtedness secured by this Agreement (or, if there is no such interest rate, at the maximum interest rate permitted by law for interest on judgments). Such costs and attorneys' fees shall include, without limitation, the allocated cost of in-house counsel.

     12. Notices. To the extent that oral notification is provided for or agreed to herein, such oral notification may be made by telephone to the number(s) set forth on the signature page for the Pledgor; provided that (i) any oral notification in person or at any other telephone number shall constitute notification hereunder (it being understood and agreed that a voicemail message shall in no event constitute notification hereunder) and (ii) any oral notification shall be promptly confirmed in writing, including by facsimile.

     13. Miscellaneous.

          (a) Any waiver, express or implied, of any provision hereunder and any delay or failure by the Administrative Agent to enforce any provision shall not preclude the Administrative Agent from enforcing any such provision thereafter.

          (b) The Pledgor hereby authorizes the Administrative Agent to file one or more financing statements describing all or part of the Pledgor's L/C Collateral, and continuation statements, or amendments thereto, relative to all or part of the Pledgor's L/C Collateral as authorized by applicable law. Such financing statements, continuation statements and amendments will contain any other information required by the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether the Pledgor is an organization, the type of organization and any organizational identification number issued to the Pledgor. The Pledgor agrees to furnish any such information to the Administrative Agent promptly upon request.

          (c) The Pledgor shall, at the request of the Administrative Agent, execute such other agreements, documents or instruments in connection with this Agreement as the Administrative Agent may reasonably deem necessary to evidence or perfect the security interests granted herein, to maintain the first priority of the security interests, or to effectuate the rights granted to the Administrative Agent herein.

          (d) This Agreement shall be governed by and construed according to the internal laws of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies are governed by the laws of any other jurisdiction. The Pledgor hereby irrevocably (i) submits to the non-exclusive jurisdiction of any United States Federal or State court sitting in New York, New York in any action or proceeding arising out of or relating to this Agreement, and (ii) waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith. Service of process by the Administrative Agent in connection with such action or proceeding shall be binding on the Pledgor if sent to the Pledgor by registered or certified mail at its address specified below. The Pledgor agrees that the Administrative Agent may disclose to any prospective purchaser and any purchaser of all


Exhibit E-7
     or part of the Indebtedness any and all information in the Administrative Agent's possession concerning the Pledgor, this Agreement and the L/C Collateral.

          (e) Any term used or defined in the UCC and not defined in this Agreement has the meaning given to the term in the UCC, when used in this Agreement.

          (f) This Agreement shall benefit the Administrative Agent's successors and assigns and shall bind the Pledgor's successors and assigns, except that the Pledgor may not assign its rights and obligations under this Agreement. This Agreement shall bind all parties who become bound as a debtor with respect to the Indebtedness.

          (g) All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude the further exercise of any other right or remedy.

          (h) In all cases where more than one party executes this Agreement, all words used herein in the singular shall be deemed to have been used in the plural where the context and construction so require, and the obligations and undertakings hereunder are joint and several.

     14. WAIVER OF JURY TRIAL. TO THE EXTENT ALLOWED BY APPLICABLE LAW, THE PLEDGOR AND THE ADMINISTRATIVE AGENT EACH WAIVE TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING ON OR ARISING OUT OF THIS AGREEMENT.

     15. NOTICE OF FINAL AGREEMENT. THIS WRITTEN SECURITY AGREEMENT AND ANY OTHER DOCUMENTS EXECUTED IN CONNECTION WITH THIS SECURITY AGREEMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK


Exhibit E-8

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                        [NAME OF CREDIT PARTY]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


Exhibit E-9

Acknowledged and Accepted:

WACHOVIA BANK, NATIONAL ASSOCIATION, as
Administrative Agent


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

ADDRESS FOR NOTICES TO THE ADMINISTRATIVE AGENT:

Wachovia Bank, National Association
One Wachovia Center, 6th Floor
301 South College Street
Charlotte, North Carolina 28288-0760
Attention: Karen Hanke
Telephone: (704) 374-3061
Telecopy: (704) 383-1625


Exhibit E-10

                                    EXHIBIT B

                      PLEDGOR'S ORGANIZATIONAL INFORMATION

Chief Executive Office for Pledgor:

300 First Stamford Place
Stamford, CT 06902

                                                                Pledgor's
                                                              organizational
                                                            identification if
                                                             any, assigned by
                                                               the state or
                         Pledgor's state   Organizational    jurisdiction of        Taxpayer
             Type of            of         identification    incorporation or    Identification
Pledgor   organization    incorporation        number        organization(8)    Number (TIN)(9)
-------   ------------   ---------------   --------------   -----------------   ---------------


                PLEDGOR'S CONTACT INFORMATION FOR NOTICE PURPOSES

Pledgor acknowledges that the contact   Address for Notices (if different from
information below is correct            above):
(Initial Here) ___
                                        ________________________________________
Telephone Numbers: 203-977-8024         Street Address

                                        ________________________________________
                                        City         State         Zip
Facsimile, telecopy or similar
number for notices: 203-965-7960
Electronic Mail: dsmith@odysseyre.com

----------
(8)  If no organizational identification number has been assigned enter "None".

(9)  To be used for tax reporting purposes with respect to the Collateral.


Exhibit E-11

                                    EXHIBIT C

                  FORM OF COLLATERAL ACCOUNT CONTROL AGREEMENT

     THIS COLLATERAL ACCOUNT CONTROL AGREEMENT, dated as of September 23, 2005 (this "Agreement"), is made among [Name of Credit Party] ("Pledgor"), Wachovia Bank, National Association ("Administrative Agent") and Webster Bank ("Custodian"). Except as otherwise defined herein, all capitalized terms used herein and defined the Collateral Agreement (as defined below) shall be sued herein as therein defined.

                                   WITNESSETH:

     WHEREAS, [Odyssey Re Holdings Corp., a Delaware corporation,] Pledgor and the other Credit Parties named therein, the Lenders named therein and Administrative Agent have entered into a Credit Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time, the "Credit Agreement"), providing for the making of Credit Extensions to the Credit Parties and the issuance of, and participation in, Letters of Credit for the account of the Borrowers upon the terms and subject to the conditions set forth therein; and

     WHEREAS, in connection with and as a condition to the consummation of the transactions contemplated by the Credit Agreement, Pledgor, the other Pledgors named therein and Administrative Agent have entered into a Pledge and Security Agreement, dated as of the date hereof ("Collateral Agreement"), pursuant to which Pledgor has granted to Administrative Agent, for the ratable benefit of the Lenders (including the L/C Issuer in its capacity as such) and Administrative Agent (collectively, the "Secured Parties"), a security interest in the Account (as hereinafter defined) and the assets held therein from time to time and the other Collateral in order to secure the repayment of the Secured Obligations; and

     WHEREAS, Pledgor, Administrative Agent and Custodian are entering into this Agreement to perfect the security interest of Administrative Agent in the Account and the assets held therein from time to time and the other Collateral; and

     WHEREAS, Administrative Agent and Pledgor have requested Custodian to hold the Collateral and to perform certain other functions as more fully described herein; and

     WHEREAS, Custodian has agreed to act on behalf of Administrative Agent and Pledgor in respect of Collateral delivered to Custodian by Pledgor for the benefit of the Secured Parties, subject to the terms hereof;

     NOW THEREFORE, in consideration of the mutual promises set forth hereafter, the parties hereto agree as follows:


Exhibit E-12

                                    ARTICLE I

                                   DEFINITIONS

     Whenever used in this Agreement, the following words shall have the meanings set forth below:

     1.1 "Account" shall mean [Account Name(10) AND Number] established and maintained PURSUANT to this Agreement in which Collateral shall be deposited by Pledgor and pledged to Administrative Agent for the ratable benefit of the Secured Parties and any demand deposit account established and maintained in connection therewith.

     1.2 "Authorized Person" shall be any person, whether or not an officer or employee of Administrative Agent or Pledgor, duly authorized by Administrative Agent or Pledgor, respectively, to give Written Instructions on behalf of Administrative Agent or Pledgor, respectively, such persons to be designated in a Certificate of Authorized Persons which contains a specimen signature of such person.

     1.3 "Collateral" shall mean the Account, any demand deposit account established and maintained in connection therewith and all other investment property and all proceeds thereof held in the Account.

     1.4 "Depository" shall mean the Treasury/Reserve Automated Debt Entry System maintained at the Federal Reserve Bank of New York for receiving and delivering securities, the Depository Trust Company and any other clearing corporation within the meaning of Section 8-102 of the UCC or otherwise authorized to act as a securities depository or clearing agency, and their respective successors and nominees.

     1.5 "Notice of Exclusive Control" shall mean a written notice given by Administrative Agent to Custodian that Administrative Agent is exercising sole and exclusive control of the Collateral.

     1.6 "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

     1.7 "Written Instructions" shall mean written communications received by Custodian via letter, facsimile transmission or other method or system specified by Custodian as available for use in connection with this Agreement.

     1.8 The terms "entitlement holder", "entitlement order", "financial asset", "investment property", "proceeds", "security", "security entitlement" and "securities intermediary" shall have the meanings set forth in Articles 8 and 9 of the UCC.

----------
(10) Note that the Account Name must include the name of Administrative Agent pursuant to Section 3.8.


Exhibit E-13

                                   ARTICLE II

                  APPOINTMENT AND STATUS OF CUSTODIAN; ACCOUNT

     2.1 Appointment; Identification of Collateral. Administrative Agent and Pledgor each hereby appoints Custodian to perform its duties as hereinafter set forth and authorizes Custodian to hold the Collateral in the Account in registered form in its name or the name of its nominees. Custodian hereby accepts such appointment and agrees to establish and maintain the Account and appropriate records identifying the Collateral in the Account as pledged by Pledgor to Administrative Agent for the ratable benefit of the Secured Parties. Pledgor hereby authorizes Custodian, and Custodian agrees, to comply with all Written Instructions, including entitlement orders, originated by Administrative Agent with respect to the Collateral without further consent or direction from Pledgor or any other party.

     2.2 Status as Securities Intermediary. The parties agree that Custodian is a "securities intermediary", and intend that all securities and securities entitlements held in the Account shall be treated as financial assets.

                                   ARTICLE III

                               COLLATERAL SERVICES

     3.1 Use of Depositories. Administrative Agent and Pledgor hereby authorize Custodian to utilize Depositories to the extent possible in connection with its performance hereunder. Collateral held by Custodian in a Depository will be held subject to the rules, terms and conditions of such Depository. Where Collateral is held in a Depository, Custodian shall identify on its records as belonging to Pledgor and pledged to Administrative Agent for the ratable benefit of the Secured Parties a quantity of securities as part of a fungible bulk of securities held in Custodian's account at such Depository. Securities deposited in a Depository will be represented in accounts which include only assets held by Custodian for its customers.

     3.2 Notice of Exclusive Control. Until Custodian receives a Notice of Exclusive Control from Administrative Agent, Custodian is authorized to act upon any Written Instructions, including entitlement orders, from either Administrative Agent or Pledgor. Administrative Agent may, subject to terms of the Collateral Agreement, exercise sole and exclusive control of the Account and the Collateral held therein at any time by delivering to Custodian a Notice of Exclusive Control. Upon receipt of a Notice of Exclusive Control, Custodian shall, without inquiry and in reliance upon such Notice, and shall cause its agents and subcustodians to, thereafter comply with Written Instructions (including entitlement orders) solely from Administrative Agent with respect to the Account and the Collateral held therein.

     3.3 Collateral Removal; Substitutions. Until Custodian receives a Notice of Exclusive Control from Administrative Agent, Custodian is authorized to act upon any Written Instructions from Pledgor to transfer, redeem or invest Collateral from the Account or substitute other Collateral for any Collateral then held in the Account ("Substitute Collateral"). It shall be Pledgor's sole responsibility to ensure that at all times the market value of Collateral in the Account (including Substitute Collateral) shall not be less than the amount Pledgor is required to maintain pursuant to the Credit Agreement.


Exhibit E-14

     3.4 Payment of Proceeds. Until Custodian receives a Notice of Exclusive Control, Custodian shall transfer to Pledgor (whether by credit to Pledgor's custody account at Custodian or otherwise) all proceeds received by Custodian with respect to the Collateral. After Custodian's receipt of a Notice of Exclusive Control, Custodian shall credit to the Account all proceeds received by Custodian with respect to the Collateral.

     3.5 Advances by Custodian. Until Custodian receives a Notice of Exclusive Control, Custodian is authorized to act upon Pledgor's Written Instructions to Custodian to settle transactions involving the Account. Pledgor shall ensure that the market value of the Collateral in the Account after settlement of any such transactions shall not be less than the amount Pledgor is required to maintain pursuant to the Credit Agreement. If any advance of funds is made by Custodian under the customary securities settlement practices to purchase, or to make payment on or against delivery of any investment property to be held in the Account, Custodian shall have a continuing security interest in and right of setoff against such investment property and the proceeds thereof, until such time the investment property is delivered, settled, or reversed or Custodian is repaid the amount of such advance.

     3.6 Statements. Within ten Business Days after the end of each calendar month and within one Business Day of such other times as Pledgor or Administrative Agent may reasonably request, Custodian shall supply to each of Pledgor and Administrative Agent a separate written report listing the securities and any other financial assets held in the Account. Such report shall include the principal amount and/or number of shares of each security or financial asset, as appropriate, and the market value thereof. Custodian shall furnish Pledgor and Administrative Agent with advices of transactions affecting the Account and monthly Account statements. Each of Pledgor and Administrative Agent may elect to receive advices and statements electronically through the Internet to an email address specified by it for such purpose. Each of Pledgor and Administrative Agent acknowledges that there are risks inherent in communicating through the Internet, such as the possibility of virus contamination and disruptions in service, and agrees that Custodian shall not be responsible for any loss, damage or expense suffered or incurred by Pledgor, Administrative Agent, or any person claiming by or through Pledgor or Administrative Agent as a result of the use of such methods.

     3.7 Notice of Adverse Claims. Upon receipt of written notice of any lien, encumbrance or adverse claim against the Account or any portion of the Collateral carried therein, Custodian shall use reasonable efforts to notify Administrative Agent and Pledgor as promptly as practicable under the circumstances.

     3.8 The Account. Custodian hereby confirms and agrees that (i) the Account has been established in the name of Pledgor as recited above which has been titled to reflect the security interest of Administrative Agent for the ratable benefit of the Secured Parties therein and (ii) Pledgor is the sole owner of the Account. Except for the claims and interest of Administrative Agent and Pledgor in the Account, Custodian does not know of any other claim to or interest in the Account. Each party hereto agrees that (i) the Account constitutes a "securities account" within the meaning of Article 8 of the UCC, (ii) any demand deposit account established and maintained in connection with the Account constitutes a "deposit account" within the meaning of Article 9 of the UCC and (iii) all property, including cash, now or hereafter held, credited or carried by, in or to the credit of the Account shall be treated as


Exhibit E-15
financial assets. For purposes of perfecting the security interest of Administrative Agent in any property (other than Security Entitlements of Pledgor) at any time now or hereafter held in or credited to the Account, Custodian hereby acknowledges that it holds and will hold such property as collateral for the benefit of Administrative Agent, subject to the terms and conditions of this Agreement. The parties acknowledge that no "security entitlement" under the UCC shall exist with respect to any financial asset held in the Account which is registered in the name of Pledgor, payable to the order of Pledgor or specially indorsed to Pledgor, except to the extent the foregoing have been indorsed to Custodian or in blank. All property delivered to Custodian and directed by Pledgor in writing to be included in the Account pursuant to the terms of the Custodial Agreement shall be promptly credited to the Account.

     3.9 The Securities. Custodian shall accept and retain the securities in the form in which received, except for those securities received in physical form which may be held in the name of Custodian's nominee or agent or which may be converted to the Depository Trust Company or other book-entry system, subject in each case to withdrawal or other disposition pursuant to this Agreement. All securities delivered to Custodian shall be in good deliverable form as determined by Custodian with reference to applicable law and industry practices. Pledgor certifies in case any financial asset credited to the Account shall be registered in the name of Pledgor, payable to the order of Pledgor or specially indorsed to Pledgor, Pledgor will indorse the same to Custodian or in blank. Custodian agrees that it shall promptly notify Administrative Agent and Pledgor in writing after becoming aware (using reasonable care) that any financial asset credited to the Account is registered or indorsed in contravention of this
Section 3.9; provided, however, that Custodian shall have no liability hereunder for the failure to deliver such notice except to the extent such failure results from its gross negligence or willful misconduct.

     3.10 Priority of Lien. Custodian hereby acknowledges the security interest granted in the Collateral to Administrative Agent for the ratable benefit of the Secured Parties by Pledgor. Custodian hereby confirms that it will not advance any margin or other credit to Pledgor or hypothecate any securities carried in the Account. Custodian hereby subordinates all liens, encumbrances, claims and rights of setoff it may have, now or in the future, against the Account or any property carried in the Account or any free credit balance in the Account other than as set forth in Section 3.4. Custodian will not agree with any third party that Custodian will comply with entitlement orders concerning the Account originated by such third party without the prior written consent of Administrative Agent and Pledgor. Custodian represents that no such agreement with any third party is now in effect.

                                   ARTICLE IV

                          GENERAL TERMS AND CONDITIONS

     4.1 Standard of Care; Indemnification.

          (a) Custodian shall be responsible for the performance of only such duties as are set forth herein or contained in instructions given to Custodian which are not contrary to the provisions of this Agreement. Custodian will use reasonable care with respect to the safekeeping of property in the Account and, except as otherwise expressly provided


Exhibit E-16
     herein, in carrying out its obligations under this Agreement. Custodian's responsibility hereunder is limited to any loss occasioned by the bad faith, gross negligence or willful misconduct of any director, officer, agent or employee of Custodian or by robbery, burglary or theft (while the securities and financial assets are in Custodian's physical possession), to the extent of the market value of such Securities and Financial Assets at the date of the discovery of such loss if such securities or financial assets cannot be replaced by Custodian.

          (b) Except for permitting a withdrawal or payment to, or advancing margin or other credit to, Pledgor in violation of the terms hereof, Custodian shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys' fees ("Losses") incurred by or asserted against Pledgor or any Secured Party, except those Losses arising out of the bad faith, negligence or willful misconduct of Custodian. Custodian shall have no liability whatsoever for the action or inaction of any Depository. In no event shall Custodian be liable for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with this Agreement.

          (c) Administrative Agent and Pledgor agree, jointly and severally, to indemnify Custodian and hold Custodian harmless from and against any and all Losses sustained or incurred by or asserted against Custodian by reason of or as a result of any action or inaction, or arising out of Custodian's performance hereunder, including reasonable fees and expenses of counsel incurred by Custodian in a successful defense of claims by Pledgor or Administrative Agent; provided, that Pledgor and Administrative Agent shall not indemnify and hold Custodian harmless for those Losses arising out of Custodian's bad faith, negligence or willful misconduct. This indemnity shall be a continuing obligation of Pledgor and Administrative Agent, their respective successors and assigns, notwithstanding the termination of this Agreement.

     4.2 No Obligation Regarding Quality of Collateral. Without limiting the generality of the foregoing, Custodian shall be under no obligation, other than the duty to exercise due care in accordance with reasonable commercial standards, to inquire into, and shall not be liable for, any Losses incurred by Pledgor, Administrative Agent or any other person as a result of the receipt or acceptance of fraudulent, forged or invalid Collateral, or Collateral which otherwise is not freely transferable or deliverable without encumbrance in any relevant market.

     4.3 No Responsibility Concerning Collateral Agreement. Pledgor and Administrative Agent hereby agree that, notwithstanding references to the Collateral Agreement in this Agreement, Custodian has no interest in, and no duty, responsibility or obligation with respect to, the Collateral Agreement (including without limitation, no duty, responsibility or obligation to monitor Pledgor's or Administrative Agent's compliance with the Collateral Agreement or to know the terms of the Collateral Agreement).

     4.4 No Duty of Oversight. Custodian is not at any time under any duty to monitor the value of any Collateral in the Account or whether the Collateral is of a type required to be held in the Account, or to supervise the investment of, or to advise or make any recommendation for the purchase, sale, retention or disposition of any Collateral.


Exhibit E-17

     4.5 No Collection Obligations. Custodian shall be under no obligation to take action to collect any amount payable on Collateral in default, except with respect to payments actually made or if payment is refused after due demand and presentment.

     4.6 Fees and Expenses. Pledgor agrees to pay to Custodian the fees as may be agreed upon from time to time. Pledgor shall reimburse Custodian for all reasonable out of pocket costs associated with transfers of Collateral to Custodian and records kept in connection with this Agreement. Pledgor shall also reimburse Custodian for reasonable out-of-pocket expenses which are a normal incident of the services provided hereunder.

     4.7 Effectiveness of Instructions; Reliance; Risk Acknowledgements; Additional Terms.

          (a) Subject to the terms below, Custodian shall be entitled to rely upon any Written Instructions actually received by Custodian from an Authorized Person and reasonably believed by Custodian to be duly authorized and delivered; provided however, in no event shall Custodian be entitled to rely upon any Written Instructions received from Pledgor after the receipt by Custodian of a Notice of Exclusive Control from Administrative Agent.

          (b) If Custodian receives Written Instructions which appear on their face to be genuine and to have been transmitted via (i) computer facsimile, email, the Internet or other insecure electronic method, or (ii) secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys, Administrative Agent and Pledgor each understands and agrees that Custodian cannot determine the identity of the actual sender of such Written Instructions and that Custodian shall conclusively presume that such Written Instructions have been sent by an Authorized Person. Administrative Agent and Pledgor shall be responsible for ensuring that only its Authorized Persons transmit such Written Instructions to Custodian and that all of its Authorized Persons treat applicable user and authorization codes, passwords and/or authentication keys with extreme care.

          (c) Administrative Agent and Pledgor each acknowledges and agrees that it is fully informed of the protections and risks associated with the various methods of transmitting Written Instructions to Custodian and that there may be more secure methods of transmitting Written Instructions than the method(s) selected by it. Administrative Agent and Pledgor each agrees that the security procedures (if any) to be followed in connection with its transmission of Written Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

          (d) If Administrative Agent or Pledgor elects (with Custodian's prior consent) to transmit Written Instructions through an on-line communications service owned or operated by a third party, it agrees that Custodian shall not be responsible or liable for the reliability or availability of any such service.


Exhibit E-18

     4.8 Inspection. Upon reasonable request and provided Custodian shall suffer no significant disruption of its normal activities, Administrative Agent or Pledgor shall have access to Custodian's books and records relating to the Account during Custodian's normal business hours. Upon reasonable request, copies of any such books and records shall be provided to Administrative Agent or Pledgor at the requesting party's expense. Notwithstanding the foregoing, when Custodian receives a Notice of Exclusive Control from Administrative Agent, Pledgor shall have no right to Custodian's books and records in connection with the Account.

     4.9 Account Disclosure. Custodian is authorized to supply any information regarding the Account which is required by any law or governmental regulation now or hereafter in effect. Custodian shall give Administrative Agent and Pledgor (prior to the delivery of a Notice of Exclusive Control) prompt notice of any such disclosure including in its notice the legal basis for the required disclosure. Custodian shall reasonably cooperate in obtaining a protective order or other appropriate protection relating to the disclosure. Custodian shall disclose only that portion of Account information that it is legally required to disclose.

     4.10 Force Majeure. Custodian shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority; or governmental actions.

     4.11 Pricing Services. Custodian may, as an accommodation, provide pricing or other information services to Pledgor and/or Administrative Agent in connection with this Agreement. Custodian may utilize any vendor (including securities brokers and dealers) believed by it to be reliable to provide such information. Under no circumstances shall Custodian be liable for any loss, damage or expense suffered or incurred by Pledgor or Administrative Agent as a result of errors or omissions with respect to any pricing or other information utilized by Custodian hereunder.

     4.12 No Implied Duties. Custodian shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied against Custodian in connection with this Agreement.

     4.13 Pledgor Agreement. In the event of a conflict between this Agreement and any other agreement between Custodian and Pledgor, the terms of this Agreement will control.

                                    ARTICLE V

                                  MISCELLANEOUS

     5.1 Termination. This Agreement shall terminate upon (a) Custodian's receipt of Written Instructions from Administrative Agent expressly stating that Administrative Agent no longer claims any security interest in the Collateral,
(b) transfer of the Collateral to Administrative Agent subsequent to Custodian's receipt of a Notice of Exclusive Control, or (c) by any party upon not less than ninety days' prior written notice of termination to the other


Exhibit E-19
parties, provided that termination pursuant to (c) above shall not affect or terminate Administrative Agent's security interest in the Collateral. Upon termination pursuant to (c) above, Custodian shall follow such reasonable Written Instructions of Administrative Agent and Pledgor concerning the transfer of Collateral. Except as otherwise provided herein, all obligations of the parties to each other hereunder shall cease upon termination of this Agreement.

     5.2 Certificates of Authorized Persons. Administrative Agent and Pledgor agree to furnish to Custodian a new Certificate of Authorized Persons in the event of any change in the then present Authorized Persons. Until such new Certificate is received, Custodian shall be fully protected in acting upon Written Instructions of such present Authorized Persons.

     5.3 Notices. Except as otherwise specifically provided for by this Agreement, all notices and other communications between parties shall be in writing and shall be either hand delivered or mailed by first class mail, postage prepaid, or sent by electronic facsimile or courier as follows:

     to Administrative   Wachovia Bank, National Association
     Agent:              One Wachovia Center
                         301 South College Street
                         Charlotte, North Carolina 28288-0760
                         Attention: Karen Hanke
                         Telecopy No. (704) 383-1625

     to Pledgor:         [Information to follow]

     to Securities       Webster Bank
     Intermediary:       [Address]

                         Telecopy No:

     5.4 Cumulative Rights; No Waiver. Each and every right granted to Custodian hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of Custodian to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by Custodian of any right preclude any other future exercise thereof or the exercise of any other right.

     5.5 Severability; Amendments; Assignment. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by the parties hereto. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by any party without the written consent of the other parties.

     5.6 Governing Law; Jurisdiction; Waiver of Immunity; Jury Trial Waiver. This Agreement and the Account shall be governed by and construed in accordance with the


Exhibit E-20
substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The State of New York shall be deemed to be the location of Custodian. Administrative Agent, Pledgor and Custodian hereby consent to the non-exclusive jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. To the extent that in any jurisdiction Custodian, Administrative Agent or Pledgor may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, Administrative Agent and Pledgor each irrevocably agrees not to claim, and hereby waives, such immunity. Administrative Agent, Pledgor and Custodian each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

     5.7 No Third Party Beneficiaries. In performing hereunder, Custodian is acting solely on behalf of Administrative Agent and Pledgor and no contractual or service relationship shall be deemed to be established hereby between Custodian and any other person.

     5.8 Headings. Section headings are included in this Agreement for convenience only and shall have no substantive effect on its interpretation.

     5.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

               [Remainder of this page intentionally left blank.]


Exhibit E-21

     IN WITNESS WHEREOF, Administrative Agent, Pledgor and Custodian have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

                                        [NAME OF PLEDGOR]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        WACHOVIA BANK, NATIONAL ASSOCIATION, AS
                                        ADMINISTRATIVE AGENT


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        WEBSTER BANK


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


Exhibit E-22

                                    EXHIBIT D

                            FORM OF PLEDGE SUPPLEMENT

     THIS PLEDGE SUPPLEMENT, dated as of _______________, _____, is delivered by [NAME OF APPLICABLE PLEDGOR] (the "Pledgor") pursuant to Section 13 of the Pledge and Security Agreement referred to below. The Pledgor hereby agrees that this Pledge Supplement may be attached to the Pledge and Security Agreement, dated as of September 23, 2005, made by the Pledgors named therein in favor of Wachovia Bank, National Association, as Administrative Agent (as amended, modified or supplemented from time to time, the "Pledge and Security Agreement," capitalized terms defined therein being used herein as therein defined).

     The Pledgor hereby pledges, assigns and delivers to the Administrative Agent, for the ratable benefit of the Lenders, and grants to the Administrative Agent, for the ratable benefit of the Lenders, a Lien upon and security interest in, all of the Pledgor's right, title and interest in and to the account listed on Annex A to this Pledge Supplement (the "New Account"), together with all securities, money, instruments and other assets now or at any time hereafter held or contained in or credited to the New Account (all as more completely described in item [(C)] of Exhibit A to the Pledge and Security Agreement) and all Proceeds of the foregoing (the New Account, together with all such securities, money, instruments and other assets and the Proceeds thereof, collectively, the "New Collateral"). The Pledgor agrees that the New Account shall be deemed to be "L/C Collateral" within the meaning of the Pledge and Security Agreement, and that the New Account, together with all other New Collateral, shall become part of the L/C Collateral and shall secure all of the Indebtedness as provided in the Pledge and Security Agreement. This Pledge Supplement and its attachments are hereby incorporated into the Pledge and Security Agreement and made a part thereof.

                                        [NAME OF PLEDGOR]


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


Exhibit E-23

                                    EXHIBIT F

                          FORM OF L/C CONVERSION NOTICE

                                     [Date]

Wachovia Bank, National Association
Charlotte Plaza Building
201 South College Street, 8th Floor NC0680
Charlotte, North Carolina 28288
Attention: Syndication Agency Services

Wachovia Bank, National Association
One Wachovia Center, 6th Floor
301 South College Street
Charlotte, North Carolina 28288-0760
Attention: Karen Hanke

Ladies and Gentlemen:

     Reference is made to the Credit Agreement, dated as of September 23, 2005, by and among Odyssey Re Holdings Corp., a Delaware corporation (the "Borrower"), the Lenders from time to time parties thereto, and Wachovia Bank, National Association, as Administrative Agent for the Lenders and as L/C Issuer (as amended, modified or supplemented from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined) and, pursuant to
Section 2.3(b)(v) of the Credit Agreement, hereby gives you, as Administrative Agent and as L/C Issuer, irrevocable notice that the Borrower requests a conversion under the Credit Agreement of the Letter of Credit identified on Annex A hereto. To that end, the undersigned sets forth below the information relating to such conversion (the "Proposed Conversion") as required by Section 2.3(b)(v) of the Credit Agreement:

          (i) The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the _______________________________________ of
     the Borrower, and that, as such, he/she is authorized to execute and deliver this L/C Conversion Notice to the Administrative Agent on the behalf of the Borrower.

          (ii) The Proposed Conversion is requested to be made on _______________.(11)

          (iii) The Letter of Credit to be converted is presently maintained as [a Secured Letter of Credit] [an Unsecured Letter of Credit] and is proposed hereby to be converted into [a Secured Letter of Credit] [an Unsecured Letter of Credit].(12)

----------
(11) This L/C Conversion Notice must be delivered not later than 11:00 a.m. at least two Business Days prior to the effective date the Proposed Conversion.

(12) Complete with the applicable bracketed language.


Exhibit F-1

     The Borrower hereby certifies and covenants that:

     (a) the Borrower shall deliver on the Business Day immediately preceding the effective date of the Proposed Conversion an L/C Collateral Balance Report confirming that the L/C Collateral Balance of the Borrower after giving effect to the Proposed Conversion is not less than the aggregate L/C Obligations of the Borrower; and

     (b) all the applicable conditions specified in SECTION 4.2 of the Credit Agreement are satisfied on and as of the date hereof and shall be satisfied on and as of the effective date of the Proposed Conversion.

                                        Very truly yours,

                                        ODYSSEY RE HOLDINGS CORP.


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


Exhibit F-2

                        Annex A to L/C Conversion Notice

                       Letter(s) of Credit to be Converted


Exhibit F-3

                                    EXHIBIT G

                                     FORM OF
                          L/C COLLATERAL BALANCE REPORT

____________, 200_

Wachovia Bank, National Association,
as Administrative Agent
301 South College Street, 6th Floor NC0760
Charlotte, North Carolina 28288-0760
Attn: Karen Hanke

Ladies and Gentlemen:

     Reference is made to the Credit Agreement, dated as of September 23, 2005, among Odyssey Re Holdings Corp., a Delaware corporation (the "Borrower") [Odyssey America Reinsurance Corporation, a Connecticut CORPORATION][Clearwater Insurance Company, a Delaware corporation][Clearwater Select Insurance Company, a Delaware corporation][Hudson Insurance Company, a Delaware corporation][Hudson Specialty Insurance Company, a New York corporation][Hudson Corporate Name Limited, a company incorporated in England and Wales] (the "Subsidiary Obligor"), and the other Subsidiary Obligors named therein, the Lenders defined therein and Wachovia Bank, National Association ("Wachovia"), as administrative agent for the Lenders and as L/C Issuer (as amended or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

     This Certificate, together with supporting calculations attached hereto on ATTACHMENT A set forth in reasonable detail, is delivered to you pursuant to the terms of the Credit Agreement. We hereby certify and warrant to the Administrative Agent, the L/C Issuer and the Lenders that as of the close of business on _____________, 200__ (the "Valuation Date"), the L/C Collateral Balance for the [Borrower][Subsidiary Obligor] is $___________ and the aggregate L/C Collateral Balance for all Credit Parties is $___________.

     The undersigned hereby certifies that the information on ATTACHMENT A correctly sets forth the L/C Collateral Balance (in the aggregate and for each category of Collateral) of the Credit Parties and the aggregate L/C Obligations (in the aggregate and with respect to Secured Letters of Credit issued for the account of the Credit Party) as of the Valuation Date, that the aggregate L/C Obligations with respect to Secured Letters of Credit does not exceed the aggregate L/C Collateral Balance as of the Valuation Date, that the L/C Obligations with respect to Secured Letters of Credit t issued for the account of the [Borrower][Subsidiary Obligor] does not exceed the L/C Collateral Balance of the [Borrower][Subsidiary Obligor] and that nothing has come to the attention of the undersigned to cause the undersigned to believe that the Administrative Agent, for the ratable benefit of the Lenders, does not have a first priority


Exhibit G-1
perfected Lien (subject to permitted liens in favor of Custodians) on and security interest in the Collateral set forth on ATTACHMENT A as of the Valuation Date.

     IN WITNESS WHEREOF, the [Borrower][Subsidiary Obligor] has caused this Certificate to be executed and delivered by an authorized officer this ____ day of ___________, ____.

                                        [Name of Credit Party]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


Exhibit G-2

                                  ATTACHMENT A

                     COLLATERAL VALUE FOR ALL CREDIT PARTIES

                                                                     COLLATERAL
                                                       AMOUNT/        COVERAGE
                TYPE OF COLLATERAL                  MARKET VALUE     PERCENTAGE    COLLATERAL VALUE
                ------------------                  ------------   -------------   ----------------
Cash (denominated in U.S. Dollars)                                      100%
Prime bank certificates of deposit issued by U.S.
   banks rated Aa3/AA- or better                                         95%
U.S. Government Securities
   Maturity 2 years or less                                        95% of Market
   Maturity over 2 years                                           90% of Market
Investment-grade municipal bonds (Rating Aaa/AAA)
   Maturity 5 years or less                                        90% of Market
Investment-grade municipal bonds (Rating Aa1/AA+
   - Baa2/BBB)
   Maturity 5 years or less                                        85% of Market
Investment-grade municipal bonds (Rating Aaa/AAA
   - Baa3/BBB-)
   Maturity over 5 years                                           80% of Market
Investment-grade corporate bonds (Rating Aa3/AA-
   or better, non-convertible, NYSE-traded)
   Maturity 2 years or less                                        90% of Market
   Maturity over 2 years                                           85% of Market
Investment-grade corporate bonds (Rating A1/A+ to
   Baa3/BBB-, non-convertible, NYSE-traded)
   Maturity 2 years or less                                        85% of Market
   Maturity over 2 years                                           80% of Market
Commercial paper (Rating A1-A2, P1-P2)                             90% of Market
Cash (denominated in U.S. Dollars)                                      100%
Prime bank certificates of deposit issued by U.S.
   banks rated Aa3/AA- or better                                         95%
Total aggregate Collateral Value                                                     $____________


Exhibit G-3

               COLLATERAL VALUE FOR [BORROWER][SUBSIDIARY OBLIGOR]

                                                                     COLLATERAL
                                                       AMOUNT/        COVERAGE
                TYPE OF COLLATERAL                  MARKET VALUE     PERCENTAGE    COLLATERAL VALUE
                ------------------                  ------------   -------------   ----------------
Cash (denominated in U.S. Dollars)                                      100%
Prime bank certificates of deposit issued by U.S.
   banks rated Aa3/AA- or better                                         95%
U.S. Government Securities
   Maturity 2 years or less                                        95% of Market
   Maturity over 2 years                                           90% of Market
Investment-grade municipal bonds (Rating Aaa/AAA)
   Maturity 5 years or less                                        90% of Market
Investment-grade municipal bonds (Rating Aa1/AA+
   - Baa2/BBB)
   Maturity 5 years or less                                        85% of Market
Investment-grade municipal bonds (Rating Aaa/AAA
   - Baa3/BBB-)
   Maturity over 5 years                                           80% of Market
Investment-grade corporate bonds (Rating Aa3/AA-
   or better, non-convertible, NYSE-traded)
   Maturity 2 years or less                                        90% of Market
   Maturity over 2 years                                           85% of Market
Investment-grade corporate bonds (Rating A1/A+ to
   Baa3/BBB-, non-convertible, NYSE-traded)
   Maturity 2 years or less                                        85% of Market
   Maturity over 2 years                                           80% of Market
Commercial paper (Rating A1-A2, P1-P2)                             90% of Market
Cash (denominated in U.S. Dollars)                                      100%
Prime bank certificates of deposit issued by U.S.
   banks rated Aa3/AA- or better                                         95%
Total aggregate Collateral Value                                                    $_____________


Exhibit G-4

                            AGGREGATE L/C OBLIGATIONS
                    WITH RESPECT TO SECURED LETTERS OF CREDIT

                                                     UNREIMBURSED
        BENEFICIARY          DATE   UNDRAWN AMOUNT     DRAWINGS
        -----------          ----   --------------   ------------
                                           $               $

Total L/C Obligations with
respect to Secured Letters
of Credit                                  $               $

RATIO OF AGGREGATE COLLATERAL VALUE TO AGGREGATE L/C OBLIGATIONS WITH RESPECT TO SECURED LETTERS OF CREDIT: ____________

                            AGGREGATE L/C OBLIGATIONS
                    WITH RESPECT TO SECURED LETTERS OF CREDIT
          ISSUED FOR THE ACCOUNT OF THE [BORROWER][SUBSIDIARY OBLIGOR]

                                                     UNREIMBURSED
        BENEFICIARY          DATE   UNDRAWN AMOUNT     DRAWINGS
        -----------          ----   --------------   ------------
                                           $               $

Total L/C Obligations with
respect to Secured Letters
of Credit                                  $               $

RATIO OF AGGREGATE COLLATERAL VALUE TO AGGREGATE L/C OBLIGATIONS WITH RESPECT TO SECURED LETTERS OF CREDIT ISSUED FOR THE ACCOUNT OF THE [BORROWER][SUBSIDIARY OBLIGOR]: ____________


Exhibit G-5

                                    EXHIBIT H

                                     FORM OF
                              ASSUMPTION AGREEMENT

     THIS ASSUMPTION AGREEMENT, dated as of the _____ day of _____________, 20__ (this "Agreement"), is executed and delivered by ________________________, a ______________ corporation (the "Company"), Odyssey Re Holdings Corp., a Delaware corporation ("Odyssey"), and Wachovia Bank, National Association, in its capacity as administrative agent under the Credit Agreement referred to hereinbelow (in such capacity, the "Administrative Agent"), pursuant to Section
2.14 of the Credit Agreement. Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.

     Reference is made to the Credit Agreement, dated as of September 23, 2005, among Odyssey, certain Subsidiaries of Odyssey designated therein (collectively, the "Subsidiary Obligors"), the Lenders defined therein and the Administrative Agent (as amended or otherwise modified from time to time, the "Credit Agreement"). Pursuant to Section 2.14 of the Credit Agreement, Odyssey may from time to time after the Closing Date designate one or more Persons as a Subsidiary Obligor, subject to, among other things, the execution and delivery by such designated Subsidiary Obligor of an Assumption Agreement. The Company is a Subsidiary of Odyssey and will obtain benefits as a result of the extension of credit under the Credit Agreement, which benefits are hereby acknowledged, and, accordingly, desires to execute and deliver this Agreement. Therefore, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby agree as follows:

     1. The Company hereby joins in and agrees to be bound by each and all of the provisions of the Credit Agreement as a Subsidiary Obligor thereunder. In furtherance (and without limitation) of the foregoing, the Company hereby agrees to pay and perform all of the Obligations of the Company as a Subsidiary Obligor under the Credit Agreement and the other Credit Documents to which it is or hereafter becomes a party, all on the terms and subject to the conditions set forth in the Credit Agreement. The Company further agrees to execute and deliver all other documents and instruments and take all other actions required under or pursuant to the provisions of Section 2.14 of the Credit Agreement in connection with its joinder as a Subsidiary Obligor under the Credit Agreement.

     2. Each of Odyssey and the Company hereby represents and warrants that each representation and warranty contained in ARTICLE V of the Credit Agreement and in the other Credit Documents is true and correct in all material respects on and as of the date hereof (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date), as if such representations and warranties were set forth at length herein.

     3. This Agreement shall be a Credit Document (within the meaning of such term under the Credit Agreement), shall be binding upon and enforceable against the Company and its successors and assigns, and shall inure to the benefit of and be enforceable by the Administrative


Exhibit H-1

Agent, the L/C Issuer and each Lender and their respective successors and assigns. This Agreement and any attachments hereto are hereby incorporated into the Credit Agreement and made a part thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers as of the date first above written.

                                        [NAME OF COMPANY]


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


                                        ODYSSEY RE HOLDINGS CORP.


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

Accepted and agreed to:

WACHOVIA BANK, NATIONAL ASSOCIATION, as
Administrative Agent


By:
    ---------------------------------
Title:
       ------------------------------


Exhibit H-2

                                 REVOLVING NOTE

                                                              September 23, 2005
$25,000,000                                                   New York, New York

     FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises to pay to KEY BANK, NATIONAL ASSOCIATION or registered assigns (the "Lender"), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of TWENTY-FIVE MILLION DOLLARS ($25,000,000) or such lesser amount as may constitute the unpaid principal amount of each Revolving Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of September 23, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Wachovia Bank, National Association, as Administrative Agent and L/C Issuer.

     The Borrower promises to pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

     This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Revolving Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Revolving Loans and payments with respect thereto.

     The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                        ODYSSEY RE HOLDINGS CORP.


                                        By: /s/ Robert Giammarco
                                            ------------------------------------
                                        Name: Robert Giammarco
                                        Title: Executive Vice President and
                                               Chief Financial Officer

                                 REVOLVING NOTE

                                                              September 23, 2005
$20,000,000                                                   New York, New York

     FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises to pay to PNC BANK, NATIONAL ASSOCIATION or registered assigns (the "Lender"), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of TWENTY MILLION DOLLARS ($20,000,000) or such lesser amount as may constitute the unpaid principal amount of each Revolving Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of September 23, 2005 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Wachovia Bank, National Association, as Administrative Agent and L/C Issuer.

     The Borrower promises to pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

     This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Revolving Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Revolving Loans and payments with respect thereto.

     The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS O F THE STATE OF NEW YORK.

                                        ODYSSEY RE HOLDINGS CORP.


                                        By: /s/ Robert Giammarco
                                            ------------------------------------
                                        Name: Robert Giammarco
                                        Title: Executive Vice President and
                                               Chief Financial Officer